SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Immunocore Holdings plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Immunocore Holdings plc
(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 13119746)
92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom
April 12, 2024
Dear Shareholder:
We are pleased to provide details of the 2024 Annual General Meeting (the “AGM”) of Immunocore Holdings plc to be held on Thursday, May 23, 2024, at 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time), at the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, United Kingdom and electronically via meetnow.global/IHCAGM2024. The AGM will be held as a hybrid general meeting so that holders of ordinary shares will be able to participate in the meeting in person or electronically
Details regarding the business to be conducted at AGM and admission to the AGM are described in the accompanying Notice of Annual General Meeting of Shareholders and proxy statement.
Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement, or, if you are a holder of our American Depositary Shares (“ADSs”), the ADS proxy card provided to you. Please carefully review the instructions on each of your voting options described in this proxy statement, the notice, and, if applicable, the voting instructions.
Thank you for your ongoing support of and continued interest in Immunocore Holdings plc. We look forward to receiving your vote in respect of the business to be conducted at the AGM.
Yours sincerely,
/s/ Professor Sir John Bell
Professor Sir John Bell
Chairman

Immunocore Holdings plc
(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 13119746)
92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On May 23, 2024
NOTICE is hereby given that the 2024 Annual General Meeting (the “AGM”) of Immunocore Holdings plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Thursday, May 23, 2024, at 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time), at the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, United Kingdom and electronically via meetnow.global/IHCAGM2024, for transaction of the following business:
Ordinary Resolutions
1.	To re-appoint as a director Bahija Jallal, Ph.D., who retires in accordance with the articles of association.
2.	To re-appoint as a director Professor Sir John Bell, who retires in accordance with the articles of association.
3.	To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the attached proxy statement.
4.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.
5.
To ratify the appointment of Deloitte LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2024.

6.
To re-appoint Deloitte LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of our next annual general meeting of shareholders.

7.	To authorize the directors to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2024.
8.	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2023 (the “2023 U.K. Annual Report”).
9.
To approve our directors’ remuneration report for the year ended December 31, 2023, which is set forth as Annex A to the attached proxy statement and on pages 21 to 48 (inclusive) of the 2023 U.K. Annual Report.

10.	To authorize the Company and all of its subsidiaries at any time during the period for which this resolution has effect to:
a.	make political donations to political parties and/or independent election candidates not exceeding £50,000 in total;
b.	make political donations to political organizations other than political parties not exceeding £50,000 in total; and
c.	incur political expenditure not exceeding £50,000 in total,
in each case during the period beginning with the date of the AGM and ending at the close of business on the day on which the 2025 annual general meeting of shareholders is held or May 23, 2025, whichever is later. The maximum amounts in (a), (b) and (c) may comprise sums in different currencies, which shall be converted at such rate as the Board may in its absolute discretion determine to be appropriate.
For the purposes of this resolution, the terms “political donations”, “political parties”, “independent election candidates”, “political organizations” and “political expenditure” have the meanings set out in sections 363 to 365 of the U.K. Companies Act 2006.

Special Resolution
11.
That, with effect from the conclusion of the AGM, the draft articles of association produced to the AGM and, for the purpose of identification, initialed by the Chairman, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the Company’s existing articles of association.

Please refer to the attached proxy statement for detailed information on each of the resolutions, which are set forth in the attached proxy statement as resolutions 1 through 11. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that shareholders entitled to vote at the AGM vote in favor of each of the resolutions.
Resolutions 1 through 10 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
Resolution 11 will be proposed as a special resolution under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands.
The result of the shareholder votes on the ordinary resolutions in resolutions 3, 4, 8 and 9 will not require our board of directors or any committee thereof to take any action. Our board of directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these resolutions.
Only those ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Tuesday, May 21, 2024 will be entitled to attend, speak and vote at the AGM. Ordinary shareholders attending the AGM will have the right to ask questions at the AGM in accordance with the Companies Act 2006 (the “Companies Act”).
Your vote is important, regardless of the number of shares or American Depositary Shares (“ADSs”) you own. Holders of ordinary shares who attend the AGM in person or electronically via meetnow.global/IHCAGM2024 will be able to vote during the AGM. However, to make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote at the AGM. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote by proxy either over the internet or by returning a form of proxy in the envelope provided by no later than 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time) on Tuesday, May 21, 2024. In addition, you may be able to appoint a proxy electronically via the CREST electronic proxy appointment service or the Proxymity platform. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our ADSs may vote by following the voting instructions in the attached proxy statement.
The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (https://ir.immunocore.com) as soon as reasonably practicable following the AGM and available for the required period thereafter. The results will also be announced by the filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The inclusion of our website address here and elsewhere in the attached proxy statement does not include or incorporate by reference the information on our website into this Notice or the proxy statement.
By Order of the Board
/s/ Lily Hepworth
Lily Hepworth
Company Secretary
April 12, 2024

Registered office:
92 Park Drive, Milton Park
Abingdon, Oxfordshire
United Kingdom, OX14 4RY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on Thursday, May 23, 2024 at 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time), at the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, United Kingdom and electronically via meetnow.global/IHCAGM2024.

The proxy statement and annual report to shareholders are available at https://ir.immunocore.com.
Information included on our website, other than the proxy materials, is not part of our proxy soliciting materials.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
RE-APPOINTMENT OF DIRECTORS	11
RESOLUTION 1 RE-APPOINTMENT OF BAHIJA JALLAL, PH.D. TO THE BOARD OF DIRECTORS	12
RESOLUTION 2 RE-APPOINTMENT OF PROFESSOR SIR JOHN BELL TO THE BOARD OF DIRECTORS	13
RESOLUTION 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
RESOLUTION 4 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION	15
RESOLUTION 5 RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024	16
RESOLUTION 6 RE-APPOINTMENT OF DELOITTE LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	16
RESOLUTION 7 AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2024	16
RESOLUTION 8 RESOLUTION TO RECEIVE AND ADOPT OUR 2023 U.K. ANNUAL REPORT	19
RESOLUTION 9 APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	19
RESOLUTION 10 ADOPTION OF NEW ARTICLES OF ASSOCIATION	21
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35
DIRECTOR REMUNERATION	36
EXECUTIVE OFFICERS	38
EXECUTIVE COMPENSATION	39
PAY VERSUS PERFORMANCE	60
ADDITIONAL INFORMATION	63
ANNEX A	A-1
ANNEX B	B-1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We have sent you this proxy statement and the enclosed form of proxy because the board of directors of Immunocore Holdings plc is soliciting your proxy to vote at our upcoming annual general meeting of shareholders (the “AGM”). As used in this proxy statement, references to “we,” “us,” “our” and “Immunocore” refer to Immunocore Holdings plc.
The Notice of 2024 Annual General Meeting, this proxy statement, the form of proxy, our U.K. statutory annual accounts and reports for the year ended December 31, 2023 (“2023 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report on Form 10-K,” and collectively with the Notice of 2024 Annual General Meeting, this proxy statement, the 2023 U.K. Annual Report and the form of proxy, the “Proxy Materials”), will be made available (either electronically or by post) to our ordinary shareholders of record for the first time on or about April 12, 2024.
While this proxy statement is made available to our ordinary shareholders of record, this document will also be sent to holders of our American Depositary Shares (“ADSs”) for the first time on or about April 12, 2024 and contains information relevant to holders of ADSs. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with copies of the Proxy Materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.
When is the AGM?
The AGM will be held on Thursday, May 23, 2024, at 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time), at the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, United Kingdom and electronically via meetnow.global/IHCAGM2024. The AGM will be held as a hybrid general meeting so that holders of ordinary shares will be able to participate in the meeting in person or electronically.
Why am I receiving these materials?
We have made available the Proxy Materials to you because you are an ordinary shareholder of record and our board of directors is soliciting your proxy to vote at the AGM, including at any adjournments or postponements thereof. You do not need to attend the AGM in person to vote your shares.
All holders of ordinary shares will also be able to submit a proxy electronically using the website www.investorcentre.co.uk/eproxy. In addition, you may also be able to appoint a proxy electronically via the CREST electronic proxy appointment service or the Proxymity platform. To submit your proxy, simply follow the instructions in this proxy statement. In addition, if you have elected to receive communications from us in hard-copy form, you can vote by completing and returning the paper form of proxy enclosed with this document to Computershare Investor Services PLC (“Computershare”).
All proxies, however submitted, must be lodged with our registrar, Computershare, by no later than 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time) on Tuesday, May 21, 2024. Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2023 U.K. Annual Report and an ADS proxy card, will be mailed on or about April 12, 2024 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Daylight Time on March 28, 2024, the record date for ADS holders.
Who can vote at the AGM?
Ordinary Shareholders of Record
Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Tuesday, May 21, 2024 will be entitled to vote at the AGM. As of March 31, 2024 (being the last practicable date before the circulation of this proxy statement), there were 48,756,022 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote prior to the AGM by proxy over the internet or by mail or, if applicable, via the CREST electronic proxy appointment service or the Proxymity platform, as instructed below to ensure your vote is counted.
If, on or prior to May 21, 2024, you sell or transfer our ordinary shares that you currently hold, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Lily Hepworth, Company Secretary, to request a new form of proxy for their use.

Holders of our non-voting ordinary shares and deferred shares do not have the right to receive notice of, or to attend and vote at, the AGM in respect of such non-voting ordinary shares and deferred shares.
Beneficial Owners of Ordinary Shares which are Registered in the Name of a Broker, Bank or Other Agent
If, on March 28, 2024, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these Proxy Materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.
Holders of American Depositary Shares
If you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on March 28, 2024 (the record date for ADS holders), you are entitled to exercise your vote as a holder of an interest in our share capital represented by ADSs. If you hold ADSs through a brokerage firm, bank or nominee on March 28, 2024, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.
Please note that ADS proxy cards submitted by ADS holders must be received by the depositary, Citibank, N.A., no later than 10:00 a.m. Eastern Daylight Time on Monday, May 16, 2024. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.
What are the differences between ADS holders and ordinary shareholders?
Citibank, N.A., as depositary, executes and delivers ADSs on our behalf. We are requesting Citibank, N.A., which holds the ordinary shares represented by the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct Citibank, N.A., as depositary, to vote the ordinary shares represented by their ADSs.
Because we have asked Citibank, N.A. to seek the instructions of ADS holders, Citibank, N.A. will notify ADS holders of the upcoming vote and arrange to deliver the Proxy Materials to them. Citibank, N.A., as depositary, then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from Citibank, N.A. in time to permit them to instruct Citibank, N.A., as depositary, to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and in our filings with the SEC, ADS holders may not receive proxy materials about the AGM early enough to exchange their ADSs for ordinary shares.
ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.
What is the difference between a shareholder of record and a beneficial owner?
These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare, our registrar, you are a shareholder of record and the Proxy Materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the Proxy Materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.
What are the requirements to approve each of the resolutions?
You may cast your vote for or against resolutions 1 through 11 or abstain from voting your shares on one or more of these resolutions.

Resolutions 1 through 10 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who are entitled to vote and vote on the resolution.
Resolution 11 will be proposed as a special resolution under English law. Assuming that a quorum is present, a special resolution is passed on a poll if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The result of the shareholder votes on ordinary resolutions 3, 4, 8 and 9 regarding advisory approval of the executive compensation of our named executive officers, advisory indication of the preferred frequency of shareholder advisory votes on executive compensation, receipt and adoption of the 2023 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2023 will not require our board of directors or any committee thereof to take any action. Our board of directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these resolutions.
What are the voting recommendations of our board of directors regarding the election of directors and other resolutions?
The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the voting recommendations of our board of directors.
Resolution	Description of Resolution	Board’s Recommendation
1	To re-appoint Bahija Jallal, Ph.D. as a director	FOR
2	To re-appoint Professor Sir John Bell as a director	FOR
3	To approve, on advisory basis, the compensation of our named executive officers	FOR
4	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on executive compensation	ONE YEAR
5
To ratify the appointment of Deloitte LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2024
FOR
6
To re-appoint Deloitte LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders
FOR
7	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2024	FOR
8	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2023	FOR
9	To approve the director’s remuneration report for the year ended December 31, 2023, which is set forth in Annex A to this proxy statement	FOR
10	To authorize the Company and all of its subsidiaries to make political donations and incur political expenditure	FOR
11
That, with effect from the conclusion of the AGM, the draft articles of association produced to the AGM and, for the purpose of identification, initialed by the Chairman, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the Company’s existing articles of association
FOR
What constitutes a quorum?
Under our current articles of association, a quorum will be present if two shareholders entitled to vote are present in person or represented by proxy at the AGM. As described in “Resolution 11—Adoption of New Articles of Association,” we are recommending that the quorum requirement in our articles of association be amended to comply with certain requirements of Nasdaq Listing Rules.
If there is no quorum within fifteen minutes (or such longer interval as the Chairman of the AGM in their absolute discretion thinks fit) from the time fixed for the start of the AGM, the AGM will stand adjourned to such time, date and place or places and/or by means of such electronic facility or facilities as may be fixed by the Chairman of the

AGM (being not less than 10 clear days later). If at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for the holding of the meeting, one person entitled to vote on the business to be transacted, being an ordinary shareholder of record or a proxy or a duly authorized representative of a corporation which is an ordinary shareholder of record, shall be a quorum and any notice of an adjourned meeting shall state this.
How do I vote my shares?
You may vote “FOR” or “AGAINST” or abstain from voting on the applicable resolution (or, in the case of resolution 4, you may choose “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or may abstain from voting). The procedures for voting are as follows:
Ordinary Shareholders of Record
If you are an ordinary shareholder “of record,” you may vote at the AGM or by proxy. We urge you to vote by proxy over the internet or by mail or, if applicable, via the CREST electronic proxy appointment service or the Proxymity platform, as instructed below to ensure your vote is counted. You may also attend and vote at the AGM in person or by using the electronic platform via meetnow.global/IHCAGM2024.
You may still attend the AGM and vote in person or via the electronic platform during the AGM even if you have already voted by proxy.
You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. We encourage all shareholders to appoint Professor Sir John Bell, the Chairman of the AGM, as their proxy.
You may vote using one of the following methods:
•	To vote on the internet, go to https://www.investorcentre.co.uk/eproxy to appoint a proxy electronically and follow the instructions (see instructions on form of proxy).
•	If you have received a hard-copy form of proxy simply complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided.
•
CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM (and any adjournment of the AGM) by using the procedures described in the CREST Manual (available from www.euroclear.com). CREST Personal Members or other CREST Sponsored Members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by Computershare (ID: 3RA50) by 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time) on May 21, 2024. For this purpose, the time of receipt will be taken to mean the time (as determined by the timestamp applied to the message by the CREST application host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular message. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In addition, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. We may treat a CREST Proxy Instruction as invalid in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
•
You may also be able to appoint a proxy electronically via the Proxymity platform, a process to which we have agreed and which has been approved by Computershare, our registrar. For further information regarding Proxymity, please go to www.proxymity.io. Before you can appoint a proxy via this process, you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy via the Proxymity platform.

•	To vote in person, come to the AGM and we will give you a poll card when you arrive.
•	If you attend the AGM electronically, you can vote by using the online platform at meetnow.global/IHCAGM2024.
All proxies (however submitted) must be lodged with Computershare, our registrar, by no later than 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time) on May 21, 2024.
If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions. Where no specific instruction is given by you, your proxy may vote at their discretion or refrain from voting, as they see fit.
Beneficial Owners of Ordinary Shares which are Registered in the Name of a Broker, Bank or Other Agent
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.
Holders of American Depositary Shares
If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received.
Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Daylight Time on May 16, 2024. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.
Holders of ADSs are unfortunately not entitled to attend and vote at the AGM in person or via the electronic platform.
How will my ordinary shares or ADSs be voted if I do not specify how they should be voted?
If you sign and send your form of proxy but do not indicate how you want your ordinary shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the AGM. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.
If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the enclosed ADS proxy card is signed but is missing voting instructions with respect to any resolution, then Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of such resolutions. If the enclosed ADS proxy card is improperly completed, Citibank, N.A. will not vote the ADSs to which such ADS proxy card relates; in particular, if more than one voting box is marked for any resolution, the ADS holder shall be deemed to have directed Citibank, N.A. to abstain on the resolution concerned.

Can I change my vote or revoke a proxy?
An ordinary shareholder of record can revoke his, her or its proxy before 2:30 p.m. London time (9:30 a.m. Eastern Daylight Time) on May 21, 2024 (the deadline for submission of proxies) in one of the following ways:
•	entering a new vote over the internet;
•	submitting another signed form of proxy bearing a later date;
•	amending an instruction via the CREST electronic proxy appointment service;
•	if you are an institutional investor that has appointed a proxy electronically through Proxymity, by entering a new voting instruction via your voting platform;
•	an ordinary shareholder of record may change his or her vote by voting in person or electronically at the AGM.
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares. See also “What if I plan to attend the AGM?”
If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.
Who counts the votes?
Computershare has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare for tabulation or submit your proxy electronically either over the Internet at www.investorcentre.co.uk/eproxy (see instructions on form of proxy), via the CREST electronic proxy appointment service or through Proxymity.
If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare or directly submit your proxy to Computershare online.
If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.
How are votes counted?
Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. Votes will be counted by Computershare, who will separately count “FOR,” “AGAINST” (or, in the case of resolution 4, “ONE YEAR,” “TWO YEARS” and “THREE YEARS”) and abstentions.
What is an “abstention” and how would it affect the vote?
An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.
How many votes do I have?
On each matter to be voted upon, each ordinary shareholder of record present in person or electronically at the AGM or having submitted a proxy as set out in this proxy statement, or being a corporation present at the AGM by a duly authorized representative, has one vote for each ordinary share held as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on May 21, 2024.
On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of March 28, 2024.
Holders of our non-voting ordinary shares and deferred shares do not have the right to vote at the AGM in respect of such non-voting ordinary shares and deferred shares.
What about joint holders?
In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the register of members of the company in respect of the joint holding (with the first named being the most senior).
What if I plan to attend the AGM in person?
Attendance at the AGM in-person will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Tuesday, May 21, 2024. In order to obtain admittance to the AGM, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman assuming you provide appropriate documentation of share ownership. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.
Holders of ADSs are, unfortunately, not entitled to attend and vote at the AGM in person in any event.
Holders of our non-voting ordinary shares and deferred shares do not have the right to attend the AGM in person.
What if I plan to attend the AGM electronically?
In order to participate at the AGM electronically, you will need to visit meetnow.global/IHCAGM2024 on your device operating a compatible browser using the latest version of Chrome, Firefox, Edge or Safari. Please note that Internet Explorer is not supported. It is highly recommended that you check your system capabilities in advance of the meeting day. To be able to ask a question and be seen by the Board and those attending the AGM, you must log into the AGM where the information on how to enter the virtual waiting room will be available. The process of asking questions, voting and accessing the AGM presentation will be further explained by the chair of the AGM and the operator during the AGM.
If you are a holder of ordinary shares, you can use your unique Shareholder Reference Number and PIN as displayed on your form of proxy/attendance card. If you are an appointed proxy or a corporate representative, you will have had to be provided with a unique invite code to enter the AGM and exercise your rights. These credentials will be issued one working day prior to the AGM, conditional on evidence of your proxy appointment or corporate representative appointment having been received and accepted. If you have not been provided with your meeting access credentials, please ensure you contact Computershare on the morning of the AGM, but no later than 2 hours before the start of the AGM.
Access to the AGM via meetnow.global/IHCAGM2024 will be available from 2.15 p.m. (London Time) on May 23, 2024. During the AGM, you must ensure you are connected to the internet at all times in order to vote when the chair of the AGM commences polling on the Resolutions being put to the AGM. Therefore, it is your responsibility to ensure connectivity for the entire duration of the AGM.
After the Resolutions have been proposed and opened, voting options will appear on the screen. Press the option corresponding with the way in which you wish to vote. Your vote has been cast when the check mark appears. To change your vote, select “change my vote.”
If you experience any technical issues with the site you may either call Computershare on the telephone number provided on the site or, once you have entered the AGM, you can raise your question using the chat function. If you have technical issues prior to the start of the AGM you should contact Computershare on the shareholder helpline at 0370 703 0387.
Please contact Computershare by email on corporate-representatives@computershare.co.uk or alternatively by calling 0370 703 0387, providing details of your proxy appointment including their email address so that unique credentials can be issued to allow the proxy to access the electronic meeting. Access credentials will be emailed to the proxy one working day prior to the AGM. Lines are open 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (excluding bank holidays in the United Kingdom).
Please contact Computershare by emailing corporate-representatives@computershare.co.uk providing details of your appointment of corporate representatives including their email address, confirmation that they wish to attend the AGM and a copy of a letter of representation, so that unique credentials can be issued to allow the corporate representative to access the electronic meeting. Access credentials will be emailed to the corporate representative one working day prior to the AGM. If documentation supporting the appointment of the corporate representative is supplied later than the deadline for appointment of a proxy (i.e. 2:30 p.m. (London Time) on May 21, 2024 (or, if the AGM is adjourned, by 2:30 p.m. (London Time) on the day two working days prior to the adjourned meeting)), issuance of unique credentials to access the AGM will be issued on a best efforts basis.
How do you solicit proxies?
We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for its expenses in sending materials, including ADS proxy cards, to ADS holders of record.
What do I do if I receive more than one set of Proxy Materials?
If you hold ordinary shares in more than one account, you will receive Proxy Materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy received or submit a proxy via the internet, the CREST electronic proxy appointment service or the Proxymity platform. Please be sure to vote all of your shares.
If you hold ADSs in your own name registered on the books of Citibank, N.A., as depositary, you are considered the registered holder of the ADSs and will receive the Proxy Materials from Citibank, N.A. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the Proxy Materials from your broker, bank or other nominee.
Will there be any other business conducted at the AGM?
Subject to any shareholder proposals submitted in accordance with section 338 of the Companies Act (as summarized below), no matters other than resolutions 1 through 11 may be presented at the AGM. We have not been notified of, and our board of directors is not aware of, any other matters to be presented for action at the AGM.
Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than Thursday, April 11, 2024, the date which is six weeks before the AGM.
What is Computershare’s role?
Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 703 0387 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ, United Kingdom.
Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
How can I find out the results of the voting at the AGM?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the date the final results of the AGM are available.

Who do I contact regarding my ADS holdings?
If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.
What do I do if I have additional questions?
If you have any further questions about voting or attending the AGM, please contact our registrar, Computershare, at +44 (0) 370 703 0387 or corporate-representatives@computershare.co.uk.

RE-APPOINTMENT OF DIRECTORS
Our board of directors currently consists of eight directors, and is divided into three classes as follows:
•	Class III, which consists of Bahija Jallal, Ph.D. and Professor Sir John Bell, whose current terms will expire at the upcoming AGM;
•	Class I directors: Travis Coy, Roy S. Herbst, M.D., Ph.D. and Professor Sir Peter Ratcliffe, whose current terms will expire at the 2025 annual general meeting of shareholders; and
•	Class II directors: Siddharth Kaul, Robert Perez and Kristine Peterson, whose current terms will expire at the 2026 annual general meeting of shareholders.
Under our articles of association, at the third annual general meeting following the listing of our ADSs on Nasdaq, each director in Class III will retire from office but will be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such director is so re-appointed, they will be entitled to serve until the third anniversary of such annual general meeting, at which point such director shall retire from office but shall be eligible for further reappointment. In accordance with this requirement, Bahija Jallal, Ph.D. and Professor Sir John Bell will retire and offer themselves for re-appointment as Class III directors at the upcoming AGM.
Our board of directors has nominated Bahija Jallal, Ph.D. and Professor Sir John Bell for re-appointment as Class III directors and no other nominees for directors have been presented. If elected, each of the nominees will hold office from the date of re- appointment until the 2027 annual general meeting of shareholders, which is the third anniversary of the upcoming AGM, and until their successor is elected and has been qualified, or until their earlier death, resignation or removal.
In connection with resolutions 1 and 2, we set forth the biographical information for the nominees to our board of directors. For biographical information for the other directors, see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

RESOLUTION 1
RE-APPOINTMENT OF BAHIJA JALLAL, PH.D.
TO THE BOARD OF DIRECTORS
Bahija Jallal, Ph.D. is currently a member of our board of directors, and has been nominated for re-appointment as a director. If re-appointed, Dr. Jallal will hold office from the date of her re-appointment until the 2027 annual general meeting of shareholders, where she must retire by rotation and offer herself for re-appointment, or until her earlier death, resignation or removal. Dr. Jallal has agreed to serve if re-appointed, and our board of directors has no reason to believe that she will be unable to serve.
Bahija Jallal, Ph.D. has served as our Chief Executive Officer since January 2019. Previously, she served as President of MedImmune, LLC, at AstraZeneca plc’s global biologics research and development unit, and Executive Vice President of AstraZeneca plc and a member of its senior executive team, where she worked from 2008 to 2019. Prior to joining MedImmune, Dr. Jallal was vice president, drug assessment and development, at Chiron Corporation. Dr. Jallal has served on the board of directors of Elevance Health, Inc. (formerly Anthem, Inc.) since February 2018, and she previously served on the boards of directors of Guardant Health, Inc. from April 2019 to June 2022 and Arrivent Biopharma, Inc. from February 2022 to March 2024. She is also a member of the Board of Trustees of the Johns Hopkins University and a Council Member of the Government-University-Industry Research Roundtable of the National Academies of Sciences, Engineering and Medicine. Dr. Jallal received her Ph.D. in Physiology from Université de Paris VI, France and conducted her post-doctorate work in molecular biology and oncology at the Max Planck Institute for Biochemistry in Germany. We believe Dr. Jallal’s extensive experience in the biotechnology industry, leading drug research and development efforts, her educational background and her knowledge of our company as our Chief Executive Officer, qualify her to serve on our board of directors.
Vote Required
The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Dr. Jallal to our board of directors as a Class III director.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RE-APPOINTMENT OF BAHIJA JALLAL, PH.D.
TO OUR BOARD OF DIRECTORS
AS A CLASS III DIRECTOR.

RESOLUTION 2
RE-APPOINTMENT OF PROFESSOR SIR JOHN BELL
TO THE BOARD OF DIRECTORS
Professor Sir John Bell is currently a member of our board of directors, and has been nominated for re-appointment as a director. If re-appointed, Professor Sir John Bell will hold office from the date of his re-appointment until the 2027 annual general meeting of shareholders, where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Professor Sir John Bell has agreed to serve if re-appointed, and our board of directors has no reason to believe that he will be unable to serve.
Professor Sir John Bell has served on our board of directors since March 2015. Professor Sir John Bell has served as the president of Ellison Institute of Technology’s Oxford facility and co-Chief Executive Officer of the Ellison Institute of Technology since April 2024. He previously served as the Regius Professor of Medicine at Oxford University from 2002 to March 2024. Professor Sir John Bell is a distinguished scientist in the fields of genomic and genetic research and immunology, and has been a founding director at three biotechnology companies: Avidex Ltd (acquired by MediGene AG in 2006), Oxagen Ltd. and PowderJect Pharmaceuticals plc (acquired by Chiron Corporation in 2003). He also previously served on the boards of Roche Holding AG, Sensyne Health plc, and Genentech, Inc., and the scientific advisory board at AstraZeneca plc. Professor Sir John Bell was involved in the founding of the Wellcome Trust Centre for Human Genetics at Oxford University, now chairs the Global Health Scientific Advisory Board of the Bill and Melinda Gates Foundation, and is the Life Science Champion for the United Kingdom, advising the government on the life sciences industry. We believe his extensive scientific background and experience in the healthcare industry qualify him to serve on our board of directors.
Vote Required
The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Professor Sir John Bell to our board of directors as a Class III director.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RE-APPOINTMENT OF PROFESSOR SIR JOHN BELL
TO OUR BOARD OF DIRECTORS
AS A CLASS III DIRECTOR.

RESOLUTION 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the shareholders of Immunocore Holdings plc (the “Company”) hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual General Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
Because the vote is advisory, it is not binding on Immunocore or our board of directors. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, the board of directors and the remuneration committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Vote Required
Advisory (non-binding) approval of our executive compensation requires the approval of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE EXECUTIVE COMPENSATION PAID
TO OUR NAMED EXECUTIVE OFFICERS.

RESOLUTION 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking shareholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, shareholders may abstain from casting a vote.
After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to shareholders each year.
The board of directors believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of shareholder value over the long term, the board of directors recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program, policies and disclosures. However, shareholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual general meeting of shareholders. We believe, however, that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters.
Vote Required
While our board of directors believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. You may cast your vote on your preferred voting frequency by choosing the option of “one year,” “two years,” “three years,” or abstain from voting when you vote. The option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.
Our board of directors and the remuneration committee value the opinions of the shareholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the board of directors will consider the shareholders’ concerns and evaluate any appropriate next steps. The board of directors may decide, however, because this vote is advisory and, therefore, not binding on the board or Immunocore, that it is in the best interests of the shareholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of Immunocore or the board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
A “ONE YEAR” FREQUENCY FOR FUTURE ADVISORY SHAREHOLDER VOTES
ON EXECUTIVE COMPENSATION.

RESOLUTION 5
RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024
RESOLUTION 6
RE-APPOINTMENT OF DELOITTE LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS
RESOLUTION 7
AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2024
The audit committee of our board of directors is responsible for the selection, appointment and negotiation of the remuneration of our U.S. independent registered public accounting firm and our U.K. statutory auditors. The audit committee has approved the appointment of Deloitte LLP, a limited liability partnership organized under the laws of England (“Deloitte”) as our U.S. independent registered public accounting firm for our fiscal year ending December 31, 2024 and the re-appointment of Deloitte as our U.K. statutory auditors until the conclusion of our 2025 annual general meeting of shareholders. In resolutions 5 and 6, we are asking our shareholders to ratify the selection of Deloitte as our U.S. independent registered public accounting firm and to re-appoint Deloitte as our U.K. statutory auditors.
Our organizational documents do not require that the shareholders ratify the selection of Deloitte as our U.S. independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. Even if the selection of Deloitte is ratified, the audit committee in its discretion may direct the appointment of a different U.S. independent registered public accounting firm at any time during the year if the audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of Deloitte, the audit committee will consider whether to select other auditors for the Company for the year ending December 31, 2024.
In accordance with the Companies Act, our U.K. statutory auditors must be re-appointed at each meeting at which our U.K. annual report and accounts are presented to our shareholders. If this resolution is not approved by our shareholders at the AGM, the audit committee may appoint auditors to fill the vacancy.
Deloitte has served as our independent registered public accounting firm since 2023. We expect representatives of Deloitte to be in attendance at the AGM, to make a statement if they so desire, and to be available to respond to appropriate questions.
In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of shareholders or in such manner as may be determined in a general meeting of shareholders. In resolution 7, we are asking our shareholders to authorize the audit committee to determine the remuneration of Deloitte as our U.K. statutory auditors for the year ending December 31, 2024.
Change in Principal Accountant
We announced on November 9, 2022 our intent to propose to shareholders at our 2023 annual general meeting (the “2023 AGM”) that Deloitte LLP be appointed to serve as our U.K. statutory auditor and our independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to shareholder approval at the 2023 AGM. This decision was taken following a competitive audit tender. At the 2023 AGM on May 16, 2023, our shareholders approved the appointment of Deloitte LLP as our U.K. statutory auditor and our independent registered public accounting firm, in place of KPMG LLP (“KPMG”). KPMG resigned prior to the 2023 AGM as of April 27, 2023.
During the two fiscal years ended December 31, 2022 and 2021 and any subsequent interim period, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events as defined under Item 16F(a)(1)(v) of Form 20-F.
The audit reports of KPMG on the consolidated financial statements of Immunocore Holdings plc and subsidiaries as of and for the years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

We previously provided KPMG with a copy of the disclosures regarding this change in independent registered public accounting firm reproduced in this proxy statement and received a letter from KPMG addressed to the SEC stating that they agree with the above statements. A copy of this letter was filed as Exhibit 16.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 1, 2023.
During the fiscal years ended December 31, 2022 and 2021, neither we nor anyone acting on our behalf consulted with Deloitte regarding (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte for the fiscal year ended December 31, 2023:
(in thousands)
Audit Fees(1)	$1,336
Total Fees	$1,336
(1)
Audit fees consisted of fees for the audit of our annual financial statements and other professional services provided in connection with the statutory and regulatory filings or engagements, including fees for the review of our interim financial information, comfort letters and consents.

All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures.
We have adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte LLP is compatible with maintaining the principal accountant’s independence.
Vote Required
The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to ratify the appointment of Deloitte LLP as our U.S. independent registered public accounting firm, to re-appoint Deloitte LLP as our U.K. statutory auditors and to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
•	RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024
•	RE-APPOINTMENT OF DELOITTE LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS
•	AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2024

RESOLUTION 8
RESOLUTION TO RECEIVE AND ADOPT OUR 2023 U.K. ANNUAL REPORT
In accordance with the Companies Act, our board of directors is required to present our 2023 U.K. Annual Report, which includes the audited portion of the directors’ annual report on remuneration, to the shareholders at the AGM. We will provide our shareholders with an opportunity to raise questions in relation to the 2023 U.K. Annual Report at the AGM. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2023 U.K. Annual Report.
The 2023 U.K. Annual Report may be found on our website at https:// ir.immunocore.com/financials-filings/annual-reports.
Vote Required
The affirmative vote of holders representing a simple of a majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to receive and adopt the 2023 U.K. Annual Report.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RESOLUTION TO RECEIVE AND ADOPT OUR 2023 U.K. ANNUAL REPORT.

RESOLUTION 9
APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
The Companies Act requires that our directors’ remuneration report, as set forth as Annex A to this proxy statement and on pages 21 to 48 of the 2023 U.K. Annual Report, be subject to an annual advisory vote. Accordingly, we are asking shareholders to approve, on an advisory basis, the directors’ remuneration report.
Our board of directors considers that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage shareholders to read the directors’ remuneration report. The board of directors and the remuneration committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors for the year ended December 31, 2023, Deloitte, have audited those parts of the directors’ remuneration report that are required to be audited. Our board of directors has approved and signed the report in accordance with English law.
Vote Required
The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.
This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our board of directors and remuneration committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT
ON REMUNERATION SET FORTH IN ANNEX A.

RESOLUTION 10
AUTHORIZATION TO MAKE POLITICAL DONATIONS OR INCUR POLITICAL EXPENDITURE
We do not make, and do not intend to make, any political donations or incur political expenditure.
However, the law in this area is widely drafted and could prohibit some activities (such as political lobbying and promoting changes in the laws, which our board of directors would consider to be in our interest) unless we have first obtained shareholder approval.
This resolution therefore seeks authority to permit political donations and political expenditure in order to authorize activities which would be within our ordinary business. The resolution also permits political donations made, and political expenditure incurred, by any of our subsidiaries.
Vote Required
The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RESOLUTION TO MAKE POLITICAL DONATIONS OR INCUR POLITICAL EXPENDITURE.

RESOLUTION 11
ADOPTION OF NEW ARTICLES OF ASSOCIATION
Our shareholders are asked to approve the adoption of new articles of association in order to amend the definition of quorum for general meetings and meetings of holders of classes of shares to conform with Nasdaq Listing Rules. Consistent with English law, our current articles of association provide that (i) two shareholders present in person or by proxy and entitled to attend and vote on the business to be transacted shall constitute a quorum at general meetings and (ii) in the event of an adjourned general meeting or class meeting at least one shareholder, or shareholder of the relevant class, present in person or by proxy shall be a quorum. Nasdaq Listing Rule 5620(c), however, defines a quorum as no less than 33 1/3 percent of the outstanding shares of a company’s common voting stock. Until January 1, 2024, we were a foreign private issuer within the meaning of the Exchange Act, and we were permitted, pursuant to Nasdaq Listing Rules, to follow our home country practice with respect to quorum requirements in lieu of Nasdaq Listing Rule 5620(c). However, since we are no longer a foreign private issuer, we are, therefore, no longer eligible to take advantage of this exemption. We are hereby requesting shareholder approval that the definition of quorum in our current articles of association be amended so that it conforms with the requirements of Nasdaq Listing Rule 5620(c).
Therefore, it is proposed that articles 11.3, 52 and 53 of our current articles of association be amended so that the quorum requirements for general meetings and meetings of holders of classes of shares conform with Nasdaq Listing Rule 5620(c) which defines a quorum as no less than 33 1/3 percent of the outstanding shares of a company’s common voting stock. Accordingly, our Board is submitting for a shareholder vote at the AGM this resolution to adopt new articles of association in order to replace articles 11.3, 52 and 53 of the current articles of association with the following new articles (the “Proposed Quorum Amendment”):
11.3.
All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third in number of the issued shares of the class (excluding any shares of that class held as treasury shares).

52.	Quorum at general meetings
No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present, a chair of the meeting can still be chosen and this will not be treated as part of the business of the meeting. A quorum shall be present if both:
52.1
two qualifying persons are present at a meeting unless each is a qualifying person only because (i) he is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation or (ii) he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member; and

52.2
those qualifying persons present together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third of the number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted.

For the purposes of this Article 52, (A) a “qualifying person” is an individual who is a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting and (B) where a qualifying person is present as proxy of a member in relation to the meeting, only the shares in respect of which the proxy is authorised to exercise voting rights will be treated as held for the purposes of determining whether a quorum is present.
53.	Procedure if quorum not present
If a quorum is not present within fifteen minutes (or such longer interval as the chair in his or her absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day (not being less than ten clear days after the date of the original meeting), and at such time and place or places and/or by means of such electronic facility or facilities, as the chair (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

This description of the Proposed Quorum Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the articles of association as they are proposed to be adopted included as Annex B to this proxy statement, in which we have shown the proposed amendments colored in red and blue, with deletions indicated by strikeouts and additions indicated by underlining.
This resolution will be required to be passed as a special resolution. If our shareholders approve this resolution, the new articles of association would become effective from the conclusion of the AGM.
Vote Required
The affirmative vote of holders representing not less than 75% of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the adoption of new articles of association.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADOPTION OF NEW ARTICLES OF ASSOCIATION TO AMEND
ARTICLES 11.3, 52 AND 53 OF OUR CURRENT ARTICLES OF ASSOCIATION.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our nominees for re-election as directors at the AGM are both currently serving as members of our board of directors. Information about each such nominee is set forth in resolutions 1 and 2 and is incorporated into this section by reference. Set forth below is a list of our directors and their ages as of the date of this proxy statement.
Name	Age	Position
Bahija Jallal, Ph.D.	62	Chief Executive Officer and Executive Director
Professor Sir John Bell	71	Chairman of the Board of Directors
Travis Coy	43	Non-Executive Director
Roy S. Herbst, M.D., Ph.D.	61	Director
Siddharth Kaul	63	Director
Robert Perez	59	Director
Kristine Peterson	64	Director
Professor Sir Peter Ratcliffe	69	Director
Biographical information for those directors who are not standing for re-election at the AGM and who will remain seated following the AGM, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experiences that we believe are relevant to such individual’s service on our Board, are set forth below. The biographies of Dr. Jallal and Professor Sir John Bell are set forth above in resolutions 1 and 2, respectively.
Class I Directors Continuing in Office Until the 2025 Annual General Meeting
Travis Coy has served on our board of directors since September 2019. Mr. Coy currently serves as Vice President, Head of Transactions and M&A, Corporate Business Development at Eli Lilly and Company, a position he has held since October 2019. Prior to this role, Mr. Coy had a variety of finance and business development experiences at Lilly, where he has worked since 2003, including positions as Vice President, Transactions – Oncology and Diagnostics; Vice President, Transactions – Cardiometabolic Diseases, Drug Delivery and Devices; Finance Director of the Oncology Business Unit; Director of Investor Relations; Director of Corporate Finance and Investment Banking; and other financial controllership roles. Before transitioning to finance and business development, he was a chemist in Lilly’s research laboratories and a production manager for Milliken & Company. We believe that Mr. Coy’s experience in finance and business development qualify him to serve on our board of directors.
Roy S. Herbst, M.D., Ph.D. has served on our board of directors since January 2021. He currently serves as Ensign Professor of Medicine, Deputy Director of Yale Cancer Center and Chief of Medical Oncology at Yale Cancer Center and Smilow Cancer Hospital. Previously, Dr. Herbst served as the Barnhart Distinguished Professor and Chief of the Section of Thoracic Medical Oncology in the Department of Thoracic/Head and Neck Medical Oncology, at the University of Texas M.D. Anderson Cancer Center from 1991 to 2011. He also served as Professor in the Department of Cancer Biology and Co-Director of the Phase I Clinical Trials Program from 2002 to 2011. In 2020, Dr. Herbst was awarded the Distinguished Public Service Award for Exceptional Leadership in Cancer Science Policy by the American Association for Cancer Research. He is also a member of the board of directors of the American Association for Cancer Research, the International Association for the Study of Lung Cancer, Shanghai Junshi Biosciences Co., Ltd. and the Thoracic Malignancy Steering Committee at the National Cancer Institute. We believe Dr. Herbst’s extensive scientific background and expertise in cancer treatment and research qualifies him to serve on our board of directors.
Professor Sir Peter Ratcliffe has served on our board of directors since November 2020. Professor Sir Peter Ratcliffe currently serves as the Director of Clinical Research at The Francis Crick Institute in London and Director for the Target Discovery Institute and Distinguished Scholar of the Ludwig Institute for Cancer Research within the Nuffield Department of Medicine at the University of Oxford. Previously, Professor Sir Peter Ratcliffe served as Nuffield Professor and Head of the Nuffield Department of Clinical Medicine from 2004 to 2016. In 2019, Professor Sir Peter Ratcliffe was awarded the Nobel Prize for Physiology or Medicine alongside William G Kaelin, Jr. of Harvard University and Gregg L. Semenza of Johns Hopkins University. In 2002, Professor Sir Peter Ratcliffe was elected to the Fellowship of the Royal Society and to the Academy of Medical Sciences. He is also a member of European Molecular Biology Organization, a foreign honorary member of the American Academy of Arts and Sciences and a

Fellow of the American Association for Cancer Research Academy. We believe Professor Ratcliffe’s extensive scientific background qualifies him to serve on our board of directors.
Class II Directors Continuing in Office Until the 2026 Annual General Meeting
Siddharth Kaul has served on our board of directors since June 2022. Mr. Kaul is a seasoned finance professional with deep expertise within the life sciences industry. He retired as Group Treasurer and Head of Business Planning and Analysis at Novartis in 2021 after a 17-year career at the company, where his previous roles included serving as Novartis' Chief Financial Officer, Pharma Europe and Chief Financial Officer, Pharma U.S. Mr. Kaul led the Novartis strategic review and spin-off of Alcon, Novartis' eye care business. Prior to joining Novartis, Mr. Kaul spent two decades at Procter & Gamble, where he worked in a number of finance leadership roles across financial planning and analysis, strategic planning, and accounting and auditing in the United States and Japan. Mr. Kaul holds a B.S. in Business Administration from West Virginia University and an M.B.A. from Indiana University Bloomington. We believe that Mr. Kaul's extensive experience in finance qualifies him to serve on our board of directors.
Robert Perez has served on our board of directors since September 2019. Mr. Perez is an Operating Partner and part of General Atlantic’s Operations Group, with a particular focus on the biopharma and life sciences sectors. Before joining General Atlantic in 2019, he served as Managing Director of Vineyard Sound Advisors, LLC, an advisory practice focused on growth companies in the biopharmaceutical industry, from March 2015 to January 2019. Prior to that, Mr. Perez was with Cubist Pharmaceuticals, Inc. from 2003 until its sale to Merck & Co. in 2015, where he held various positions of increasing responsibility, including most recently as its President and Chief Executive Officer. Mr. Perez has served on the boards of directors of Vir Biotechnology, Inc. since January 2017 and Third Harmonic Bio, Inc. since February 2022, and he previously served on the boards of directors of AMAG Pharmaceuticals, Cidara Therapeutics, Inc., Spark Therapeutics, Inc., Unum Therapeutics and Zafgen, Inc. We believe Mr. Perez’s breadth of experience in investing and serving on boards of other companies in the biopharma and life sciences industries and his extensive management experience qualify him to serve on our board of directors.
Kristine Peterson has served on our board of directors since November 2017. Ms. Peterson most recently served as Chief Executive Officer for Valeritas, Inc. from 2009 to 2016. Prior to joining Valeritas, Ms. Peterson was Company Group Chair of the biotechnology group at Johnson & Johnson from 2006 until 2009, where she was responsible for Commercial, Research & Development, and biologics manufacturing for oncology, immunology and cell therapy, and was Executive Vice President of Pharmaceutical Group Strategic Marketing from 2004 to 2006. Previously, she served as President and Senior Vice President, Commercial Operations for Biovail Corporation. Earlier in her career, Kristine spent 20 years at Bristol-Myers Squibb Company in a variety of senior roles across multiple disease areas, including running their cardiovascular and metabolics business unit. Ms. Peterson has served on the boards of directors of Enanta Pharmaceuticals since September 2017 and ImmunoGen, Inc. since January 2012, and she previously served on the boards of directors for Amarin Corporation plc, EyePoint Pharmaceuticals and Paratek Pharmaceuticals. Additionally, she previously served as a senior advisor to the Healthcare Businesswomen’s Association and a Member of the Biotechnology Industry Organization Board. Ms. Peterson has a B.S. and an M.B.A. from the University of Illinois at Urbana-Champaign. We believe Ms. Peterson’s operational knowledge of, and executive-level experience in, the global pharmaceutical and biotech industry qualify her to serve on our board of directors

Diversity of the Board of Directors
The table below provides certain information regarding the diversity of our board of directors.
Board Diversity Matrix
Country of Principal Executive Offices	United Kingdom

Foreign Private Issuer	No

Disclosure Prohibited under Home Country Law	No

	As of April 2, 2024				As of December 31, 2022
Total Number of Directors	8				8

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	—	—	2	6	—	—
Demographic Background

Underrepresented Individual in Home Country Jurisdiction	3				1

LGBTQ+	—				—

Did Not Disclose Demographic Background	—				1
Corporate Governance
Board Independence
Our ADSs are listed on the Nasdaq Global Select Market. As required under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our external counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our board of directors has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Professor Sir John Bell, Mr. Coy, Dr. Herbst, Mr. Kaul, Mr. Perez, Ms. Peterson and Professor Sir Peter Ratcliffe. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Immunocore. Dr. Jallal was determined as not being independent by virtue of her executive leadership role with Immunocore.
Accordingly, a majority of our directors are independent as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our share capital.

Board Leadership Structure
Our board of directors has an independent chair, Professor Sir John Bell, who has authority, among other things, to call and preside over meetings of our board of directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our board of directors. Accordingly, Professor Sir John Bell has substantial ability to shape the work of our board of directors. We believe that the separation of the position of chair of our board of directors and the position of Chief Executive Officer reinforces the independence of our board of directors in its oversight of the business and affairs of our company. In addition, we believe that having an independent chair of our board of directors creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Immunocore and its shareholders. As a result, we believe that having an independent chair of our board of directors can enhance the effectiveness of our board of directors as a whole.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also reviews and receives regular briefings concerning information security and technology risks, and monitors ongoing compliance with legal and regulatory requirements. Our nominating and corporate governance committee reviews our key enterprise risks and risk-management strategies, as well as monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitors compliance with legal, regulatory and ethical requirements. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of The Board of Directors
Our board of directors met four times during 2023. Each member of our board of directors attended 75% or more of the aggregate number of meetings of the board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.
As required under applicable Nasdaq listing standards, in 2023, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a remuneration committee and a nominating and corporate governance committee. The board has adopted a written charter for each of the committees below that is available to shareholders on our website at https://ir.immunocore.com/corporate-governance/document-charters.

The following table provides membership and meeting information for 2023 for each of the committees of our board of directors:
Name	Audit	Remuneration	Nominating and Corporate Governance
Bahija Jallal, Ph.D.
Professor Sir John Bell		X	X
Travis Coy	X*	X
Roy S. Herbst, M.D., Ph.D.	X	X
Siddharth Kaul	X	X
Robert Perez	X		X*
Kristine Peterson		X*	X
Professor Sir Peter Ratcliffe	X		X
Total meetings in 2023	4	6	2
*	Committee Chairperson
Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our board of directors.
Audit Committee
Our audit committee is composed of Mr. Coy, Dr. Herbst, Mr. Kaul, Mr. Perez, and Professor Sir Peter Ratcliffe, and assists the board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. Mr. Coy serves as chairman of the audit committee. The audit committee consists exclusively of members of our board who are financially literate, and Mr. Coy is considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our audit committee is composed solely of independent directors under the requirements of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.
The audit committee’s responsibilities include:
•	determining whether to appoint, reappoint or remove any auditors, and making recommendations to the board of directors to be put to the shareholders for approval at the annual general meeting;
•	reviewing audit plans, the adequacy of staffing and fees, whilst overseeing the negotiation and execution of any engagement letters on our behalf;
•	at least annually, assessing the qualifications, performance, and independence of the auditors, or in the case of prospective auditors, before they are engaged;
•	overseeing the policies and procedures governing how we may employ individuals who are or once were employed by the auditors;
•	reviewing results of the annual audit, audited financial statements, periodic and annual reports, earnings announcements, proxy report, accounting principles and policies;
•	evaluating management’s cooperation with the auditors during their audit examination;
•	reviewing and reporting on policies on financial risk management and assessment;
•	reviewing the audit plan of any internal audit team;
•	reviewing the scope, design, adequacy and effectiveness of internal controls;
•
overseeing our policies, procedures, plans and information technology systems designed to ensure and manage risks relating to the security, confidentiality, availability and integrity of information, as well as the operation and effectiveness thereof;

•	reviewing correspondence with regulators or governmental agencies that raise material issues regarding our financial statements or accounting policies;
•	overseeing procedures for receiving, retaining and investigating complaints;
•	monitoring compliance with our Code of Business Conduct and Ethics and related party transactions rules; and
•
reviewing with management legal and regulatory compliance and any actual, pending, or threatened legal or financial matters that could significantly affect our business or financial statements or as otherwise deemed appropriate by the audit committee.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Immunocore under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The audit committee has discussed with Deloitte LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Deloitte LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Deloitte LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and filed with the SEC.
Audit Committee of the Board of Directors of Immunocore Holdings plc
Mr. Travis Coy (Chairman)
Roy S. Herbst, M.D., Ph.D.
Mr. Siddharth Kaul
Mr. Robert Perez
Professor Sir Peter Ratcliffe
Remuneration Committee
Our remuneration committee is composed of Mr. Coy, Dr. Herbst, Ms. Peterson, Professor Sir John Bell, and Mr. Kaul and assists the board of directors in determining executive officer compensation. Ms. Peterson serves as chair of the remuneration committee. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a remuneration committee.
The remuneration committee’s responsibilities include:
•	reviewing, modifying and overseeing the company’s overall compensation strategy and policies in light of our specific business objectives;
•	reviewing and approving the compensation and other terms of employment of our Chief Executive Officer;
•
reviewing and approving all elements of the compensation and other terms of employment of the executive officers, non-executive members of the board of directors and other senior management reporting directly to the Chief Executive Officer;

•	reviewing and recommending to the board of directors for its approval the type and amount of compensation to be paid or awarded to members of the board of directors;
•
undertaking sole responsibility for the appointment, authority to select, retain, and terminate any compensation and oversight of the work of compensation consultants, legal counsel, or any other advisors engaged for the purpose of advising the remuneration committee;

•
exercising full power and authority to adopt, amend, terminate, and administer our equity award, pension, and profit sharing plans, incentive plans, bonus plans, executive benefit plans, stock purchase plans, deferred compensation plans and other similar programs;

•
when required, reviewing and discussing with management our Compensation Discussion and Analysis section of our annual reports, registration statements, proxy statements, or information statements filed with the SEC;

•	reviewing and discussing with management any conflicts of interest raised;

•
overseeing the preparation of any report required by applicable U.S. and U.K. rules and regulations to be included in our public filings relating to compensation policy and practices, including but not limited to the directors’ remuneration report required under the Companies Act; and

•	overseeing “clawback” or similar policies allowing us to recoup compensation paid to employees.
The compensation committee may form and delegate authority to one or more subcommittees composed of one or more of its members for any purpose that the compensation committee deems appropriate, and may delegate to such subcommittees such power and authority as the compensation committee deems appropriate, in all cases to the extent consistent with our articles of association, the Nasdaq listing rules and other applicable law.
See the section of this proxy statement titled “Executive Compensation—Compensation Discussion and Analysis” for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.
Remuneration Committee Interlocks and Insider Participation
No member of our remuneration committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or remuneration committee of any entity that has one or more executive officers serving as a member of our board of directors or remuneration committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Professor Sir John Bell, Mr. Perez, Ms. Peterson and Professor Sir Peter Ratcliffe, and assists our board of directors in identifying individuals qualified to become members of our board and executive officers consistent with criteria established by our board and in developing our corporate governance principles. Mr. Perez serves as chairman of the nominating and corporate governance committee.
The nominating and corporate governance committee’s responsibilities include:
•	identifying and evaluating candidates, including nomination of incumbent directors for re-election and nominees recommended by shareholders to serve on the board of directors;
•	making recommendations to the board of directors regarding nominees for directors at the next annual general meeting;
•	periodically reviewing the performance of the board of directors, including committees of the board of directors and management;
•	overseeing the board of directors’ committee structure and operations, including authority to delegate to subcommittees and committee reporting to the board of directors;
•	reviewing with the Chief Executive Officer the succession plans for our executive officers;
•	instituting plans or programs for the continuing education of directors and orientation of new directors, as it deems appropriate; and
•	periodically reviewing the processes and procedures to provide information to the board of directors and its committees.
Director Nomination Process
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. Our board of directors and our nominating and corporate governance committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance the board’s effectiveness and result in a balance of knowledge, experience, and capability. Our nominating and corporate governance committee considers candidates who are recommended by its members, by other members of the board of directors, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our board of directors and nominating and corporate governance committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to our business and operations, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of our shareholders.
Shareholder Recommendations and Nominations
Our nominating and corporate governance committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our articles of association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to our Company Secretary at c/o Immunocore Holdings plc, 92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.
In accordance with our articles of association, no person (other than a director retiring by rotation or otherwise) shall be elected or re-elected as a director at any general meeting unless: (a) he or she is recommended by the board of directors; or (b) at least seven but not more than 42 clear days before the date appointed for the meeting we have received notice from a shareholder (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the election or re-election of that person, stating the particulars which would, if he or she were so elected or re-elected, be required to be included in our register of directors and a notice executed by that person of his or her willingness to be elected, or re-elected, is lodged at our registered office. Shareholders who desire to nominate persons directly for election to the board of directors at an annual general meeting of shareholders must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting—Will there be any other business conducted at the AGM?” and “Additional Information—Shareholder Proposals for 2025 Annual General Meeting.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by the Board.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at https://ir.immunocore.com/corporate-governance/document-charters. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our voting ordinary shares and non-voting ordinary shares as of March 31, 2024 for:
•	each beneficial owner of 5% or more of our outstanding ordinary shares and non-voting ordinary shares;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of March 31, 2024. Percentage ownership calculations are based on 50,006,085 ordinary shares outstanding (including ordinary shares in the form of ADSs) as of March 31, 2024, of which 1,220,063 shares are non-voting ordinary shares.
Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Except as otherwise indicated, the addresses of the persons listed in the table is c/o Immunocore Holdings plc, 92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom.
Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned (#)	Percent of Ordinary Shares Beneficially Owned (%)
5% or Greater Shareholders
Entities affiliated with RTW(1)	6,096,387	12.2
Wellington Management Group LLP(2)	4,312,611	8.6
T. Rowe Price Associates, Inc.(3)	2,944,574	5.9
Entities affiliated with Rock Springs Capital(4)	2,661,507	5.3
Eli Lilly S.A.(5)	2,548,145	5.1

Named Executive Officers and Directors
Bahija Jallal, Ph.D.(6)	3,901,271	7.2
Brian Di Donato(7)	143,933	*
David Berman, M.D., Ph.D.(8)	756,385	1.5
Tina St. Leger(9)	8,543	*
Professor Sir John Bell(10)	91,716	*
Travis Coy	—	—
Roy S. Herbst, M.D., Ph.D.(11)	31,480	*
Siddharth Kaul(12)	15,236	*
Robert Perez	—	—
Kristine Peterson(13)	45,566	*
Professor Sir Peter Ratcliffe(14)	23,185	*
All executive officers and directors as a group (11 persons)(15)	5,017,315	9.1
*	Less than one percent.
(1)
The information shown is based solely on a Schedule 13G/A filed with the SEC on February 14, 2024 by RTW Investments, LP and Roderick Wong, M.D. Consists of 6,096,387 ordinary shares held by certain funds managed by RTW Investments, LP (collectively, the “RTW Funds”). RTW Investments, LP is the investment adviser to the RTW Funds. Roderick Wong, M.D. is the Managing Partner and Chief Investment Officer of RTW Investments, L.P. The business address for each of these entities and individuals is 40 10th Avenue, Floor 7, New York, New York 10014.

(2)
The information shown is based upon disclosures on a Schedule 13G filed with the SEC on February 8, 2024 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Consists of ordinary shares owned of record by clients of one or more investment advisers (the “Wellington Investment Advisors” directly or indirectly owned by Wellington Management Group LLP. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 4,082,599 ordinary shares and shared dispositive power with respect to 4,312,611 ordinary shares. Wellington Management Company LLP has shared voting power with respect to 4,044,224 ordinary shares and shared dispositive power with respect to 4,185,713 shares. The business address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(3)
The information shown is based solely on a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Associates, Inc. Consists of ordinary shares beneficially owned by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole voting power with respect to 517,574 ordinary shares and sole dispositive power with respect to 2,944,574 shares. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(4)
This information shown is based solely on a Schedule 13G/A filed with the SEC on February 14, 2024 by Rock Springs Capital Management LP, Rock Springs Capital LLC and Rock Springs Capital Master Fund LP. Consists of 2,661,507 ADSs held by Rock Springs Capital Master Fund LP. Each of Rock Springs Capital Management LP and Rock Springs Capital LLC may be deemed to be the beneficial owner of the ADSs held by Rock Springs Capital Master Fund LP. The business address for each of Rock Springs Capital Management LP and Rock Springs Capital LLC is 650 South Exeter Street, Suite 1070, Baltimore, Maryland 21202, and the business address for Rock Springs Capital Master Fund LP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(5)
The information shown is based upon disclosures on a Schedule 13G filed with the SEC on February 10, 2022 by Eli Lilly S.A and Eli Lilly and Company. Consists of 2,548,145 ordinary shares held by Eli Lilly S.A. Eli Lilly and Company has voting and dispositive power over the shares held by Eli Lilly S.A. The business address for each of these entities is c/o Lilly Corporate Center, Indianapolis, Indiana 46285.

(6)	Consists of 3,901,271 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Dr. Jallal.
(7)	Consists of (a) 19,230 ordinary shares held by Mr. Di Donato and (b) 124,703 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Mr. Di Donato.
(8)	Consists of 756,385 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Dr. Berman.
(9)	Consists of 8,543 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Ms. St. Leger.
(10)	Consists of (a) 13,452 ordinary shares and (b) 78,264 ordinary shares underlying options that are or will be immediately exercisable within 60 days of March 31, 2024 held by Professor Sir John Bell.
(11)	Consists of 31,480 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Mr. Herbst.
(12)	Consists of 15,236 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Mr. Kaul.
(13)	Consists of 45,566 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by Ms. Peterson.
(14)
Consists of (a) 333 ordinary shares and (b) 22,852 ordinary shares underlying options that are or will be immediately exercisable within 60 days of March 31, 2024 held by Professor Sir Peter Ratcliffe.

(15)
Consists of (a) 33,015 ordinary shares and (b) 4,984,300 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2024 held by our named executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the executive officer and director compensation arrangements discussed in the sections titled “Executive Compensation” and “Non-Executive Director Remuneration,” describe below transactions and series of similar transactions, since January 1, 2023, with respect to which we were a party, will be a party, or otherwise benefited, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	a director, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.
Agreements with Our Executive Officers and Directors
We have entered into employment agreements with our executive officers based in the United States and a contract of employment with Ms. St. Leger, our Chief Human Resources Officer. We have also entered into a letter of appointment with Dr. Jallal, our Chief Executive Officer, in connection with her service as an executive director. These agreements contain customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings by our executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law. For more information regarding these agreements, see “Executive Compensation.”
In addition, we have also entered into letters of appointment with each of our non-executive directors, which contain provisions and representations related to confidentiality and other customary matters. For more information on these agreements, see “Non-Executive Director Remuneration—Overview—Non-Executive Director Appointment Letters.”
Equity Awards Granted to Executive Officers and Directors
We have granted options to our executive officers and directors. For more information regarding the equity awards granted to our named executive officers and directors, see “Executive Compensation” and “Director Remuneration.”
Indemnification Agreements
We have entered into deeds of indemnity with each of our directors and executive officers. These agreements and our articles of association require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law. See “Executive Compensation—Limitations on Liability and Indemnification Matters.”
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries and any related person are, were or will be participants in which the amount involved exceeds $120,000 or which is unusual in its nature or conditions. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our board of directors for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third- party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

NON-EXECUTIVE DIRECTOR REMUNERATION
Overview
Non-Executive Director Remuneration Table
The following table sets forth information regarding the compensation earned for service on the board of directors by our non-executive directors during the year ended December 31, 2023. Dr. Jallal does not receive additional compensation for her service as a director; her compensation as an executive officer is set forth in the section of this proxy statement titled “Executive Compensation.”
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Professor Sir John Bell	91,199	325,786	416,985
Travis Coy(3)	—	—	—
Roy S. Herbst, M.D., Ph.D.	61,199	325,786	386,985
Siddharth Kaul	61,199	325,786	386,985
Robert Perez(3)	—	—	—
Kristine Peterson	63,699	325,786	389,485
Professor Sir Peter Ratcliffe	58,699	325,786	384,485
(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with ASC Topic 718 (as defined below). Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 28, 2024. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the options, the exercise of the options or the sale of the ordinary shares underlying such options.

(2)
The following table provides information regarding the number of ordinary shares underlying option awards granted to our non-employee directors that were outstanding as of December 31, 2023. None of our non-employee directors held other unvested stock awards as of December 31, 2023.

Name	Options Outstanding (#)
Professor Sir John Bell	84,637
Travis Coy	—
Roy S. Herbst, M.D., Ph.D.	33,472
Siddharth Kaul	18,944
Robert Perez	—
Kristine Peterson	48,150
Professor Sir Peter Ratcliffe	22,852
(3)	Each of Mr. Coy and Mr. Perez has elected to forgo remuneration in respect of their services as non-executive directors.
Non-Executive Director Appointment Letters
Each of our non-executive directors is engaged on letters of appointment that set out their respective duties and responsibilities. The non-executive directors do not receive benefits upon termination or resignation from their respective positions as directors. Under the non-executive director appointment letters, our non-executive directors are entitled to receive annual fees in accordance with our non-executive director remuneration policy, and in each case inclusive of fees payable for all duties.
Non-Executive Director Remuneration Policy
In January 2021, in connection with our initial public offering, our board adopted our non-executive director remuneration policy, which was most recently amended in February 2024.
Cash Compensation
Under this policy, we pay each of our non-executive directors annual fees for service on our board of directors and committees of our board of directors, which amounts may be amended from time to time by the board of directors.

We also reimburse non-executive directors for all reasonable and properly documented expenses related to attendance at board and committee meetings. U.S. non-executive directors are also provided with tax-equalization benefits. Non-executive directors do not receive any pension benefits or cash in lieu thereof.
Non-executive directors are eligible to receive cash compensation as follows:
Annual Fee Retainer ($)
Annual fee for board of director chairperson (in addition to annual director service retainer)	35,000
Annual director service retainer	50,000
Additional fee for audit committee chair (in lieu of annual member service retainer)	20,000
Additional fee for audit committee member	10,000
Additional fee for nominating and corporate governance committee chair (in lieu of annual member service retainer)	10,000
Additional fee for nominating and corporate governance committee member	5,000
Additional fee for remuneration committee chair (in lieu of annual member service retainer)	15,000
Additional fee for remuneration committee member	7,500
Equity Compensation
In addition to cash compensation, each non-executive director is eligible to participate in the Non-Employee Sub-Plan to the Immunocore Holdings plc 2021 Equity Incentive Plan (“2021 EIP”). All share options granted under our non-executive director remuneration policy will be non-statutory stock options, with an exercise price per share equal to 100% of the fair market value (as such term is defined in our 2021 EIP) of the underlying ordinary shares on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a “Termination of Service” (as such term is defined in our 2021 EIP).
Initial Grant
Each eligible director who is first elected or appointed to our board of directors automatically, and without further action by our board of directors or the remuneration committee, upon the date of his or her initial election or appointment to be an eligible director (or, if such date is not a market trading day, the first market trading day thereafter), be granted a share option to purchase an estimated $325,790 of ordinary shares (the “Initial Grant”). The shares subject to each Initial Grant will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant; provided, that the eligible director continues to be a “Service Provider” (as such term is defined in our 2021 EIP) through each such vesting date.
Annual Grant
At the close of business on the day of each of our annual general meetings, each eligible director who continues to serve as a non-employee member of our board of directors following such meeting will be automatically, and without further action by our board of directors or the remuneration committee, be granted a share option to purchase an estimated $400,000 of ordinary shares (the “Annual Grant”). The shares subject to the Annual Grant will vest at the earlier of (i) the one-year anniversary of the date of grant and (ii) the day immediately prior to the date of our next annual general meeting; provided, that the eligible director continues to be a “Service Provider.”
Vesting; Change of Control
All vesting is subject to the eligible director continuing to be a Service Provider on each applicable vesting date. Notwithstanding the foregoing vesting schedules, for each eligible director who remains continuously a Service Provider until immediately prior to the closing of a “Change in Control” (as such term is defined in our 2021 EIP), the shares subject to his or her then-outstanding equity awards will become fully vested immediately prior to the closing of such change in control.

EXECUTIVE OFFICERS
Below is a list of our executive officers and their ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.
Name	Age	Position
Bahija Jallal, Ph.D.	62	Chief Executive Officer and Executive Director
Brian Di Donato	57	Chief Financial Officer and Head of Strategy
David Berman, M.D., Ph.D.	53	Head of Research and Development
Tina St. Leger	55	Chief Human Resources Officer
Biographical information for Dr. Jallal is included above with the director biographies under the section of this proxy statement titled “Board of Directors and Corporate Governance.”
Brian Di Donato has served as our Chief Financial Officer since April 2020. Previously, Mr. Di Donato served as Chief Financial Officer at Achillion Pharmaceuticals, Inc. from August 2018 to May 2020. Prior to joining Achillion, Mr. Di Donato was a private investor and a full-time student at Pennsylvania State University from May 2015 to May 2018. Previously, Mr. Di Donato held positions as Co-Portfolio Manager at Sorin Capital Management, where he worked from 2008 to 2014, and President and Chief Investment Officer at Capmark Investments, where he worked from 2002 to 2008. Mr. Di Donato also serves on the board of directors of iECURE, Inc. Mr. Di Donato holds an M.B.A. from New York University’s Stern school of Business and B.S. degrees in biology from Penn State University and in mechanical engineering from Villanova University. Mr. Di Donato also served in the U.S. Navy as an aerospace engineering officer.
David Berman, M.D., Ph.D. has served as our Head of Research and Development since January 2019, after initially joining us in September 2018. Previously, Dr. Berman served as Senior Vice President and Head of AstraZeneca plc’s Immuno-oncology Franchise from 2017 to 2018. Prior to that, from 2015 to 2017, he was head of the early stage oncology program at MedImmune, LLC (now known as AstraZeneca plc). Dr. Berman has also held senior development roles at Bristol-Myers Squibb Company, where he worked from 2005 to 2015, including as Head of the Immuno-oncology exploratory development team. Dr. Berman received a B.S. in biology from the Massachusetts Institute of Technology and a M.D. and Ph.D. from the University of Texas Southwestern Medical School. He trained in pathology at the National Cancer Institute followed by a fellowship at the Johns Hopkins Hospital.
Tina St. Leger has served as our Chief Human Resources Officer since February 2022. Previously, she served as Chief Human Resources Officer at GW Pharmaceuticals plc from July 2019 to December 2021. Prior to joining GW Pharmaceuticals, Ms. St. Leger served in various human resources positions at GlaxoSmithKline, where she worked from 2005 to 2019. Ms. St. Leger holds a B.Sc. in chemistry from the University of St. Andrews.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Effective January 1, 2024, we are no longer a foreign private issuer within the meaning of the Exchange Act. We are now subject to United States domestic issuer proxy rules, and we must include certain disclosures that were not previously required, including this Compensation Discussion and Analysis.
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2023, or fiscal year 2023, for our “named executive officers” who are listed below. This Compensation Discussion and Analysis is intended to assist you in understanding the information provided in the compensation tables below and to provide additional context regarding our overall compensation program. In addition, we explain how and why our remuneration committee determined our compensation policies and made specific compensation decisions for our named executive officers during and for fiscal year 2023.
Our named executive officers for fiscal year 2023 are our principal executive officer, principal financial officer and the next two most highly compensated executive officers who were serving as executive officers on December 31, 2023, as listed below. We have no other executive officers who were serving as of December 31, 2023, or who served during fiscal year 2023.
•	Bahija Jallal, Ph.D., our Chief Executive Officer (our principal executive officer);
•	Brian Di Donato, our Chief Financial Officer and Head of Strategy (our principal financial officer);
•	David Berman, M.D., Ph.D., our Head of Research and Development; and
•	Tina St. Leger, our Chief Human Resources Officer.
Executive Summary
Business Highlights
We are a commercial stage biotechnology company pioneering the development of a novel class of T cell receptor, or TCR, bispecific immunotherapies called ImmTAX (Immune mobilizing monoclonal TCRs Against X disease) designed to treat a broad range of diseases, including cancer, infectious disease and autoimmune disease. Leveraging our proprietary, flexible, off-the-shelf ImmTAX platform, we are developing a deep pipeline in multiple therapeutic areas, including five clinical stage programs in oncology and infectious disease, advanced pre-clinical programs in autoimmune disease and earlier pre-clinical programs across three therapeutic areas.
In 2022, we received approval for our lead product, KIMMTRAK, for the treatment of unresectable or metastatic uveal melanoma in HLA A02 positive patients (mUM) from the FDA, the European Commission and other health authorities. KIMMTRAK is now approved in 38 countries for the treatment of mUM. In 2023, we launched KIMMTRAK in nine new countries, including Austria, Israel, Italy, Finland, Switzerland, Belgium, Slovenia, Canada, and Bulgaria (12 countries total to date), and reached price agreements with three other countries (Canada, Germany and Australia) with further commercial launches planned in additional territories where KIMMTRAK is approved.
KIMMTRAK is the lead product from our ImmTAX platform and was the first approved therapy in mUM. To date, we have treated over 2,000 cancer patients with KIMMTRAK, tebentafusp, and our other ImmTAX product candidates, which we believe is the largest clinical data set of any T cell engager bispecific in solid tumors and any TCR therapeutic.
•
Our clinical programs are being conducted with patients with a broad range of cancers including melanoma, ovarian and lung, among others. We believe that these other tumor types have large addressable patient populations and significant unmet need.

•	We are progressing two late-stage clinical programs within our ImmTAC (Immune mobilizing monoclonal TCRs Against Cancer) portfolio, including KIMMTRAK and the PRAME-targeted ImmTAC IMC-F106C.
KIMMTRAK is manufactured at facilities located in Denmark and Germany, with final packaging completed in the Netherlands. We are supporting the appropriate use of KIMMTRAK in the United States and Europe through a well-equipped and fit-for-purpose trained commercial team that includes commercial, medical, sales, and value access team members. We utilize a hybrid commercialization model that includes in-house and contracted resources in the United States and Europe. To support our commercial efforts, we have entered into an exclusive multi-regional agreement with Medison Pharma Ltd. to help seek regulatory authorization and commercialize KIMMTRAK in Canada, Australia, New Zealand, Israel, Central and Eastern Europe, South and Central America, and the Caribbean.
Distinguishing KIMMTRAK in the marketplace, unlike antibody targeted immunotherapies that have a relatively small target pool, our approach relies on the power of TCRs which are naturally occurring receptors found on the surface of T cells that have the ability to target nearly all of the human proteome. Natural TCRs give T cells the ability to scan for abnormalities in nearly any cell in the body that are presented as protein fragments, or antigens, by human leukocyte antigen, or HLA, on the cell surface. Our ImmTAX platform builds upon these natural TCRs to engineer soluble and high-affinity TCRs. By engineering these TCRs through our ImmTAX platform, we are developing off-the-shelf, bispecific therapeutics, which are able to precisely target a wide range of proteins uniquely expressed by unhealthy and abnormal cells that cannot be targeted by current antibody-based immunotherapies.
Our ImmTAX bispecific therapeutics couple the targeting power of these engineered TCRs on one end with the other end displaying pre-optimized effector functions, which have the ability to drive a desired immune response at the site of the disease. This combination is designed to provide us with significant flexibility as we are able to engineer and tailor our ImmTAX therapeutics to target proteins that are specific to the disease we are trying to treat and then modulate the corresponding immune response by either boosting or inhibiting the immune system.
2023 Compensation Highlights
Our compensation program is well-structured to incentivize our leadership team to focus on the strategic objectives that, when achieved, will help to create shareholder value. To this end, we regularly evaluate and make changes to our executive compensation program to ensure that our approach aligns with shareholder interests as well as with competitive and appropriate pay practices for our industry.
•
Annual Incentive Plan Payout: 2023 was a transformative year for us, evidenced by our product launching in nine additional countries and reaching price agreements in three others, as well as our progress on our broader pipeline. After considering our overall performance, our remuneration committee determined that the corporate objectives under our annual incentive plan were achieved at 110% of target for named executive officers and all other employees.

•
Recoupment Policy: We have adopted a recoupment, or “clawback,” policy that would allow us to recover certain incentive compensation in the event of accounting restatements by us covered by the policy.

•
Peer Group Refresh: Given our growth trajectory, we annually reshape the peer group we utilize to set the compensation for our executives to ensure the companies included continue to match our geographic footprint, business focus, size and financial performance.

•
Consultant Request for Proposals (RFP): During 2023, the remuneration committee conducted an RFP process, as is good governance from time to time, for support related to its compensation consultant advisory needs. Through this process, the remuneration committee selected Aon as its new independent compensation consultant.

Compensation Program Objectives, Philosophy and Elements of Compensation
The main objectives of our executive compensation program are to:
•	Motivate, attract and retain highly qualified executives who have the potential to support our growth.
•
Create a competitive, fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to our short- and long-term business results, while closely aligning the interests of the executives with those of shareholders.

•	Emphasize pay for performance, with a program that aligns executive incentives to shareholder value creation.
We believe that our executive compensation program design features accomplish the following:
•	Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
•	Ensure a significant portion of each executive’s compensation is tied to our future share performance, thus aligning their interests with those of our shareholders.
•	Utilize equity compensation and vesting periods for equity awards that encourage executives to remain employed and focus on sustained share price appreciation.

•	Adopt a mix between cash (fixed and at-risk) and equity compensation designed to encourage strategies and actions that are in our short- and long-term best interests.
To achieve our compensation objectives, we historically have provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:
Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)
Provides financial stability and security through a fixed amount of cash for performing job responsibilities. Set at a level to attract and retain executives at a caliber necessary to drive our success.

Generally reviewed annually at the beginning of the year and determined based on a number of factors (including role with us, experience, skills, external market conditions, our salary and pay structures, individual performance, internal equity, retention) and by reference to market and peer group data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)
Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives. Supports our corporate strategy and business plan by linking executive performance to pay.

Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually at the beginning of the year and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives, generally determined by the remuneration committee and board of directors and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives. The remuneration committee may further consider individual performance ratings and overall individual performance for the fiscal year when determining payout amounts. Executives must be employed in good standing and not have provided notice of their intent to leave us through the bonus payment date to be eligible to receive a bonus. The Chief Executive Officer’s bonus is capped at 150% of salary.

Long-Term Incentive (at-risk equity)
Motivates executives who make important contributions by providing equity ownership opportunities. Rewards for long-term performance and aligns executives’ interests with shareholder interests and changes in shareholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Annual equity opportunities are generally reviewed and determined annually at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our shares, internal equity amongst executives, other elements of compensation, and market and peer group data provided by our independent compensation consultant. To date, equity awards have been provided in the form of share options.

In evaluating our executive compensation policies and programs, as well as the short- and long-term value of our executive compensation plans, we consider both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize shareholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the remuneration committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of the named executive officers’ target total direct compensation is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our shareholders and our corporate goals.
In making executive compensation decisions, the remuneration committee generally considers each executive officer’s target total direct compensation, which consists of base salary, target bonus opportunity, which together with base salary we refer to as target total cash compensation, and long-term equity awards (valued based on an approximation of grant date fair value).
Governance Practices
The remuneration committee regularly reviews best practices in executive compensation and uses the following guidelines to design our executive compensation programs:
What We Do	What We Don’t Do
✔ Align executive compensation with shareholder interests
✔ Pay-for-performance philosophy and culture
✔ Majority of pay “at risk” and tied to our performance and objectives
✔ “Double-trigger” change-in-control provisions
✔ Comprehensive clawback policy

✘ No hedging of our stock
✘ No pledging of our stock
✘ No guaranteed annual bonuses
✘ No backdating of share option awards
✘ No supplemental executive retirement plans
✘ No excessive executive perquisites

How We Determine Executive Compensation
Role of Our Remuneration Committee, Management and the Board
The remuneration committee is appointed by our board of directors to assist with the board’s oversight responsibilities with respect to our compensation and benefit plans, policies and programs, administration of our equity plans and its responsibilities related to the compensation of our executive officers, directors, and senior management, as appropriate.
The remuneration committee is primarily responsible for establishing and reviewing our overall compensation strategy and policies. The remuneration committee meets periodically throughout the year, typically four times or more, to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus awards, and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our remuneration committee determines appropriate. The remuneration committee does not delegate authority to approve executive officer compensation. The remuneration committee’s annual executive compensation decisions are typically made during a remuneration committee meeting in the first quarter of the year.
Our remuneration committee works with and receives information and analyses from management, including within our legal, finance, and human resources departments, and our Chief Executive Officer, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers (and, where applicable, our broader executive team). Our Chief Executive Officer evaluates and provides to the remuneration committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, performance incentives, equity compensation, and other compensation-related matters outside of the presence of any other named executive officers. However, our remuneration committee retains the final authority to make all compensation decisions. While the Chief Executive Officer discusses these recommendations with the remuneration committee, she does not participate in the deliberations concerning, or the determination of, her own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the remuneration committee to make presentations, provide financial or other background information or advice or otherwise participate in remuneration committee or board of directors’ meetings.
Members of management, including our Chief Executive Officer, may attend portions of our remuneration committee’s meetings; however, our Chief Executive Officer is not present during decisions regarding her compensation.
Role of Independent Compensation Consultant
For purposes of evaluating 2023 compensation for each of our executive officers and making 2023 compensation decisions in the first half of 2023, we retained Willis Towers Watson (“WTW”), an independent compensation consultant, to assist the remuneration committee in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives. In September 2023, the remuneration committee engaged Aon Radford (“Aon”) to replace WTW and serve as its independent compensation consultant.
During fiscal year 2023, WTW and Aon advised the remuneration committee on compensation matters related to the executive and director compensation structure. In fiscal year 2023, WTW and Aon assisted with, among other things:
•	conducting an executive market pay analysis;
•	developing a group of peer companies to use as a reference in making executive compensation decisions;
•	evaluating current executive pay practices and considering alternative compensation programs; and
•	reviewing our director compensation policies and practices.
The remuneration committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Our independent compensation consultant makes recommendations to the remuneration committee but has no authority to make compensation decisions on behalf of the remuneration committee or the Company. WTW and Aon reported to the remuneration committee and had direct access to the chairperson and the other members of the remuneration committee. Beyond data and advice related to executive and director compensation matters, and the Company’s purchase of general compensation data, WTW and Aon did not provide other services to us in fiscal year 2023. However, Aon has become our global employee benefits broker, effective January 1, 2024.
The remuneration committee has analyzed whether the work of each of WTW and Aon as the compensation consultant raised any conflict of interest, considering relevant factors in accordance with SEC guidelines. Based on its analysis, our remuneration committee determined that the work of the WTW, Aon and the individual compensation advisors has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards.
Use of Competitive Market Compensation Data
The remuneration committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the remuneration committee works annually with our independent compensation consultant to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. The remuneration committee believes that the peer and market data provided by our independent compensation consultant is helpful in determining market-competitive compensation for our executives but does not tie any pay elements directly to specific benchmarks. Instead, the remuneration committee considers peer data as part of a market-check analysis that is used in conjunction with its assessments of numerous other factors, as noted under “Factors Used in Determining Executive Compensation” below.
Fiscal Year 2023 Peer Group
In October 2022, with recommendations from WTW, the remuneration committee identified a group of companies that would be appropriate peers for fiscal year 2023 compensation decisions, based on the following criteria:

•	Stock Exchange: We focused on companies that are publicly traded on either the Nasdaq Stock Market, New York Stock Exchange or London Stock Exchange;
•	Sector & Geography: We focused on biotechnology or pharmaceuticals companies that are headquartered in the United States or United Kingdom;
•	Employee Size: We focused on companies with a headcount ranging from ½ to two times our then-current headcount (between 160 to 650 full-time employees);
•	Market Capitalization: We focused on companies with a market capitalization representing roughly 1/2 to three times our then-current market capitalization (between $1 billion to $6 billion); and
•	Revenue: We focused on companies with annual revenue below $350 million (compared to our approximately $36 million in then-projected revenue as a rapidly growing, newly commercial company).
The peer group of companies that the remuneration committee referenced for the purpose of informing executive compensation decisions for fiscal year 2023 is listed below:
Agenus (AGEN)	Deciphera Pharmaceuticals (DCPH)	Revolution Medicines (RVMD)
Allogene Therapeutics (ALLO)	Immatics (IMTX)	Sangamo Therapeutics (SGMO)
Arcus Biosciences (RCUS)	Inovio Pharmaceuticals (INO)	Sorrento Therapeutics (SRNE)
Arvinas (ARVN)	Mirati Therapeutics (MRTX)	TG Therapeutics (TGTX)
Atara Biotherapeutics (ATRA)	NGM Biopharmaceuticals (NGM)	Vir Biotechnology (VIR)
Blueprint Medicines (BPMC)	Replimune (REPL)	Xencor (XNCR)
Celularity (CELU)
Shareholder Say-on-Pay Vote
Because we became a United States domestic issuer under SEC and Nasdaq rules effective January 1, 2024, our shareholders will have their first opportunity to cast a non-binding advisory vote (“say-on-pay vote”) to approve our named executive officers’ compensation at our 2024 annual general meeting of shareholders (AGM). In the future, we intend to consider the outcome of the say-on-pay votes when making compensation decisions regarding our named executive officers. Following the vote at the AGM and depending on the outcome of resolution 4 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at the 2025 AGM.
Factors Used in Determining Executive Compensation
The remuneration committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of remuneration committee members. Pay decisions are not made by use of a formulaic approach or benchmark. Instead, the remuneration committee considers numerous factors when setting executive pay levels, including market and peer data provided by our independent compensation consultant; a review of industry survey data; employee knowledge, skill, and experience; individual performance and contribution; scope of current and expected future responsibilities and any retention concerns.

Elements of Our Fiscal Year 2023 Executive Compensation Program
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In February 2023, the remuneration committee reviewed the base salaries of our named executive officers and approved base salaries increases, as reflected below, for each of the named executive officers. The remuneration committee determined increases were appropriate in light of each executive’s individual performance and target total cash compensation compared to applicable market and peer group data. The fiscal year 2023 base salaries of our named executive officers are reflected below.
Named Executive Officer	Fiscal Year 2023 Base Salary	Percentage Increase from Fiscal Year 2022 Base Salary
Bahija Jallal	$735,000	5%
Brian Di Donato	$436,000	5%
David Berman	$515,000	5%
Tina St. Leger[1]	$338,458	3%
(1)
Ms. St. Leger’s base salary is paid in British Pounds. This amount represents the approximate dollar value of her base salary converted to United States Dollars using the British Pound to United States dollar exchange rate of 1.24, which represents an average for fiscal year 2023.

Annual Performance Bonuses
The annual performance cash bonuses for our named executive officers are tied to achievement of our goals and objectives as set forth in the corporate scorecard for the relevant fiscal year. We develop our corporate scorecard each year based upon our performance goals and strategic priorities for the upcoming year. This corporate scorecard applies to our named executive officers and to all of our other employees who are eligible for annual performance cash bonuses. Each eligible employee has a target annual performance incentive opportunity that corresponds to achievement of 100% of the performance goals comprising the corporate scorecard. The corporate performance metrics and overall scorecard are adopted annually by the remuneration committee and communicated to each participant. Following the end of the year, the remuneration committee determines the extent to which the prior year’s corporate scorecard metrics were met and incentive payments are made as soon as practicable thereafter. Pursuant to our executive director remuneration policy, our Chief Executive Officer’s performance bonus amount is capped at 150% of base salary.
2023 Target Amounts
In February 2023, the remuneration committee reviewed each of our named executive officer’s target bonus percentages. Following on a review of applicable market and peer group data provided by our independent compensation consultant, an assessment of individual performance and an analysis of each individual’s target total cash compensation, the remuneration committee determined that the 2022 target bonus percentages remained appropriate for each of the named executive officers. Each named executive officer’s target bonus as a percentage of annual base salary is reflected below.
Named Executive Officer	2023 Target Bonus Percentage (as a % of Base Salary)
Bahija Jallal	75%
Brian Di Donato	40%
David Berman	40%
Tina St. Leger	40%

2023 Corporate Scorecard Design and Achievement
For 2023, our corporate scorecard was comprised of performance objectives in three categories, with 50% of an executive’s bonus opportunity tied to the achievement of TCR innovation metrics, 40% tied to business growth metrics and 10% tied to workplace improvement metrics. The goals summarized below for each metric were selected by the remuneration committee based on the remuneration committee’s determination that each was important for our short- and long-term success. The remuneration committee set threshold (75% achievement for partially meeting the goal), target (100% achievement for meeting the goal) and maximum (125% achievement for exceeding the goal) performance levels for each goal. When it approved the 2023 performance objectives, the remuneration committee believed that achievement of target performance would be reasonably challenging based upon industry-wide conditions and our internal forecasts at the time. Further, the performance objectives were set within the backdrop of a difficult environment due to the Ukraine and Israel-Hamas wars and global geopolitical tensions. Our 2023 corporate scorecard and the relevant performance levels are summarized, for market factors and competitive reasons, below. The summary of our annual performance bonus design below includes the level of detail we believe we can disclose without creating competitive harm for the Company.
Metric	Weight	Goals	Achievement	Weighted Achievement
Lead in TCR Innovation	50%	Goals focused on executing our clinical trials, building our pipeline for new products, completing regulatory submissions, high impact publications and other related matters	93%	46.3%

Grow the Business	40%	Goals pertaining to commercial and other matters, including related to expanding access to our product, governmental affairs, sales, cash and operating expense targets, investor relations and business development	114%	45.5%

Be the Best Workplace	10%	Goals related to recruiting, employee engagement, compliance, workforce planning, culture and other employee matters	93%	9.3%

		Initial Calculated Achievement		101%
		Adjusted Achievement for Exceeding Scorecard Goals (See Below)		110%
The remuneration committee assesses corporate performance goal achievement each fiscal year. In December 2023, the remuneration committee assessed 2023 performance against the corporate scorecard and initially determined that the goals were achieved at 101%, as summarized in the table above. However, in light of exceptional overachievement of specific corporate goals, including those noted in the table below, the remuneration committee approved an overall achievement percentage of 110%, which the remuneration committee determined was appropriate to reward the very hard work and accomplishments across our entire company.
Metric	Goal	Achievement
Lead in TCR Innovation	Detailed goals to advance our pipeline Deliver three high impact publications and 10 high quality publications/presentations
Goals Achieved/Exceeded:

• Launched two phase three trials to expand our pipeline beyond KIMMTRAK for mUM

• Surpassed enrollment goals for PRAME-A2 101 study

• Ended year with nine clinical programs

• Highest number of publications in five years

Metric	Goal	Achievement
Grow the Business	Increase global net product sales over prior year 2022 End 2023 with $350 million in cash
Goal Exceeded:
• $239 million in net product sales for 2023

• KIMMTRAK launched in nine additional countries (now 12 total)

• Reached pricing agreements in three additional countries

• Year-end cash was $443 million

Be the Best Workplace	Conduct employee engagement survey and maintain employee engagement	Goal Exceeded: Significant improvement on employee engagement compared to prior survey results: • 91% participation • 77% engagement (14 percentage point improvement)
In approving individual annual performance bonuses, the remuneration committee considered each named executive officer’s (other than Dr. Jallal’s) individual performance rating and overall individual contribution towards our achievement of the corporate objectives for the fiscal year. The table below reflects the applicable modifier that the remuneration committee applied to each named executive officer’s annual incentive payment based on the 2023 individual performance.
Each named executive officer received the following bonus payment for fiscal year 2023 Company and individual performance:
Named Executive Officer	Incentive Amount Based on Scorecard as Percent of 2023 Target	Individual Performance Modifier	2023 Incentive Amount Paid	2023 Incentive Amount Paid as Percent of 2023 Target
Bahija Jallal,	110%	N/A(1)	$606,375	110%
Brian Di Donato	110%	100%	$191,840	110%
David Berman	110%	114%	$257,500	125%
Tina St. Leger(2)	110%	105%	$155,691	115%
(1)
Over the last two fiscal years, the remuneration committee has formalized an objective, numeric methodology for calculating the annual performance bonus achievement. In both of those years, the remuneration committee did not apply an individual performance modifier to Dr. Jallal’s bonus achievement. Instead, Dr. Jallal’s bonus payment was determined solely based on the approved corporate scorecard achievement (after any adjustment for overall Company performance by the remuneration committee).

(2)
Ms. St. Leger’s incentive payment is paid in British Pounds. This amount represents the approximate dollar value of her base salary converted to United States Dollars using the British Pound (“GBP”) to United States Dollar (“USD”) exchange rate of 1.24, which represents an average for fiscal year 2023.

Equity Compensation
In connection with our IPO, we adopted the 2021 Equity Incentive Plan, under which we may grant equity-based incentive awards to directors, employees (including our executive officers) and our and our affiliates’ consultants. We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the long-term interests of our executive officers with the financial interests of our shareholders and is therefore a key aspect of our pay-for-performance program. The remuneration committee believes that share options are inherently performance-based and automatically link executive pay to shareholder return, as the value realized, if any, from an award of share options is dependent upon, and directly proportionate to, future appreciation in our share price. Regardless of the reported value in the Summary Compensation Table, our named executive officers will only receive value from their share option awards if the market price of our ADSs increases above the market price of our ADSs at the time of grant and remains above such price as the share options continue to vest.

In fiscal year 2023, we approved equity awards to our named executive officers in the form of share options. The remuneration committee used its subjective judgement to determine the amounts it believed were appropriate for each named executive officer, weighing the following factors: the executive’s target total direct compensation, current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our ordinary shares, internal equity amongst executives and market and peer group data provided by our independent compensation consultant. The share options will vest over a four-year period, with 25% of the shares subject to each award vesting on the first anniversary of the grant date and the remaining 75% vesting in substantially equal quarterly installments over the following 36 months, subject to continued service through the applicable vesting date.
The following table sets forth the share options granted to our named executive officers in fiscal year 2023:
Named Executive Officer	Share Options Granted
Bahija Jallal	259,214
Brian Di Donato	67,949
David Berman	90,599
Tina St. Leger	13,338
It is important to note that the remuneration committee annually assesses the appropriate equity vehicle and design for its named executive officers. Specifically, this has included a discussion around the use of awards tied to the achievement of certain performance conditions (“Performance Awards”). We understand that certain investors would recommend that a portion of the annual equity grants made to the named executive officers be in Performance Awards. However, Performance Awards must be introduced at the right time when they can drive the right behaviors. Given we became a public, newly commercial stage biotechnology company in recent years, the remuneration committee did not determine that 2023 (or 2024) was the time to introduce Performance Awards. Therefore, the remuneration committee approved the use of share options again for 2023 as they are inherently performance-based as described above.
Other Features of Our Compensation Program
Agreements with our Named Executive Officers
We have entered into employment agreements with our United States named executive officers and an employment contract with Ms. St. Leger. Each of these agreements established the named executive officer’s starting base salary, initial target annual bonus opportunity, and initial equity grant. Our named executive officers’ base salaries, annual bonus opportunities and any equity awards are reviewed annually by the remuneration committee; the amounts effective for fiscal year 2023 are described above in this Compensation Discussion and Analysis. See “Employment Arrangements with our Named Executive Officers” below for descriptions of the agreements with our named executive officers.
Severance and Change in Control Benefits
Each of our named executive officers (other than Ms. St. Leger) is employed on an “at will” basis and may be terminated at any time for any reason. Pursuant to Ms. St. Leger’s employment contract, either Ms. St. Leger or we may terminate her employment contract upon six months’ notice. We may, at our discretion, pay Ms. St. Leger an amount equivalent to her six-month base salary in lieu of this notice. Notwithstanding the foregoing, Ms. St. Leger’s employment may be terminated by us immediately for cause.
Our employment agreements or contracts, as applicable, also contain severance terms for our named executive officers. The benefits provide cash severance and certain benefit continuation in the event of termination of employment without cause (and not due to death or disability) or resignation for good reason. Our named executive officers are entitled to enhanced severance benefits, including target bonus and pro-rated bonus payments and equity acceleration, in the event of a qualifying termination or resignation that occurs in connection with a change in control.
We believe these severance benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The remuneration committee believes that the severance benefits are an important element of the named executive officers’ retention and motivation and that the benefits of such severance rights, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are in our best interests. Enhanced severance benefits provided in the event of a qualifying termination or resignation that occurs in connection with a change in control are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our shareholders.
The “Potential Payments and Benefits upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the named executive officers in further detail.
Retirement Plans
Our United States-based named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis (the “401(k) plan”). Eligible employees may defer eligible compensation on a pre-tax or after-tax (“Roth”) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). For the 2023 plan year, we made discretionary matching contributions on a per payroll basis equal to 100% of the first 5% of eligible compensation deferred, subject to Code limits. Matching contributions are 100% vested when made to the 401(k) plan. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Ms. St. Leger participates in our United Kingdom defined contribution retirement plan (the “retirement plan”). The retirement plan is subject to applicable statutory requirements and permits employees to defer, via a salary sacrifice arrangement, a portion of their salary to the plan each pay period, with an employer matching contribution of up to 5% of salary deferred during the pay period.
Other than the 401(k) plan and the retirement plan, our employees, including our named executive officers, do not participate in any qualified or non-qualified retirement or deferred compensation benefits.
Health/Welfare Plans
Our United States based named executive officers are eligible to participate in broad-based health and welfare benefit plans, such as medical, dental, vision, disability and life insurance, in each case generally on the same basis as other eligible employees. Ms. St. Leger is eligible to participate in our medical, life and other schemes that we may maintain from time to time for our eligible employees in the United Kingdom We do not maintain any supplemental health and welfare plans for our named executive officers. Our remuneration committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.
Perquisites
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including our named executive officers, and except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.
However, we are a party to tax equalization agreements with Dr. Jallal, Mr. Di Donato and Dr. Berman, who are United States-based employees. Pursuant to the tax equalization agreements, if the executive becomes subject to tax in the United Kingdom as a result of having performed services for us in the United Kingdom, then we have agreed to pay additional, “grossed-up” amounts to the executive as necessary so that the executive receives after-tax compensation approximately equal to the after-tax compensation the executive would have received if the executive was subject to tax only in the United States. The principle of the agreements is to leave the executive in exactly the same position (i.e., no better and no worse off) as if they had not become subject to United Kingdom taxation on a portion of their income. As such, the remuneration committee does not believe it is appropriate to take into account the United Kingdom taxes paid by us under the tax equalization agreements when determining executive compensation each year.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the remuneration committee.
Tax and Accounting Considerations
As a general matter, the remuneration committee reviews and considers the various tax and accounting implications of compensation programs we utilize. The remuneration committee believes that shareholder interests are best served if the remuneration committee retains the discretion to approve compensation arrangements that support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility under United States or other tax law or results in adverse accounting consequences to us.
Code Section 162(m)
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.
Although the remuneration committee will continue to consider tax implications as one factor in determining executive compensation, the remuneration committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and our best interests and the best interests of our shareholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The remuneration committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Code Section 409A
Section 409A of the Code (“Section 409A”) affects the manner by which deferred compensation opportunities are offered to our United States taxpayer employees and other service providers. Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose United States taxpayer employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our U.S taxpayer employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
Code Section 280G
Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including share options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, the remuneration committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G. However, the remuneration committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting for Share-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of share options under our equity incentive award plans are accounted for under ASC Topic 718. The remuneration committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Other Compensation Policies and Practices
Equity Grant Timing
The remuneration committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. The timing of annual equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers and such grants are made at the time equivalent grants are made to all other employees. All required approvals are obtained in advance of or on the actual grant date. The remuneration committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.
Compensation Recovery (“Clawback”) Policy
In October 2023, we adopted the Incentive Compensation Recoupment Policy (the “Clawback Policy”), which complies with the new Nasdaq listing standards that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy is administered by the remuneration committee.
In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our named executive officers may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with us to engage in short-term or speculative transactions involving our securities. Our directors, officers and employees are, therefore, prohibited from engaging in short sales and buying or selling puts, call options or other derivative securities with respect to our ordinary shares and ADSs.
Our Amended and Restated Insider Trading and Window Period Policy also prohibits our directors, officers, employees and consultants from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging any decrease in the market value of our equity securities, whether they are granted to such individual through employee benefit plans or otherwise held by such individual.
In addition, we prohibit our executive officers, all other employees, consultants and the non-employee members of our board of directors from holding our ordinary shares in a margin account. We also prohibit pledging our ordinary shares as collateral for a loan.
Risk Assessment Concerning Compensation Practices and Policies
Our remuneration committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, our remuneration committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company as a whole. Further, our remuneration committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual performance bonus opportunity, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our shareholders.

Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2023, 2022 and 2021, as applicable:
Name and Principal Position	Year	Salary(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Bahija Jallal, Ph.D. Chief Executive Officer	2023	735,000	10,299,998	606,375	37,461	11,678,834
	2022	700,000	6,637,003	656,250	15,250	8,008,503
	2021	700,000	33,543,785	525,000	14,500	34,783,285
Brian Di Donato(5) Chief Financial Officer	2023	436,000	2,699,987	191,840	26,616	3,354,443
David Berman, M.D., Ph.D.(5) Executive Vice President, Head of Research & Development	2023	515,000	3,599,997	257,500	24,125	4,396,622
Tina St. Leger(5) (6) Chief Human Resources Officer	2023	338,458	529,992	155,691	14,976	1,039,117
(1)
Salary amounts represent actual amounts earned during the periods presented. See “—Compensation Discussion and Analysis—Elements of Our Fiscal Year 2023 Executive Compensation Program—Base Salaries” for further information.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements included in the Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the options, the exercise of the options or the sale of the ordinary shares underlying such options.

(3)
Reflects performance-based cash bonuses awarded to our named executive officers during the periods presented. See “—Compensation Discussion and Analysis—Elements of Our Fiscal Year 2023 Executive Compensation Program—Annual Performance Bonuses” for a description of the material terms of the program pursuant to which this compensation was awarded.

(4)
Amounts for 2023 reflect the following: (i) 401(k) matching contributions for each of Dr. Jallal, Mr. Di Donato and Dr. Berman in the amount of $16,500 each, (ii) matching contribution to our United Kingdom defined contribution retirement plan for Ms. St. Leger in the amount of $12,692 and $2,284 for her medical and dental benefits and (iii) tax equalization gross-up payments in the amounts of $20,961, $10,116 and $7,625 for 2023 for Dr. Jallal, Mr. Di Donato and Dr. Berman, respectively.

(5)
Prior to January 1, 2024, we qualified as a foreign private issuer within the meaning of the Exchange Act. As a result, none of Mr. Di Donato, Dr. Berman or Ms. St. Leger was a named executive officer for 2021 and 2022, nor have we previously reported individual compensation for any of these named executive officers. Accordingly, we have excluded compensation for each of Mr. Di Donato, Dr. Berman or Ms. St. Leger for 2021 and 2022.

(6)
The base salary, bonus, non-equity incentive plan compensation, and all other compensation amounts for Ms. St. Leger for the fiscal year ended December 31, 2023, reflect the conversion from GBP to USD using the exchange rate of GBP 1.00 to USD 1.24, which represents an average for fiscal year 2023.

Grants of Plan-Based Awards
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2023.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Shares of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Bahija Jallal	Annual Cash	—	—	551,250	—	—	—	—
	Option	2/16/2023	—	—	—	259,214	64.53	10,299,998
Brian Di Donato	Annual Cash	—	—	174,400	—	—	—	—
	Option	2/16/2023	—	—	—	67,949	64.53	2,699,987
David Berman	Annual Cash	—	—	206,000	—	—	—	—
	Option	2/16/2023	—	—	—	90,599	64.53	3,599,997
Tina St. Leger	Annual Cash	—	—	135,383	—	—	—	—
	Option	2/16/2023	—	—	—	13,338	64.53	529,992
(1)
The amounts set forth in the “Target” column represent target bonus amounts for each named executive officer for 2023 under our 2023 performance bonus program. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. In no event may Dr. Jallal’s bonus exceed 150% of her base salary. See “Compensation Discussion and Analysis—Elements of Our Fiscal Year 2023 Executive Compensation Program—Annual Performance Bonuses” for a description of the material terms of the program pursuant to which this compensation was awarded. The target bonus amount for Ms. St. Leger for the fiscal year ended December 31, 2023 reflects the conversion from GBP to USD using the exchange rate of GBP 1.00 to USD 1.24, which represents an average for fiscal year 2023.

(2)
All of the awards were granted under the 2021 EIP. Twenty-five percent of the ordinary shares subject to this award vested on the first anniversary of the vesting commencement date, and the remaining shares vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each vesting date.

(3)
Amounts reported represent the aggregate grant date fair value of option awards granted during 2023 presented computed in accordance with ASC Topic 718 for share-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the options, the exercise of the options or the sale of the ordinary shares underlying such options.

Outstanding Equity Awards as of December 31, 2023
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2023.
			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Bahija Jallal	1/7/2019(3)	1/7/2019	1,724,503	129,967	17.46(4)	1/6/2029
	10/30/2020	4/1/2020	24,802	3,543	17.46(4)	10/29/2030
	2/4/2021	2/4/2021	1,427,305	648,775	26.00	2/3/2031
	2/16/2022	2/16/2022	194,940	250,637	24.66	2/15/2032
	2/16/2023	2/16/2023	—	259,214	64.53	2/15/2033
Brian Di Donato	4/30/2020	7/1/2020	—	56,250	17.46(4)	4/29/2030
	2/4/2021	2/4/2021	1	127,151	26.00	2/3/2031
	2/16/2022	2/16/2022	3	67,974	24.66	2/15/2032
	2/16/2023	2/16/2023	—	67,949	64.53	2/15/2033

			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
David Berman	9/13/2018(5)	9/13/2018	391,790	—	17.46(4)	9/12/2028
	2/4/2021	2/4/2021	322,178	146,444	26.00	2/3/2031
	2/16/2022	2/16/2022	58,744	75,527	24.66	2/15/2032
	2/16/2023	2/16/2023	—	90,599	64.53	2/15/2033
Tina St. Leger	4/1/2022	4/1/2022	—	43,750	29.87	3/31/2032
	2/16/2023	2/16/2023	—	13,338	64.53	2/15/2033
(1)
All of the awards in this table granted prior to February 4, 2021 were granted under our pre-IPO equity incentive plans, and all awards in this table granted on or subsequent to February 4, 2021 were granted under the 2021 EIP.

(2)
Twenty-five percent of the ordinary shares subject to this award vested or vest on the first anniversary of the vesting commencement date, and the remaining shares vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each vesting date.

(3)
The options granted to Dr. Jallal on January 7, 2019, vesting over a five-year period were modified during 2020 and immediately prior to the IPO to reflect the terms of our Series B financing and to clarify that they would not immediately vest upon our IPO. Twenty-five percent of the shares subject to the award vested on the second anniversary of the grant date, and the remaining shares vest in quarterly installments thereafter, subject to the officer’s continued service through each vesting date.

(4)	Represents price in connection with IPO.
(5)
The options granted to Dr. Berman on September 13, 2018, vesting over a four-year period were modified during 2020 and immediately prior to the IPO to reflect the terms of our Series B financing and to clarify that they would not immediately vest upon our IPO. Twenty-five percent of the shares subject to the award vested on the first anniversary of the grant date, and the remaining shares vest in quarterly installments thereafter, subject to the officer’s continued service through each vesting date.

Option Exercises and Stock Vested
The following table sets forth certain information regarding any option exercises during the fiscal year ended December 31, 2023, with respect to our named executive officers. No shares were acquired during the fiscal year ended December 31, 2023, by our named executive officers pursuant to the vesting of stock awards.
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Bahija Jallal	225,000	9,724,878
Brian Di Donato	576,348	19,475,455
David Berman	440,000	17,104,833
Tina St. Leger	26,250	790,913
(1)	The value realized on exercise is based on the closing price of our ADSs on Nasdaq on the date of exercise minus the exercise price and does not reflect actual proceeds received.
Employment Arrangements with our Named Executive Officers
We have entered into employment agreements or contracts, as applicable, with each of our named executive officers. The agreements set forth the terms and conditions of each executive’s employment with us, including base salary, bonus opportunity, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, and certain non-solicitation and non-competition provisions. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “— Potential Payments and Benefits upon Termination or Change in Control.”
The employment of each of our named executive officers (other than Ms. St. Leger) may be terminated at any time in accordance with the terms of the respective agreements. Ms. St. Leger’s employment may only be terminated in accordance with her employment contract, which includes six months’ notice. In addition, each of our named executive officers has executed a form of our standard proprietary information and inventions agreement. The material terms of each agreement are described below.
Bahija Jallal, Ph.D.
In January 2021, we and our United States subsidiary, Immunocore, LLC, entered into an amended and restated employment agreement with Dr. Jallal, which became effective on February 4, 2021, upon the execution of the underwriting agreement for our IPO. Pursuant to her employment agreement, Dr. Jallal is entitled to an annual base salary (as set forth above) and is eligible to receive an annual performance bonus, currently with a target amount of 75% of her annual base salary, subject to the assessment of our board of directors (or a committee thereof) of Dr. Jallal’s performance and our attainment of targeted goals for the applicable calendar year. In addition, we agreed to grant Dr. Jallal a share option pursuant to the 2021 EIP, contingent and effective upon the execution of the underwriting agreement for our IPO. See “Executive Compensation Tables—Outstanding Equity Awards as of December 31, 2023” for additional information. Dr. Jallal’s employment agreement also provides for certain tax equalization payments to cover incremental taxes that Dr. Jallal is required to pay as a result of services we require Dr. Jallal to perform outside the United States. Dr. Jallal is eligible to participate on the same basis as similarly-situated employees in the employee benefit plans in effect from time to time in accordance with the terms of such benefit plans.
Dr. Jallal’s employment is “at will” and may be terminated by us or Dr. Jallal at any time. Dr. Jallal’s employment agreement provides Dr. Jallal with certain severance benefits, as described below under “— Potential Payments and Payments upon Termination or Change of Control,” subject to her execution of an effective release of claims and compliance with certain post-termination obligations and resignation from all positions with us.
Brian Di Donato
In January 2021, we and our United States subsidiary, Immunocore, LLC, entered into an amended and restated employment agreement with Mr. Di Donato, which became effective on February 4, 2021, upon the execution of the underwriting agreement for our IPO. Pursuant to his employment agreement, Mr. Di Donato is entitled to an annual base salary (as set forth above) and is eligible to receive an annual performance bonus, currently with a target amount of 40% of his annual base salary, subject to the assessment of our board of directors (or a committee thereof) of Mr. Di Donato’s performance and our attainment of targeted goals for the applicable calendar year. In addition, we agreed to grant Mr. Di Donato a share option pursuant to the 2021 EIP, contingent and effective upon the execution of the underwriting agreement for our IPO. See “Executive Compensation Tables—Outstanding Equity Awards as of December 31, 2023” for additional information. Mr. Di Donato’s employment agreement also provides for certain tax equalization payments to cover incremental taxes that Mr. Di Donato is required to pay as a result of services we require Mr. Di Donato to perform outside the United States. Mr. Di Donato is eligible to participate on the same basis as similarly-situated employees in the employee benefit plans in effect from time to time in accordance with the terms of such benefit plans.
Mr. Di Donato’s employment is “at will” and may be terminated by us or Mr. Di Donato at any time. Mr. Di Donato’s employment agreement provides Mr. Di Donato with certain severance benefits, as described below under “— Potential Payments and Payments upon Termination or Change of Control,” subject to his execution of an effective release of claims and compliance with certain post-termination obligations and resignation from all positions with us.
David Berman, M.D., Ph.D.
In January 2021, we and our United States subsidiary, Immunocore, LLC, entered into an amended and restated employment agreement with Dr. Berman, which became effective on February 4, 2021, upon the execution of the underwriting agreement for our IPO. Pursuant to his employment agreement, Dr. Berman is entitled to an annual base salary (as set forth above) and is eligible to receive an annual performance bonus, currently with a target amount of 40% of his annual base salary, subject to the assessment of our board of directors (or a committee thereof) of Dr. Berman’s performance and our attainment of targeted goals for the applicable calendar year. In addition, we agreed to grant Dr. Berman a share option pursuant to the 2021 EIP, contingent and effective upon the execution of the underwriting agreement for our IPO. See “Executive Compensation Tables—Outstanding Equity Awards as of December 31, 2023” for additional information. Dr. Berman’s employment agreement also provides for certain tax equalization payments to cover incremental taxes that Dr. Berman is required to pay as a result of services we require Dr. Berman to perform outside the United States. Dr. Berman is eligible to participate on the same basis as similarly-situated employees in the employee benefit plans in effect from time to time in accordance with the terms of such benefit plans.

Dr. Berman’s employment is “at will” and may be terminated by us or Dr. Berman at any time. Dr. Berman’s employment agreement provides Dr. Berman with certain severance benefits, as described below under “— Potential Payments and Payments upon Termination or Change of Control,” subject to his execution of an effective release of claims and compliance with certain post-termination obligations and resignation from all positions with us.
Tina St. Leger
In August 2021, we and our subsidiary, Immunocore Limited, entered into an amended and restated contract of employment with Ms. St. Leger. Pursuant to her contract of employment, Ms. St. Leger is entitled to an annual base salary (as set forth above) and is eligible to receive an annual performance bonus, currently with a target amount of 40% of her annual base salary, as well as an annual performance equity award of ordinary shares with a target Fair Market Value (as defined in the 2021 EIP) of 200% of her then-current annual base salary, in each case subject to the assessment of our board of directors (or a committee thereof) of Ms. St. Leger’s performance and our attainment of targeted goals for the applicable calendar year. In addition, Ms. St. Leger was granted a one-time sign-on bonus of £50,000, and we agreed to grant Ms. St. Leger a share option pursuant to the 2021 EIP, effective upon our then-next scheduled grant date following the commencement of Ms. St. Leger’s employment. See “Executive Compensation Tables—Outstanding Equity Awards as of December 31, 2023” for additional information. Ms. St. Leger is eligible to participate on the same basis as similarly-situated employees in the employee benefit plans in effect from time to time in accordance with the terms of such benefit plans.
Ms. St. Leger’s employment may be terminated by us or Ms. St. Leger at any time with six months’ notice. We may, at our discretion, pay Ms. St. Leger an amount equivalent to her six-month base salary in lieu of this notice. Notwithstanding the foregoing, Ms. St. Leger’s employment may be terminated by us immediately for cause. Ms. St. Leger’s employment agreement provides Ms. St. Leger with certain severance benefits, as described below under “— Potential Payments and Payments upon Termination or Change of Control,” subject to her execution of an effective release of claims and compliance with certain post-termination obligations and resignation from all positions with us.
Potential Payments and Benefits upon Termination or Change in Control
Regardless of the manner in which the executive’s service with us terminates, each of our named executive officers is entitled to receive amounts earned during his or her term of service, including unpaid salary, reimbursement of unreimbursed business expenses, earned but unpaid bonus amount, any vested entitlements under any employee benefit plan and accrued unused vacation.
Pursuant to the terms of their respective employment agreements, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or “disability”) or by the named executive officer for “good reason”, in either case outside of the 18-month period following the effective date of a “change in control” (each term as defined in the named executive officers’ respective employment agreements), then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months (or 18 months for Dr. Jallal); and (ii) continued payment for group health benefits continuation coverage for up to 12 months (or 18 months for Dr. Jallal).
Pursuant to the terms of their respective employment agreements, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or “disability”) or by the named executive officer for “good reason,” in either case upon or within the 18-month period following the effective date of a “change in control,” then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 18 months (or 24 months for Dr. Jallal); (ii) continued payment for group health benefits continuation coverage for up to 18 months (or 24 months for Dr. Jallal); (iii) a lump sum cash payment equal to one-and-a-half times (or two times for Dr. Jallal) the named executive’s then-current target annual performance bonus for the year in which the termination occurs; (iv) a lump sum payment equal to the prorated portion of the named executive officer’s annual bonus for the calendar year in which the termination occurs; and (v) immediate vesting acceleration in full of all outstanding equity awards covering our ordinary shares held by the named executive officer immediately prior to the termination date.
In addition to the treatment described above, our named executive officers’ equity awards are subject to the terms of the 2021 EIP and the 2020 Immunocore Limited Non-Tax Advantaged Share Option Plan. as applicable. Under our 2021 EIP, in the event of certain corporate transactions that affect our ordinary shares, including a “change in control” (as defined in the 2021 EIP), our board of directors has broad discretion to take action under the 2021 EIP, including cancelling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2021 EIP and replacing or terminating awards under the 2021 EIP.
Potential Payments Upon Termination or Change in Control
The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective employment agreement or contract, as applicable, as described under the section titled “Employment Arrangements with our Named Executive Officers,” assuming their employment was terminated as of December 31, 2023, including in connection with a change in control as of December 31, 2023.
Name	Type of Termination	Base Salary ($)	Bonus ($)(1)	Accelerated Vesting of Equity Awards(2) ($)	Continuation of Insurance Coverage ($)(3)	Total ($)
Bahija Jallal	Termination without Cause or with Good Reason	1,102,500	—	—	38,034	1,140,534
	Termination without Cause or with Good Reason in connection with a CIC	1,470,000	1,653,750	46,171,084	50,712	49,345,546
Brian Di Donato	Termination without Cause or with Good Reason	436,000	—	—	32,737	468,737
	Termination without Cause or with Good Reason in connection with a CIC	654,000	436,000	11,466,935	49,106	12,606,041
David Berman	Termination without Cause or with Good Reason	515,000	—	—	32,737	547,737
	Termination without Cause or with Good Reason in connection with a CIC	772,500	515,000	9,838,389	49,106	11,174,995
Tina St. Leger(4)	Termination without Cause or with Good Reason	338,458	—	—	4,253	342,711
	Termination without Cause or with Good Reason in connection with a CIC	507,687	338,458	1,732,739	6,379	2,585,263
(1)
Includes one-and-a-half times target bonus for all the named executive officers (other than Dr. Jallal at two-times target bonus), plus another full year of bonus at target for the year of termination assuming a termination date of December 31, 2023.

(2)
The value of the acceleration is based on the excess of the closing price of our ADSs on Nasdaq at December 29, 2023, being $68.32 per share, over the exercise price of the options for all in-the-money options, excluding underwater options.

(3)
Includes the cost of coverage for the continuation of applicable benefits under COBRA for the United States named executive officers and continuation of medical and dental benefits for Ms. St. Leger for the applicable period.

(4)	Amounts for Ms. St. Leger reflect the conversion from GBP to USD using the exchange rate of GBP 1.00 to USD 1.24, which represents an average for fiscal year 2023.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	(b) Weighted Average Exercise Price of Outstanding Options(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by shareholders	8,967,882	27.06	4,168,875
Equity plans not approved by shareholders	—	—	—
(1)
Includes our: (a)(1) 2020 Company Share Option Plan; (2) 2020 Non Tax-Advantaged Share Option Plan; (3) 2018 Non Tax-Advantaged Share Option Plan; (4) 2015 Company Share Option Plan; (5) 2015 Non Tax-Advantaged Share Option Plan; (6) Immunocore Limited Share Option Scheme, and (7) various standalone equity agreements (collectively, the “Legacy Arrangements”) and (b) 2021 EIP.

(2)
Includes the 2021 EIP. Options or other share awards granted under the Legacy Arrangements that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 EIP, up to a maximum of 4,551,360 ordinary shares. In accordance with the terms of the 2021 EIP, the total number of our common shares reserved for issuance thereunder automatically increased on January 1st in an amount equal to 5.0% of the total number of shares of ordinary shares outstanding on December 31st of the preceding year. Accordingly, on January 1, 2024, the number of our common shares available for issuance under the 2021 EIP increased by 2,400,549 shares pursuant to this provision. These increases are not reflected in the table above.

Insurance and Indemnification
To the extent permitted by the Companies Act 2006, we are permitted to indemnify our directors and executive officers against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities and have entered into deeds of indemnity with each of our directors and executive officers.
Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CEO PAY RATIO
Overview
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”).
Our median employee compensation in 2023 as calculated using Summary Compensation Table requirements was $102,154. GBP amounts in these calculations have been converted to USD using the exchange rate of GBP 1.00 to USD 1.24, which represents an average for fiscal year 2023. Our Chief Executive Officer's compensation in 2023 as reported in the Summary Compensation Table was $11,678,834. Therefore, our CEO Pay Ratio for 2023 is approximately 114:1.
Methodology and Pay Ratio
We identified the median employee using our employee population on December 31, 2023 (including, as applicable, all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2023: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2023. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2023. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the remuneration committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the remuneration committee view the link between our performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.” For the most recently completed fiscal year, we did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the named executive officers. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.
Required Tabular Disclosure of Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and our performance for the fiscal years listed below. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “Compensation Actually Paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Thousands)(5)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	11,678,834	21,968,689	2,930,061	4,744,087	158.15	84.19	(55,287)
2022	8,008,503	51,268,598	—	—	132.11	80.50	(52,543)
2021	34,783,285	71,311,934	—	—	79.26	89.56	(180,029)
(1)
Dr. Jallal was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for 2023 are our other named executive officers: Mr. Di Donato, Dr. Berman and Ms. St. Leger. Effective January 1, 2024, we began filing periodic reports and registration statements on U.S. domestic issuer forms. Prior to 2024, we were a foreign private issuer and were not required to disclose the annual compensation amounts for our named executive officers and were only required to disclose the PEO’s compensation in our Remuneration Report as a company organized under the laws of England and Wales. As such, we have provided our PEO’s compensation for 2021, 2022, and 2023 and only provided the 2023 compensation for Non-PEO NEOs.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with the requirements of Item 402(v) of Regulation S-K. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	11,678,834	(10,299,998)	20,589,853	21,968,689
2022	8,008,503	(6,637,003)	49,897,098	51,268,598
2021	34,783,285	(33,543,785)	70,072,434	71,311,934

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,930,061	(2,276,659)	4,090,685	4,744,087
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	10,061,180	10,963,409	—	(434,736)	—	—	20,589,853
2022	18,072,615	32,662,960	—	(838,477)	—	—	49,897,098
2021	44,663,905	18,173,726	—	7,234,803	—	—	70,072,434
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,223,872	1,819,569	—	47,244	—	—	4,090,685
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(4)
For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of our ADSs (each representing one ordinary share) and of the Nasdaq Biotechnology Index (“Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting February 5, 2021, through the end of the listed year in our ADSs and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year included in our Annual Report for the year ended December 31, 2023.
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR over the three most recently completed fiscal years, and the Peer Group TSR over the same period. TSR has been indexed to February 5, 2021, the date of our IPO.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(Indexed to 2/5/2021)
Compensation Actually Paid ($ Millions)
80
70
60
50
40
30
20
10
0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Immunocore Holdings TSR
NASDAQ Biotechnology Index TSR
74.8
51.3
21.9
4.7
100.00
79.26
132.11
158.15
89.56
80.50
84.19
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Immunocore Holdings, Inc. TSR
NASDAQ Biotechnology Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
80
70
60
50
40
30
20
10
0
74.8
51.3
21.9
4.7
-180,029
-52,543
-55,287
0
(20,000)
(40,000)
(60,000)
(80,000)
(100,000)
(120,000)
(140,000)
(160,000)
(180,000)
(200,000)
Net Income ($ Millions)
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Immunocore Holdings, Inc. Net Income

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Immunocore Holdings plc under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

ADDITIONAL INFORMATION
U.K. Statutory Annual Accounts and Reports of the Board and Auditors of Immunocore Holdings plc for the year ended December 31, 2023
Consistent with its obligations under the Companies Act, our board of directors will present at the AGM our 2023 U.K. Annual Report, which has been approved by and, where appropriate, signed on behalf of our board of directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration and the existing remuneration policy, is included as Annex A to this proxy statement. A complete copy of our 2023 U.K. Annual Report, including the statutory board of directors report, strategic report and auditor’s report on our U.K. accounts are being sent, or made available, separately to you as part of the Proxy Materials. We will provide our shareholders with an opportunity to raise questions in relation to the 2023 U.K. Annual Report at the AGM.
Shareholders’ Rights to Call a General Meeting
Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.
Shareholder Proposals and Director Nominations for 2025 Annual General Meeting
Pursuant to the various rules promulgated by the SEC and without prejudice to the rights of a shareholder of record under the Companies Act, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2025 annual general meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.
In order to be considered for inclusion in our proxy statement for our 2025 annual general meeting of shareholders, shareholder proposals must be received by our Company Secretary in writing at c/o Immunocore Holdings plc, 92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 13, 2024. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.
Shareholder proposals submitted for consideration at our 2025 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2025 annual general meeting of shareholders, must be received by our Company Secretary at our principal executive offices, 92 Park Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RY no later than 45 days before the anniversary of the date of the AGM, or April 8, 2025. However, if the date of the 2025 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2025 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2025 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by Rule 14a-4 of the Exchange Act.
Under section 338 of the Companies Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require us to include such resolution in our notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by us at the Office of the Company Secretary, 92 Park Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RY at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.
In addition to satisfying the forgoing requirements under our articles of association and the Companies Act, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

Shareholder Rights
Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to:
(i)	the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or
(ii)	any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act.
We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request to c/o Immunocore Holdings plc, 92 Park Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RY, Attn: Lily Hepworth, Company Secretary. Shareholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Questions
If you have any questions or need more information about the AGM please write to us at:

c/o Immunocore Holdings plc
Attn: Lily Hepworth, Company Secretary
92 Park Drive, Milton Park
Abingdon, Oxfordshire
United Kingdom, OX14 4RY
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: c/o Immunocore Holdings plc, 92 Park Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RY, Attn: Lily Hepworth, Company Secretary.

Annex A
Directors’ Remuneration Report Annual statement by the Chair of the Remuneration Committee for the year ended 31 December 2023
The information provided in this part of the Directors’ Remuneration Report is not subject to audit:
Dear Shareholder,
As the Chair of the Remuneration Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Immunocore Holdings plc (the “Company” or “Immunocore”), the Directors’ Remuneration Report for the year ended 31 December 2023 (the “Report”). This is the Company’s third report following the successful initial public offering (“IPO”) on 5 February 2021.
The Annual Report and Consolidated Financial Statements of the Company and its subsidiaries (collectively, the “Group”), along with the Remuneration Report, will be subject to an advisory vote at the forthcoming Annual General Meeting on 23 May 2024 (the “AGM”).
Despite a difficult environment due to the ongoing Ukraine and Israel-Hamas wars, global geopolitical tensions and the macroeconomic environment, 2023 was a successful year for the Group.
We are a commercial stage biotechnology company pioneering the development of a novel class of T cell receptor, or TCR, bispecific immunotherapies called ImmTAX (Immune mobilizing monoclonal TCRs Against X disease) designed to treat a broad range of diseases, including cancer, infectious disease and autoimmune disease. Leveraging our proprietary, flexible, off-the-shelf ImmTAX platform, we are developing a deep pipeline in multiple therapeutic areas, including five clinical stage programs in oncology and infectious disease, advanced pre-clinical programs in autoimmune disease and earlier pre-clinical programs across three therapeutic areas.
In 2022, we received approval for our lead product, KIMMTRAK, for the treatment of unresectable or metastatic uveal melanoma in HLA A02 positive patients (“mUM”) from the FDA, the European Commission and other health authorities. KIMMTRAK is now approved in 38 countries for the treatment of mUM. In 2023, we launched KIMMTRAK in nine new countries, including Austria, Israel, Italy, Finland, Switzerland, Belgium, Slovenia, Canada, and Bulgaria (12 countries total to date), and reached price agreements with three other countries (Canada, Germany and Australia) with further commercial launches planned in additional territories where KIMMTRAK is approved.
KIMMTRAK is the lead product from our ImmTAX platform and was the first approved therapy in mUM. To date, we have treated over 2,000 cancer patients with KIMMTRAK, tebentafusp, and our other ImmTAX product candidates, which we believe is the largest clinical data set of any T cell engager bispecific in solid tumors and any TCR therapeutic.
•
Our clinical programs are being conducted with patients with a broad range of cancers including melanoma, ovarian and lung, among others. We believe that these other tumor types have large addressable patient populations and significant unmet need.

•	We are progressing two late-stage clinical programs within our ImmTAC (Immune mobilizing monoclonal TCRs Against Cancer) portfolio, including KIMMTRAK and the PRAME-targeted ImmTAC IMC-F106C.
KIMMTRAK is manufactured at facilities located in Denmark and Germany, with final packaging completed in the Netherlands. We are supporting the appropriate use of KIMMTRAK in the United States and Europe through a well-equipped and fit-for-purpose trained commercial team that includes commercial, medical, sales, and value access team members. We utilize a hybrid commercialization model that includes in-house and contracted resources in the United States and Europe. To support our commercial efforts, we have entered into an exclusive multi-regional agreement with Medison Pharma Ltd. to help seek regulatory authorization and commercialize KIMMTRAK in Canada, Australia, New Zealand, Israel, Central and Eastern Europe, South and Central America, and the Caribbean.
Distinguishing KIMMTRAK in the marketplace, unlike antibody targeted immunotherapies that have a relatively small target pool, ours relies on the power of TCRs which are naturally occurring receptors found on the surface of T cells that have the ability to target nearly all of the human proteome. Natural TCRs give T cells the ability to scan for abnormalities in nearly any cell in the body that are presented as protein fragments, or antigens, by human leukocyte antigen, or HLA, on the cell surface. Our ImmTAX platform builds upon these natural TCRs to engineer soluble and high-affinity TCRs. By engineering these TCRs through our ImmTAX platform, we are developing off-the-shelf, bispecific therapeutics, which are able to precisely target a wide range of proteins uniquely expressed by unhealthy and abnormal cells that cannot be targeted by current antibody-based immunotherapies.
Our ImmTAX bispecific therapeutics couple the targeting power of these engineered TCRs on one end with the other end displaying pre-optimized effector functions, which have the ability to drive a desired immune response at the site of the disease. This combination is designed to provide us with significant flexibility as we are able to engineer and tailor our ImmTAX therapeutics to target proteins that are specific to the disease we are trying to treat and then modulate the corresponding immune response by either boosting or inhibiting the immune system.
As we move into 2024 and beyond, the Committee will continue to ensure that the Executive Director (also referred to herein as our Chief Executive Officer (“CEO”)) and senior executives at Immunocore are appropriately compensated and incentivised to deliver growth to shareholders in a long- term and sustainable manner. The Committee will seek to accomplish this by continuing to operate its established remuneration programs that: are grounded in market practice, effective at driving proper executive behaviors, clearly link pay with performance, and are cost-efficient overall to shareholders.
The Global Marketplace for Talent
Immunocore is the parent company of a UK headquartered global biopharmaceutical group with operations in the UK, US and other countries in Europe. The Company intends for all regions to be areas of growth and importance both now and in the future. Given that the market for experienced directors and biopharmaceutical CEO talent, particularly in the US, is very competitive, the Committee references the US market as the leading indicator for remuneration levels and practices, supplemented by UK data. This will help attract and retain directors and motivate the superior talent needed to successfully manage the Group’s operations worldwide. Being consistent in this market view of the US as the primary benchmark for remuneration practices for our Non-Executive Directors and the Executive Director, our CEO, is key for the Group as it builds its global operations in a manner designed to deliver sustainable long-term growth and shareholder value.
While the Committee references US market practice as the primary benchmark for both Executive and Non-Executive Director remuneration, it also takes account of UK market practice and any additional relevant local market practice when making pay decisions for Executives who reside in the UK. Immunocore will align to the local market where appropriate and align to the interests of its shareholders, but, as a global group there will be circumstances where global policies have to be adapted to meet specific jurisdiction requirements.
In taking any actions, the Committee is mindful of general UK compensation frameworks, including investor bodies’ guidance and the UK Corporate Governance Code, and has incorporated practices into its remuneration programs and policies where it believes they best serve the long-term interests of shareholders.
Corporate Governance Standards
In 2023 we were a “foreign private issuer”, as defined by the U.S. Securities & Exchange Commission (“SEC”). As a result, in accordance with Nasdaq listing requirements, we may rely on home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we voluntarily follow most Nasdaq corporate governance rules, we also comply with UK corporate governance practices where applicable. Our Board presently has eight members. As a foreign private issuer, under the listing requirements and rules of Nasdaq, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules. Our Board has determined that Professor Sir John Bell, Ms. Kristine Peterson, Professor Sir Peter Ratcliffe, Dr Roy S Herbst, Mr. Travis Coy, Mr. Siddharth Kaul, and Mr. Robert Perez, representing seven of our eight Directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these Directors is “independent” as that term is defined under Nasdaq general independence rules. For audit committee purposes, our Board has determined that each of Mr. Travis Coy, Professor Sir Peter Ratcliffe, Mr. Siddharth Kaul, Mr. Robert Perez and Dr Roy S Herbst are independent directors under Nasdaq listing rules and under Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended.
Effective January 1, 2024, we are no longer a foreign private issuer within the meaning of the Exchange Act. We are now subject to United States domestic issuer rules.

Remuneration Program Highlights
During 2023, we undertook a number of activities in furtherance of our broad range of remuneration programs and policies to appropriately position us as a competitive global biopharmaceutical group, including:
•	Reviewed and updated peer group for executive compensation;
•	Reviewed and updated Committee Charter which became effective 1 January 2024;
•	Completed request for proposal (RFP) process and selected our new Compensation Consultant to the Committee;
•	Continued the equity incentive plan, which was adopted in 2021, for employees (including the Executive Director) and Non-Executive Directors;
•	Reviewed and proposed Board of Directors remuneration;
•	Reviewed and approved compensation for our CEO and other executive officers;
•	Made awards for both employees (including the Executive Director) and Non-Executive Directors with market value share options under the equity incentive plan;
•	Considered, reviewed and approved the short-term objectives for the annual bonus for the financial year;
•	Assessed performance against the short-term objectives for the financial year and approval of the level of bonuses to be paid to the Executive Director, as discussed below;
•
Reviewed, evaluated, and approved employment agreements, service contracts, severance agreements, change-of-control protections, corporate performance goals and objectives, and other compensatory arrangements of the executive officers and other senior management and adjusted remuneration, as appropriate;

•	Updated the Immunocore Job Architecture and Career Framework for all employees;
•	Aligned and updated salary ranges and target bonus percentage for each job level; and
•	Adopted a recoupment, or “clawback,” policy that would allow us to recover certain incentive compensation in the event of accounting restatements by us covered by the policy.
Total Direct Compensation
The CEO’s current total direct compensation was reviewed against the approved peer group companies and the following was agreed by the Committee.
2023 Salary Outcome
Salaries are normally reviewed during the first quarter each year and for 2023 it was agreed the CEO would be awarded a 5% salary increase.
2023 Bonus Outcome
The CEO was eligible to receive a target bonus of 75% of salary for 2023. This bonus was based entirely on corporate, strategic objectives measured through the annual bonus scorecard. Based on performance against strategic, corporate targets and the overall performance of the business over the year, 110% of the target bonus was awarded, which resulted in a payout of 82.5% of salary. The Committee noted that the performance delivered was against the backdrop of a difficult environment due to the Ukraine and Israel-Hamas wars and global geopolitical tensions and is satisfied that the overall bonus outcome is appropriate. In addition, the Committee noted that the Group over-performed in many circumstances, including significantly exceeding the KIMMTRAK global sales goal and surpassing its year-end cash target by nearly $100 million.
2024 Salary Outcome
The Committee has agreed a salary increase of 4.1% for 2024 to be awarded to the CEO.

2024 Equity Grant
The Committee approved an equity grant to be made to the CEO of 281,819 options in 2024 with an exercise price of $70.50 compared to a grant of 259,214 options with an exercise price of $64.53 in 2023. These grants are in the form of market-priced share options to vest in line with the Group’s scheme rules and practices set out further in this report.
2023 Remuneration Policy
In 2022 we considered the activities undertaken and remuneration measures applicable during 2021 and developed a Remuneration Policy, which, following shareholder approval in 2022, has remained in place since the date of the 2021 Annual General Meeting and for up to three years thereafter. This formalised a number of remuneration programs and policies effective during 2021 and which have remained in place during 2022 and 2023 and as set out in detail in this Remuneration Report. The Committee considers that the existing Remuneration Policy remains fit for purpose.
Conclusion
The Committee believes the proposals put forth in this report will properly motivate our Directors and our CEO to deliver sustainable growth and shareholder value over the long term and do so in a responsible and cost-efficient manner.
I hope that you find the information in this report helpful, and look forward to the AGM, where we hope to have your support.
Yours sincerely

/s/ Ms. Kristine Peterson
Ms. Kristine Peterson
Remuneration Committee Chair

2 April 2024

Directors’ Remuneration Policy
Period Covered by the Directors’ Remuneration Report
Immunocore Holdings Limited was incorporated under the laws of England and Wales on 7 January 2021. Following a subsequent corporate reorganisation, Immunocore Holdings Limited became the ultimate parent company of the Group and was re-registered as Immunocore Holdings plc.
The Director’s Remuneration Report that follows is for the year from 1 January 2023 to 31 December 2023. Except where otherwise stated, remuneration data is only included for the periods since the Company was formed and appointed directors.
Policy Overview, Remit of the Committee
This part of the Directors’ Remuneration Report sets out the Remuneration Policy for the Company’s Executive and Non-Executive Directors and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013.
The following Remuneration Policy was approved by shareholders in a binding vote at an AGM on 12 May 2022. The Remuneration Policy took effect from the date of approval is intended to apply for a period of three years from that date.
The Policy set out below is as approved by shareholders, with updated scenario charts for the year ended 31 December 2023. The full Policy in the form approved can be found in the Annual Report and Financial Statement for the Year Ended 31 December 2021.
The Policy is designed to:
•	Attract and retain new and different types of talent who have the potential to support the growth of the Group;
•	Attract and retain new and different types of Non-Executive Directors who can substantially contribute to the Group’s success;
•	Be competitive against the market median for benchmarks (appropriate peers will be selected based on headcount, market cap, therapeutic focus, product pipeline and other relevant factors);
•	Have a strong link to performance and align the Executive Director’s incentives to shareholder value creation; and
•	Encourage equity ownership by directors and the CEO to motivate and align them with the overall interests of shareholders and the Company.

Remuneration Policy for the Executive Directors
The table below sets out, for each element of pay, a summary of how Executive Director remuneration is structured and how it supports the Company’s strategy.
Base Salary
Element, purpose and link to strategy
To attract and retain new and different types of talent.

Set at a level to attract and retain employees of sufficient calibre to drive the Company’s success and based on achieving the Company’s objectives that are primarily linked to the Group’s business strategies.

Reflects the role in the Company, experience, skills, and external market conditions.

How it operates
Salaries are normally reviewed annually, with any increases normally taking effect from 1 January (from 1 March starting in 2024).

When awarding any increase, the Committee will take into consideration:

• the role in the company, experience, skills, and external market conditions; and
• the Company’s salary and pay structures and general workforce increases.

Salaries are benchmarked periodically against peer groups to ensure they remain competitive.

Maximum opportunity
There is no prescribed maximum annual salary or salary increase. The Committee will be guided by the market in determining salary increases but may use its discretion to award a lower increase for an Executive Director if deemed necessary. The Committee can also use its discretion to award a higher increase to recognise, for example, an increase in the scale, scope or responsibility of the role and/or take into account appropriate market factors. The Committee is also guided by the general increase for the wider workforce.

Performance-related framework	Executive Directors’ performance is a factor considered when determining any base salary increases.
Pension
Element, purpose and link to strategy	To provide employees with competitive long-term savings for their future.

How it operates
Executive Directors are eligible to participate in the Group’s pension scheme. For example, U.S.-based executives and other U.S.-based employees are eligible to participate in our Section 401(k) plan, and our U.K.-based executives and employees are eligible to participate in a U.K. defined contribution plan. If enrolled, the Group match is consistent with what is provided to other similarly situated employees enrolled in the plan, subject to the terms of the retirement plan and applicable law. Levels will be reviewed annually, and the Committee may decide to change future contribution levels should the review indicate such a change is appropriate.

Maximum opportunity	Maximum opportunity is similar to other employees enrolled in the Section 401(k) plan or other Group pension scheme offered to employees based in the same jurisdiction as an Executive Director.

Performance-related framework	Not applicable.

Other Benefits
Element, purpose and link to strategy	Market competitive employment benefits will support the personal health and well-being of executives.

How it operates
The benefits currently available to Executive Directors include insurance at a level comparable to similarly-situated employees of the Group in its Directors and Officer Liability insurance policy in effect from time to time. Executive Directors will continue to be eligible to participate on the same basis as similarly-situated employees in the Group’s benefit plans in effect from time to time during their employment in accordance with the terms of such benefit plans.

In addition, Executive Directors may also be provided with tax-equalisation benefits.

Benefit levels and components are reviewed periodically. The Group reserves the right to change, alter, or terminate any benefit plan at its sole discretion.

Maximum opportunity
Because the value of insured and other benefits will vary year-to-year based on the cost quoted by third party providers, there is no formal maximum level of benefits provided to an Executive Director.

Performance-related framework	Not applicable.
Annual Bonus
Element, purpose and link to strategy
Supports the corporate strategy and business plan by linking executive performance to pay. Rewards the achievement of targets that support the Company’s corporate goals and delivery of the business strategy in the short term.

How it operates
Bonus payments are set by reference to a percentage of annual base salary, are normally awarded in cash and are not pensionable under the U.K. defined contribution plan (but are under our U.S. Section 401(k) plan).

Bonuses will be based upon the assessment of the Board of an Executive Director’s performance and the Company’s attainment of targeted goals over the applicable calendar year. An Executive Director must be an employee in good standing (and not having provided notice of an intent to leave the Company) through the applicable annual bonus payment date to be eligible to receive an annual bonus, save as set out below in our policy on Termination and Loss of Office Payments.

Bonus payments may be subject to malus and/or clawback under the Incentive Compensation Recoupment Policy, adopted 26 October 2023, or any other malus and/or clawback policy that may be adopted in the future.

Maximum opportunity
There is no defined maximum value for bonus, but the Committee will consider the aggregate value of any such bonus when determining what should be offered. Maximum bonus is currently 150% of salary for the CEO.

Performance-related framework
Each year, the Committee, in consultation with the Board, will determine the performance measures, which will be a diverse range of targets that promote the Group’s business strategy and value creation for shareholders.

The annual bonus will be based upon the assessment of the Board (or a committee thereof) of the Executive Directors’ performance and the Group’s attainment of targeted goals (as established by the Board or a committee thereof in its sole discretion) over the applicable calendar year.

The Committee will have the discretion to revise bonus measures annually, and the Committee also has the discretion to alter measures or to introduce new measures, based on the strategic focus of the Group at that time.

If the level of payout is inconsistent with overall Group performance, the Committee has the discretion to alter the bonus outcome, taking into account any factors it considers relevant. This will help ensure that payouts reflect overall Group performance during the period.

Equity Incentives
Element, purpose and link to strategy
The Company adopted the 2021 Equity Incentive Plan (“EIP”) to enhance the Group’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Group by providing these individuals with equity ownership opportunities.

The EIP facilitates share ownership to provide further alignment of the interests of Executive Directors with the interests of shareholders.

Executive Directors may also hold awards granted under the predecessor plans to the EIP and may also participate in any future discretionary equity incentive plan that may be adopted from time to time to replace the EIP.

How it operates
The EIP provides for the grant of market value options, share appreciation rights, restricted stock unit awards, dividend equivalents, performance awards (subject to performance conditions) and other share-based awards.

Awards may be granted at such times as the Committee may determine, but will generally be granted annually following the end of the financial year. Awards vest at such times and as specified in the Award Agreement, typically being over a four- year period although the Committee retains the discretion to provide for other vesting schedules. If the participant violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, the right of the participant to receive these shares on vesting shall terminate immediately. The Committee maintains discretion over the type and terms of equity awards granted. The EIP is administered by the Administrator.

EIP awards are not subject to any holding period.

All awards may be subject to malus and/or clawback under the Incentive Compensation Recoupment Policy, adopted 26 October 2023, or any other malus and/or clawback policy that may be adopted in the future.

Any share-based entitlements granted to an Executive Director under the Company’s share plans will be treated in accordance with the relevant plan rules or any applicable agreement. Under the good leaver provisions unvested options lapse, but vested options can be exercised within a period as set out in the plan rules. The Committee retains the discretion to vest awards (and measure performance accordingly) on cessation and disapply time prorating; however, it is envisaged that this would only be applied in exceptional circumstances, save as set out below in our policy on Termination and Loss of Office Payments.

Maximum opportunity
There is no maximum opportunity under the EIP. However, the Committee will ensure that annual awards that are granted are guided by the market and will take account of factors such as the Executive Director’s performance, salary, other benefits and the size and value of existing awards. The Committee will look at the position at comparators to help inform its decision.

Performance-related framework
The Committee has the discretion to choose the form of EIP awards for each year, as well as each individual grant. Currently, awards are granted subject to time-based vesting only, but the Committee may decide to introduce performance conditions for future awards and will be guided by the market in making any such decision.
Legacy Arrangements
For the duration of this Remuneration Policy, the Company will honor any commitments made in respect of current or former Directors before the date on which either: (i) the Remuneration Policy becomes effective; or (ii) an individual becomes a Director, even where not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, listing remain eligible to vest based on their terms.
Choice of Performance Measures for Executive Directors
The choice of annual bonus performance metrics reflects the Committee’s belief that these should be appropriately challenging and tied to the delivery of key corporate and strategic targets intended to ensure that the Executive Director is incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained some flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.
The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. Short-term corporate objectives in any given year may typically include targets relating to research and development, business development and commercial targets. Additional details of the targets will be disclosed when they are no longer considered to be commercially sensitive, usually following the end of the relevant financial year in the Directors’ Remuneration Report.
It is important to note that the Committee annually assesses the appropriate equity vehicle and design for its executives, including the Executive Director. Specifically, this has included a discussion around the use of awards tied to the achievement of certain performance conditions (“Performance Awards”). We understand that certain investors would recommend that a portion of the annual equity grants made to the Executive Director be in Performance Awards. However, Performance Awards must be introduced at the right time when they can drive the right behaviors. Given we became a public, newly commercial stage biotechnology company in recent years, the Committee did not determine that 2023 was the time to introduce Performance Awards. Therefore, the Committee approved the use of share options again for 2023. Share options are inherently performance-based and automatically link executive pay to shareholder return, as the value realized, if any, from an award of share options is dependent upon, and directly proportionate to, future appreciation in our share price. The Committee will review the calibration of targets applicable to the annual bonus, and the EIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.
Committee Discretions
The members of the Committee, including the Chairperson, will be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee will be filled by the Board. Resignation or removal of a Committee member from the Board for any reason will automatically constitute resignation or removal from the Committee. In addition, it complies with rules that are either subject to shareholder approval or by approval from the Board. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the Remuneration Policy is fair, both to the individual director and to the shareholders. The Committee also has discretions to set components of remuneration within a range, from time to time. The extent of such discretions is set out in the relevant rules, the maximum opportunity or the performance metrics section of the policy table above. To ensure the efficient administration of the variable incentive plans outlined above, the Committee will apply certain operational discretions.

These include the following:
•
reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives relating to the compensation, and other compensatory arrangements of the Company’s executive officers and other senior management and adjusting compensation, as appropriate;

•	evaluating and approving the compensation plans and programs advisable for the Company and evaluating and approving the modification or termination of existing plans and programs;
•
reviewing and approving any compensation arrangement for any executive officer involving any subsidiary, special purpose or similar entity, with consideration of the potential for conflicts of interest in such arrangements and whether the arrangement has the potential to benefit the Company; and

•	evaluating the efficacy of the Group’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Committee’s policies.
If an event occurs which results in the annual bonus plan or any EIP performance conditions and/or targets being deemed no longer appropriate (e.g., material acquisition or divestment), the Committee will have the ability to make appropriate adjustments to the measures and/or targets and alter weightings, provided that the revised conditions are not materially less challenging that the original conditions. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Company’s major shareholders.
Differences in Remuneration Policy between the Executive Director and Other Employees
The Company operates a coherent approach to remuneration across the organisation. Employees are eligible to participate in the annual bonus plan and to receive equity incentive awards. Equity incentive awards encourage broad employee share ownership and alignment with the Company’s success. Although the Committee does not consult with employees directly, it is appraised of any decisions relating to pay for the broader workforce and will consider pay conditions throughout the Group when making decisions on the Executive Directors’ remuneration. In addition, the Committee has input into the pay budget for the wider employee population and has sight of equity grants below the Board.
Illustrations of Application of Remuneration Policy
The chart below sets out, for illustrative purposes only, an estimate of the 2023 remuneration package for the Company’s CEO and sole Executive Director under three performance scenarios, based on the remuneration policy set out above.
The scenarios are defined as follows:
Minimum (Fixed Pay Only)
•	Salary (as of 1 April 2023: $735,000)
•	Benefits paid to 31 December 2023 ($24,368)
•	Pension (2.24% of salary (Maximum contribution $16,500 under Section 401(k)))
Target
•	Fixed pay as defined above
•	Target bonus (75% of salary)
Maximum
•	Fixed pay as defined above
•	Maximum bonus (150% of salary)

The bar chart below does not include any value for equity-based award remuneration since the share price at the date the options were granted equals the options exercise price.

$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
100%
42%
58%
59%
41%
Minimum
On-target
Maximum (1)
Bahija Jallal
Chief Executive Officer
Fixed remuneration
Annual bonus

(1)
No maximum with share price growth is disclosed, since the CEO’s remuneration package does not include any element of remuneration with performance measures or targets relating to more than one financial year.

Executive Director Employment Agreement and Payments for Loss of Office
The CEO, who is the only current Executive Director, is currently employed at-will pursuant to an employment agreement entered into with the Company’s indirect wholly owned subsidiary Immunocore LLC, effective as of 5 February 2021. The CEO’s employment may be terminated by either party at any time for any or no reason, with or without notice. Severance payments no greater than those described in this policy will be payable to her on termination. Upon termination of the employment agreement, the CEO is required to resign from all other positions within the Group. Following termination of employment, the CEO will be bound by certain post-termination covenants.
As is customary for US executives, the CEO’s remuneration is subject to a “best-after-tax” cutback for excise tax calculations under section 280G of the US Internal Revenue Code of 1986, with no tax gross-up.
The CEO is also engaged as a director of the Company pursuant to an appointment letter dated 22 January 2021. The CEO is not entitled to any additional remuneration under this appointment letter.
A copy of the contract and appointment letter may be viewed at the Company’s head office or may be requested from the Company Secretary at the AGM. Directors’ service contracts have a duration of 3 years.
Executive Director	Date of employment contract	Date of director appointment
Bahija Jallal	30 January 2021	22 January 2021

Termination and Loss of Office Payments – Executive Directors
Depending on market practice in the jurisdiction in which an executive director is employed, exit payments shall depend on the circumstances of termination and may be made by reference to a notice period (including a payment in lieu of notice) or employment “at-will” together with a severance payment. Where a notice period applies, this will not exceed 12 months but may be accompanied by additional severance entitlements where applicable.
The remuneration the Executive Director is eligible for under her employment agreement upon leaving the Company in certain circumstances is set out in the table below. The Committee will exercise its discretion when determining amounts that should be paid to leavers, taking into account the facts and circumstances of each case.
	Termination without cause or with Good Reason(1)	Termination for cause	Termination without cause or Resignation with Good Reason(1) in connection with change in control
Salary and benefits	A payment of up to 18 months’ salary and contractual benefits including COBRA or other applicable healthcare coverage.	No payment.	A payment of up to 24 months’ salary and contractual benefits including COBRA or other applicable healthcare coverage.

Annual bonus	No payment.	Unpaid awards lapse in full.
A payment of up to (i) any earned but unpaid Annual Bonus for the year immediately preceding the year in which Executive’s employment terminates, (ii) a pro rata bonus for the year worked and (iii) two times the Target Bonus for the year in which termination occurs.

Equity incentive awards	Unvested awards lapse in full.	Unvested awards lapse in full.	The vesting and exercisability of all outstanding equity awards held by the executive prior to the termination date shall be accelerated in full.
(1)	Includes, among others, a diminution in role or mandated relocation, as defined by contract.
Additional Payments
The Committee reserves the right to make payments it considers reasonable under a settlement agreement, including payment or reimbursement of reasonable legal and professional fees, untaken holiday and any payment for the settlement of potential claims against the Group in the US, UK or other jurisdictions. Payment or reimbursement of reasonable outplacement fees may also be provided.
Approach to Recruitment and Promotions
Where it is necessary to appoint or replace an Executive Director, the Committee’s approach when considering the overall remuneration arrangements (including base salary, cash incentives, equity based awards, benefits, sign on bonus and other components) in the recruitment or promotion of a new Executive Director is to take account of the calibre, expertise and responsibilities of the individual, his or her remuneration package in their prior role and the prevailing market rate for similar roles. Remuneration will be in line with the Company’s policy and the Committee will not pay more than is necessary for a successful recruitment.
The remuneration package for a new Executive Director will be set in accordance with the terms of the Company’s approved remuneration policy in force at the time of appointment. Where necessary, the Board retains discretion to provide additional or different remuneration or benefits to recruit new Executive Directors (including but not limited to “buy-out” existing awards on such terms as the Committee may determine) or continue the employment of an existing Executive Director.

Policy on External Appointments
Except with the prior written consent of the Board, Executive Directors will not, while employed by the Company, undertake or engage in any other employment, occupation, or business enterprise. The Board, however, recognises the potential for an Executive Director to be involved in volunteering work, or serve on another board of directors, so long as such activities do not interfere in any material way or conflict with the performance of the Executive Director’s duties and responsibilities.
Remuneration Policy for Non-Executive Directors
Fees and Benefits
Element, purpose and link to strategy
To attract and retain a diverse group of Non-Executive Directors who have a broad range of experience and skills to provide independent judgement on issues of purpose, value, and strategy for the Company. Supports the retention of Non- Executive Directors who will promote the long-term sustainable success of the Company, generating value for shareholders. We annually review the composition, skills and other qualities that the Non-Executive Directors bring to the Board.

How it operates
Non-Executive Directors’ fees (including the basic fee and fees for any additional roles) will be set forth in the Company’s Non-Executive Director Remuneration Policy as amended from time to time by the Board of Directors. The Company shall reimburse Non-Executive Directors for all reasonable and properly documented expenses in accordance with the Non-Executive Director Remuneration Policy. Non- Executive Directors may also be provided with tax-equalisation benefits. Non- Executive Directors do not receive any pension benefits or cash in lieu thereof.

Maximum opportunity
While there is no maximum annual fee or fee increase, the Board can use its discretion to award a lower or higher fee, taking into account wider workforce experience. A higher fee could recognise an increase in the scale, scope or responsibility of the role and/or take account of relevant market movements.
Actual fee levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Performance-related framework	Not applicable.
Equity Incentives
Element, purpose and link to strategy	To facilitate share ownership by Non-Executive Directors in the Company and provide alignment of the interests of the Non-Executive Directors with those of shareholders.

How it operates
Non-Executive Directors are eligible to participate in the Non-Employee Sub-Plan to the EIP. The EIP provides for the grant of market value options, share appreciation rights, restricted stock unit awards, dividend equivalents, performance awards (subject to performance conditions) and other share-based awards. Further, subject to the terms of the award agreement, awards can be granted in respect of ordinary shares, American Depositary Shares (“ADS”)s, cash or a combination thereof. However, performance awards (subject to performance conditions) are not intended to be issued to Non-Executive Directors.

Awards vest in accordance with the vesting schedule set for the relevant award in its award agreement. The Committee maintains discretion over the type and terms of equity awards granted.

Non-Executive Directors usually receive options on joining the Board and annually as part of their remuneration with phased vesting. Under normal circumstances, initial share awards vest monthly over three years and options awarded annually will usually vest upon the first anniversary of the date of grant.

Non-Executive Directors may also hold awards granted under the predecessor plans to the EIP and may also participate in any future discretionary equity incentive plan that may be adopted from time to time to replace the EIP.

Maximum opportunity
There is no maximum number of equity incentive awards that may be awarded to individuals each year. However, when reviewing award levels, account is taken of market movements in equity incentive awards, Board committee responsibilities, ongoing time commitments and the general economic environment.

Performance-related framework
The review of the use of Performance Awards described above also applies to our Non-Executive Directors. While we have not decided to incorporate Performance Awards at this time, we believe share options are inherently performance-based and automatically link pay to shareholder return, as the value realized, if any, from an award of share options is dependent upon, and directly proportionate to, future appreciation in our share price.

Non-Executive Directors’ Terms of Engagement –letters of appointment
The Company has entered into appointment letters with its Non-Executive Directors. The terms of appointment for a new Non-Executive Director would be in accordance with the Remuneration Policy for Non-Executive Directors as set out in the policy table above. Newly appointed Non-Executive Directors would normally receive an initial award of market value options (but this may also take the form of restricted stock units or similar securities) on the date of election or appointment, which will vest based on time only on a monthly basis over a three-year period from the date of grant, provided that the Non-Executive Director continues his or her directorship through each of the vesting dates.
A Non-Executive Director’s directorship may be terminated at any time by the Non-Executive Director or the Board giving one month’s notice in writing, or by the Company in accordance with Company Articles.
Non-Executive Directors	Date of appointment letter	Date of appointment
Professor Sir John Bell	February 2021	7 January 2021
Kristine Peterson	February 2021	22 January 2021
Robert Perez	February 2021	22 January 2021
Roy Herbst, M.D., Ph.D.	8 February 2021	28 January 2021
Professor Sir Peter Ratcliffe	February 2021	22 January 2021
Travis Coy	February 2021	22 January 2021
Siddharth Kaul	24 May 2022	8 June 2022
Directors’ letters of appointment are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.
While engaged by the Company, Non-Executive Directors engaged in any other employment, occupation, or business enterprise will keep the Group’s Nominations Committee informed of any changes to their status or any conflicts that emerge. The Board recognises the potential for a Non-Executive to be involved in such engagements, as well as volunteering work, or service on another board of directors, so long as such activities do not interfere in any material way or conflict with the performance of the Non-Executive Director’s duties and responsibilities.

Statement of Consideration of Employment Conditions Elsewhere in the Group
The Committee is regularly updated throughout the year on pay and conditions applying to Group employees. Where significant changes are proposed to employment conditions elsewhere in the Group, these are highlighted for the attention of the Committee. Although the Committee does not consult with employees directly, it is apprised of any decisions relating to pay for the broader workforce and will consider pay conditions throughout the Group when making decisions on Executive Directors’ remuneration.
Statement of Consideration of Shareholder Views
The Board is committed to an open dialogue with shareholders. Following each AGM, the Board will look to receive any feedback and guidance from shareholders, as well as any additional feedback and guidance from time to time throughout the year. This feedback will be incorporated into the Committee’s discussions as it develops the Company’s remuneration framework and practices for the following year. Assisted by its independent adviser, the Remuneration Committee and the Board will also actively monitor developments in the expectations of institutional investors and their representative bodies.
Remuneration Committee
The compensation of the Executive Director and the Chair is determined by the Board.
The members of the Committee during the year were made up of Non-Executive Directors and included observers and representatives from the Company’s major shareholders. Kristine Peterson chaired the Committee and Professor Sir John Bell, Siddharth Kaul, Dr Roy S Herbst and Travis Coy were members of the Committee throughout 2023.
No conflicts of interest have arisen during the period and none of the members of the Committee has any personal financial interest in the matters discussed, other than as shareholders. The fees of the Non-Executive Directors are approved by the Board on the recommendation of the Committee.
During the reporting period, the Committee met six times formally. Details of attendees are as below.
Meetings Attendance
Attendance
Kristine Peterson	6 of 6
Professor Sir John Bell	6 of 6
Travis Coy	6 of 6
Siddharth Kaul	5 of 6
Roy Herbst, M.D, Ph.D	5 of 6
The CEO is invited to attend meetings where appropriate. No individual is present when matters relating to their own remuneration are discussed.
Advisors to the Committee
From 2021, following a competitive tender process, and until 15 September 2023, the Committee had engaged Willis Towers Watson as independent advisors to the Committee to provide independent advice and consultation with respect to remuneration arrangements for the CEO (being our sole Executive Director), non-executive directors, and senior management. Willis Towers Watson is a global remuneration consultant with a well-established reputation for the design and implementation of remuneration programmes, including the design and implementation of equity-based incentive programmes.
From 15 September 2023, following a request for proposal (“RFP”) process, Aon Radford replaced Willis Towers Watson in their role as independent advisors to the Committee. Aon Radford is a global remuneration consultant which delivers compensation insights through data, analytics and advice to help make better and more equitable rewards decisions. This includes compensation and benefits benchmarking and the design of executive, and employee compensation plans.
The Committee is satisfied that advice provided by both Willis Towers Watson and Aon Radford is independent and objective. In the year ended 31 December 2023, the amounts paid to Willis Towers Watson and Aon Radford were £76,330 and £52,009, respectively, which was charged on a time spent basis, for a total of £128,339, compared to £98,756 paid to Willis Towers Watson in the year ended 31 December 2022.

The Committee is formally constituted and operates on a written Committee Charter, which is available on the Company’s website, http://www.immunocore.com.
Implementation of the Remuneration Policy for the Years Ending 31 December 2023 and 2022
The information provided in this part of the Directors’ Remuneration Report is subject to audit:
Single Figure of Remuneration
The table below provides a breakdown of the various elements of Director’s pay for the years ended 31 December 2023 and 2022. In the case of Dr Jallal, the table below sets forth the remuneration paid for services as a member of the Group’s senior management. Dr Jallal does not receive any remuneration for serving as an Executive Director.
Year ended 31 December 2023
Name	Salary and Fees $	Benefits(1) $	Pension (401(k)) $	Total Fixed Remuneration $	Annual Bonus(2) $	Share- based Awards(3) $	Total Variable Remuneration $	Total Remuneration $
Executive Director:
Bahija Jallal, Ph.D.	735,000	45,329	16,500	796,829	606,375(2)	—	606,375	1,403,204
Non-Executive Directors:
Professor Sir John Bell	91,199	—	—	91,199	—	—	—	91,199
Travis Coy(4)	—	—	—	—	—	—	—	—
Roy Herbst, M.D., Ph.D.	61,199	—	—	61,199	—	—	—	61,199
Robert Perez(4)	—	—	—	—	—	—	—	—
Kristine Peterson	63,699	—	—	63,699	—	—	—	63,699
Professor Sir Peter Ratcliffe	58,699	—	—	58,699	—	—	—	58,699
Siddharth Kaul	61,199	—	—	61,199	—	—	—	61,199
Total director compensation	1,070,995	45,329	16,500	1,132,824	606,375	—	606,375	1,739,199
Year ended 31 December 2022
Name	Salary and Fees $	Benefits(1) $	Pension (401(k)) $	Total Fixed Remuneration $	Annual Bonus(2) $	Share- based Awards(3) $	Total Variable Remuneration $	Total Remuneration $
Executive Director:
Bahija Jallal, Ph.D.	700,000	46,106	15,250	761,356	656,250	—	656,250	1,417,606
Non-Executive Directors:
Professor Sir John Bell	85,288	—	—	85,288	—	—	—	85,288
Travis Coy(4)	—	—	—	—	—	—	—	—
Roy Herbst, M.D., Ph.D.	56,199	—	—	56,199	—	—	—	56,199
Robert Perez(4)	—	—	—	—	—	—	—	—
Kristine Peterson	56,219	—	—	56,219	—	—	—	56,219
Professor Sir Peter Ratcliffe	57,158	—	—	57,158	—	—	—	57,158
Siddharth Kaul	32,610	—	—	32,610	—	—	—	32,610
Total director compensation	987,474	46,106	15,250	1,048,830	656,250	—	656,250	1,705,080

Notes to the compensation table:
1.	Benefits comprise health cover, life insurance and disability cover.
2.
Represents a performance-based cash bonus awarded to Dr. Jallal in connection with the achievement of 2023 annual performance milestones (paid in 2024). Dr. Jallal was assigned a target bonus expressed as a percentage of her base salary, and the target bonus amount for Dr. Jallal for 2023 was set 75% (2022: 75%). For 2023, the Board determined to award Dr. Jallal an annual bonus of $606,375 (2022: $656,250) (reflecting an achievement level of 110% (2022: 125%)), as reflected in the “Annual Bonus” column of the table above.

3.
For awards granted in the years ended 31 December 2023 and 2022, the exercise price is equal to the market value of the shares on the date of the grant and therefore there is no value to disclose. Details of awards granted and held are set out in the options table further below in this report. There were no performance obligations linked to the share-based awards granted during the years above.

4.
Robert Perez and Travis Coy were originally nominated to our board of directors by General Atlantic and Eli Lilly S.A., respectively, pursuant to our pre-IPO fundraising arrangements, which granted a right to each of General Atlantic and Eli Lilly S.A. to appoint an individual to our board. Both directors elected to forgo remuneration in respect of their services as non-executive directors.

2023 Annual Bonus
In 2023, the CEO’s bonus of $606,375 (being 82.5% of salary), compared to $656,250 (93.8% of salary) in 2022, was based on corporate, strategic objectives: Lead in T cell receptor (“TCR”) Innovation (50%); Grow the Business (40%); Be the Best Workplace (10%), measured through the annual bonus scorecard.
The summary of our annual performance bonus design below includes the level of detail we believe we can disclose without creating competitive harm for the Company.
Metric	Weight	Goals	Achievement	Weighted Achievement
Lead in TCR Innovation	50%	Goals focused on executing our clinical trials, building our pipeline for new products, completing regulatory submissions, high impact publications and other related matters	93%	46.3%

Grow the Business	40%	Goals pertaining to commercial and other matters, including related to expanding access to our product, governmental affairs, sales, cash and operating expense targets, investor relations and business development	114%	45.5%

Be the Best Workplace	10%	Goals related to recruiting, employee engagement, compliance, workforce planning, culture and other employee matters	93%	9.3%

Initial Calculated Achievement				101%

Adjusted Achievement for Exceeding Scorecard Goals (See Below)				110%

In December 2023, the Committee assessed 2023 performance against the corporate scorecard and initially determined that the goals were achieved at 101%, as summarized in the table above. However, in light of exceptional overachievement of specific corporate goals, including those noted in the table below, the Committee approved an overall achievement percentage of 110%, which the Committee determined was appropriate to reward the very hard work and accomplishments across our entire company.
Metric	Goal	Achievement
Lead in TCR Innovation	Detailed goals to advance our pipeline Deliver three high impact publications and 10 high quality publications/presentations
Goals Achieved/Exceeded:
• Launched two phase three trials to expand our pipeline beyond KIMMTRAK for mUM

• Surpassed enrollment goals for PRAME-A2 101 study

• Ended year with nine clinical programs

• Highest number of publications in five years

Grow the Business	Increase global net product sales over prior year 2022 End 2023 with $350 million in cash
Goal Exceeded:
• $239 million in net product sales for 2023

• KIMMTRAK launched in nine additional countries (now 12 total)

• Reached pricing agreements in three additional countries

• Year-end cash was $443 million

Be the Best Workplace	Conduct employee engagement survey and maintain employee engagement	Goals Exceeded: Significant improvement on employee engagement compared to prior survey results: • 91% participation • 77% engagement (14 percentage point improvement)

Equity Awards
Scheme interest granted in the year ended 31 December 2023
The following table summarises the number of share options and total face value of options granted to the Executive Director and Non-Executive director in the year ended December 31, 2023. Additional details for these options are included in the table of all outstanding options for our Executive Director and Non-Executive Directors under “Share options” further below.
Face value has been calculated using the share price at the date of grant multiplied by the number of options granted.
	Date of grant	Number of shares under award	Face Value $	Exercise price
Executive Director
Bahija Jallal	16 February 2023	259,214	16,727,079	$64.53

Non-Executive Directors
Professor Sir John Bell	16 May 2023	8,676	509,194	$58.69
Roy Herbst, M.D., Ph.D.	16 May 2023	8,676	509,194	$58.69
Kristine Peterson	16 May 2023	8,676	509,194	$58.69
Professor Sir Peter Ratcliffe	16 May 2023	8,676	509,194	$58.69
Siddharth Kaul	16 May 2023	8,676	509,194	$58.69

Share options
The table below sets out all outstanding share options grants awarded to the CEO and Non-Executive Directors up to 31 December 2023. Non-Executive Directors not listed below did not hold any equity awards as at 31 December 2023.
	Date of grant	Number of shares outstanding under award	Vested during 2023	Total vested as at 31 Dec 23	Total vested as at 31 Dec 22	Exercise price	Vesting end date	Expiry
Executive Director
Bahija Jallal(2)(3)	16 February 2023	259,214	—	—	—	$64.53	16 February 2027	15 February 2033
	16 February 2022	445,577	194,940	194,940	—	$24.66	16 February 2026	15 February 2032
	4 February 2021	2,076,080	519,020	1,427,305	908,285	$26.00	4 February 2025	3 February 2031
	30 October 2020	28,345	7,086	24,802	17,716	$17.46	1 April 2024	29 October 2030
	7 January 2019	1,854,470	519,868	1,724,504	1,429,636	$17.46	7 January 2024	6 January 2029
	Total options	4,663,686
Non-Executive Directors
Professor Sir John Bell(4)	16 May 2023	8,676	—	—	—	$58.69	16 May 2024	15 May 2033
	12 May 2022	14,176	14,176	14,176	—	$25.83	12 May 2023	11 May 2032
	4 February 2021	33,985	8,496	23,364	14,868	$26.00	4 February 2025	3 February 2031
	16 November 2020	18,215	—	18,215	18,215	$17.46	16 November 2020	15 November 2030
	13 December 2016	1,335	—	1,335	1,335	$40.93	13 December 2016	12 December 2026
	9 September 2016	1,335	—	1,335	1,335	$40.93	9 September 2016	8 September 2026
	12 June 2015	6,915	—	6,915	6,915	$11.83	12 June 2015	11 June 2025
	Total options	84,637
Roy Herbst, M.D., Ph.D.(4)	16 May 2023	8,676	—	—	—	$58.69	16 May 2024	15 May 2033
	12 May 2022	14,176	14,176	14,176	—	$25.83	12 May 2023	11 May 2032
	4 February 2021	10,620	2,655	7,301	4,646	$26.00	4 February 2025	3 February 2031
	Total options	33,472
Kristine Peterson(4)	16 May 2023	8,676	—	—	—	$58.69	16 May 2024	15 May 2033
	12 May 2022	14,176	14,176	14,176	—	$25.83	12 May 2023	11 May 2032
	4 February 2021	13,778	3,445	9,473	6,028	$26.00	4 February 2025	3 February 2031
	16 November 2020	11,520	—	11,520	11,520	$17.46	16 November 2020	15 November 2030
	Total options	48,150
Professor Sir Peter Ratcliffe(4)	16 May 2023	8,676	—	—	—	$58.69	16 May 2024	15 May 2033
	12 May 2022	14,176	14,176	14,176	—	$25.83	12 May 2023	11 May 2032
	Total options	22,852
Siddharth Kaul(5)	16 May 2023	8,676	—	—	—	$58.69	16 May 2024	15 May 2033
	8 June 2022	10,268	3,423	5,134	1,711	$34.44	8 June 2025	7 June 2032
	Total options	18,944
Total director options		5,096,741
Notes to the table:
1.	Options granted during 2021 were granted at the time of our IPO. The exercise price of $26.00 is equal to the price per ADS sold in the IPO, and the awards have no performance conditions attached.
2.
Options granted to Dr. Jallal on 16 February 2023, 16 February 2022, 4 February 2021, and 30 October 2020, vest over a four-year period from the date of grant. Twenty-five percent of the shares subject to each of those awards vested on the first anniversary of the vesting commencement date, and the remaining shares vest in quarterly installments thereafter, subject to the officer’s continued service through each vesting date. The options granted on 30 October 2020, have a vesting commencement date of 1 April 2020. Twenty-five percent of the shares subject to the 30 October 2020, award vest on the first anniversary of the vesting commencement date (1 April 2021), and the remaining shares vest in quarterly installments thereafter, subject to the officer’s continued service through each vesting date

3.
The options granted to Dr. Jallal on 7 January 2019, vesting over a five-year period were modified during 2020 and immediately prior to the IPO to reflect the terms of our Series B financing and to clarify that they would not immediately vest upon our IPO. Twenty five percent of the shares subject to the award vested on the second anniversary of the vesting commencement date, and the remaining shares vest in quarterly installments thereafter, subject to the officer’s continued service through each vesting date.
4.	The Non-Executive Director options vest as follows:
•	Awards Granted in 2023 and 2022: Other than for Mr Kaul’s 2022 award (described in note 5 below), these option awards become fully vested on the one-year anniversary of the grant date.
•
Awards Granted 2021: These annual option awards vest over a four-year period from the date of grant, with 25% of the award vesting on the first anniversary of the vesting commencement date and the remaining shares vesting in quarterly installments thereafter, subject to the director’s continued service through each vesting date.

•	Awards Granted Prior to 2021: These pre-IPO awards were fully vested on the date of grant.
5.	Represents option awards granted on appointment as a non-executive director in the year ended 31 December 2022, with the award vesting monthly over a period of three years.
6.
The exercise price of all option awards is equal to the market value at the date of grant, and accordingly there is no value to the recipients at the point of grant. The face value of awards granted in the years ended have been calculated by multiplying the share price at the date of grant by the number of options granted.

7.
Travis Coy and Robert Perez were originally nominated to our board of directors by Eli Lilly S.A. and General Atlantic, respectively, pursuant to our pre-IPO fundraising arrangements, which granted a right to each of Eli Lilly S.A. and General Atlantic to appoint an individual to our board. Both directors elected to forgo remuneration in respect of their services as non-executive directors.

Payments to Past Directors and Loss of Office
No payments were made to former directors of the Company or in relation to loss of office during the year.
Directors’ Shareholding and Share Interests
The share interests of each Director as of 31 December 2023 (together with interests held by his or her connected persons) are set out in the table below. Directors are encouraged to build up a shareholding but currently no formal shareholding requirements apply. Details of share options award to the CEO and Non-Executive Directors, as of 31 December 2023 are set out in the Share options table provided earlier in this Remuneration Report.
At 31 December 2023
Director	Interest in shares	Options vested but unexercised	Unvested options	Total beneficial interest in shares	Options Vested in the Year	Options Exercised in the Year
Executive Director:
Bahija Jallal	—	3,371,550	1,292,136	4,663,686	1,240,914	225,000
Non-Executive Directors:
Professor Sir John Bell	13,452	65,341	19,296	98,089	22,672	—
Travis Coy	—	—	—	—	—	—
Roy Herbst, M.D., Ph.D.	—	21,477	11,995	33,472	16,831	—
Siddharth Kaul	—	5,134	13,810	18,944	3,423	—
Robert Perez	—	—	—	—	—	—
Kristine Peterson	—	35,168	12,982	48,150	17,621	—
Professor Sir Peter Ratcliffe	333	14,176	8,676	23,185	14,176	—
Notes to the table:
(1)	The closing market price of the Company’s ordinary shares as at 31 December 2023 was $68.32 (2022: $57.07).
(2)	Bahija Jallal exercised 225,000 share options during 2023, resulting in a gain of $9,724,878 (2022: No share options were exercised during the year).
(3)	No performance conditions apply to any share options.

The information provided in this part of the Directors’ Remuneration Report is not subject to audit:
TSR Performance Graph
The graph below shows the Company’s Total Shareholder Return (“TSR”) performance compared with that of the Nasdaq Composite Index (“NCI”) and the Nasdaq Biotechnology Index (“NBI”) over the period from the date of the Company’s IPO on 5 February 2021 to 31 December 2023. The NCI and NBI have been chosen as appropriate comparators as they comprise similar companies to Immunocore from the pharmaceuticals and biotechnology sectors. TSR is defined as the return on investment obtained from holding a company’s shares over a period. It includes dividends paid, the change in the capital value of the shares and any other payments made to or by shareholders within the period.

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Axis Title
Nasdaq Composite Index
Nasdaq Biotech Index
Immunocore (IMCR)

Aligning Pay with Performance
2021 was the first year that the Company has prepared a Remuneration Report and as the Company was incorporated on 7 January 2021, and we do not have any historical remuneration to disclose for periods prior to 2021.
	Total remuneration $	Annual bonus (percentage of target)	Share options vested during the year(1)
2023
Executive Director:	1,403,204	110%	1,240,914
Bahija Jallal

2022
Executive Director:	1,417,606	125%	1,435,239
Bahija Jallal

2021
Executive Director:	1,266,024	100%	920,397
Bahija Jallal
(1)
the number of share options vesting during each year are included on the basis that no performance-based conditions currently apply to share options and therefore a disclosure of the percentage permitted to vest in respect of the year is not informative.

External Directorships
The Board believes that it may be beneficial to the Company for Executives to hold certain roles outside the Company, provided that the Company’s business takes priority. Any such appointments are subject to the prior written consent of the Board and the Director may retain any fees received. The CEO currently serves as a member of the board for Elevance Health (previously known as Anthem Inc), and Johns Hopkins University.
Percentage Change in the Remuneration of the Directors Compared to Other Employees
2021 was the first year that the Company prepared a Remuneration Report as the Company was incorporated on 7 January 2021, and we do not have any historical remuneration to disclose for periods prior to 2021.
	Percentage change 2022-2023			Percentage change 2021-2022
	Base salary / fees	Benefits	Bonus	Base salary / fees	Benefits	Bonus
Executive Directors
Bahija Jallal	5.0%	-1.7%	-7.6%	0.0%	49.1%	25.0%
Non-Executive Directors
Professor Sir John Bell	6.9%	—	—	20.9%	—	—
Travis Coy	—	—	—	—	—	—
Roy Herbst, M.D., Ph.D.	8.9%	—	—	19.9%	—	—
Robert Perez	—	—	—	—	—	—
Kristine Peterson	13.3%	—	—	25.9%	—	—
Professor Sir Peter Ratcliffe	2.7%	—	—	21.9%	—	—
Siddharth Kaul	87.7%	—	—	—	—	—
Average pay of employees as a whole	7.9%	10.8%	18.3%	13.1%	13.8%	9.1%
Relative Importance of the Spend on Pay
The table below illustrates the Company’s expenditure on pay, in comparison to Group’s expenditure on research and development costs. Research and Development is the company’s principal activity and, as such, is the most appropriate metric against which to measure employee expenditure. 2021 was the first year that the Company has prepared a Remuneration Report and as the Company was incorporated on 7 January 2021, and we do not have any historical remuneration to disclose for periods prior to 2021.
	2023 ($000)(2)	2022 ($000)(2)	2021 ($000)(2)
Group research and development costs	160,971	107,691	98,855
Total employee pay expenditure(1)	101,877	83,105	89,717
(1)	Total employee pay expenditure includes wages and salaries, social security costs, GUID contributions, bonus and share-based compensation charge.
(2)	For remuneration not paid in U.S. dollars, amounts in pounds sterling have been translated for convenience to U.S. dollars at a rate of 1.2400 (2022: 1.2077).
The above table reflects expenditure for the full year.

Chief Executive Officer Pay Ratio
These ratios set out the comparison between the CEO’s remuneration and that for employees in the UK for the full years ended 31 December 2023, 2022, and 2021. 2021 was the first year that the Company prepared a Remuneration Report as the Company was incorporated on 7 January 2021, and we do not have any historical remuneration to disclose for periods prior to 2021.
Year	Method	CEO	25th percentile pay		Median pay		75th percentile pay
		$	$	Ratio	$	Ratio	$	Ratio
2023	B	1,403,204	54,944	26:1	72,637	19:1	105,236	13:1
2022	B	1,417,606	46,868	30:1	67,368	21:1	120,732	12:1
2021	B	1,270,414	56,939	22:1	70,025	18:1	132,040	10:1
The remuneration for employees in the UK workforce is based on the data used for gender pay reporting, which comprises salary and benefits as of 5 April of each applicable year and incentive payments payable in respect of the full years ended 31 December of each applicable year. Actual benefit amounts are used for the purposes of ratio in the table above. The ratios have been calculated using Method B as we believe it provides the best comparison of colleague pay with that of our CEO. For remuneration not paid in U.S. dollars, amounts in pounds sterling have been translated for convenience to U.S. dollars at a rate of 1.2400 (2022: 1.2077).
As reflected in the table above, our CEO pay ratio has not varied significantly over the last three years. Therefore, changes to the ratio are generally reflective of adjustments within our broader workforce and their applicable pay.
Statement of Shareholder Voting
The Policy was proposed for approval by the Company’s shareholders at an AGM on 12 May 2022 and will remain in force for three years from that date (until the AGM in 2025, or until a revised remuneration policy is approved by shareholders).
The table below sets out the previous votes cast at our AGM on 12 May 2022 in respect of the Remuneration Policy, and the previous votes cast at our AGM on 16 May 2023 in respect of the Annual Remuneration Report for the year ended 31 December 2022.
	Votes for		Votes against		Votes withheld
	%	Number	%	Number	Number
Annual Remuneration Report	78.49	20,282,265	21.51	5,559,108	1,942
Remuneration Policy	80.97	11,009,912	19.03	2,588,236	6,469
Withheld votes are not counted when calculating voting outcomes. The Directors’ Remuneration Policy is renewed at least every three years.
Statement of implementation of remuneration policy for the year ended 31 December 2024
Salary
The salary for the CEO will be increased by 4.1% for the year ended 31 December 2024.
Benefits and Pension (401(k))
Benefits and Pension (401(k)) will be in line with the Policy set out above. (Executive Directors will also be entitled to tax equalisation benefits.)
Annual Bonus
The 2024 annual bonus target opportunity for the CEO is 75% of base salary.
Bonuses will be paid entirely in cash and will be based entirely on the achievement of operational and strategic objectives based on the company scorecard and assessed following the end of the 2024 financial year. Specific targets are commercially sensitive and therefore are not disclosed in advance. However, a description of the targets and performance against them will be disclosed in next year’s Annual Report and Accounts.

Equity Incentive Plan
The Committee has granted an award in the first quarter of 2024 of 281,819 options with a market value exercise price to the Chief Executive Officer, which will vest 25% after one year and in quarterly instalments thereafter, subject to continued service.
Non-Executive Director Fees
Non-Executive Director fees were initially reviewed and set at the time of the IPO. Fees are reviewed annually and in 2023 were reviewed against a peer group, with the resulting changes proposed for 2024 approved by the board effective from 6th April 2024.
Non-Executive Directors will receive the following annual retainers, which will be paid in cash:
	Fee (effective from 6 April 2024)	Fee (effective from 6 April 2023)
Base fee:
Board member	$50,000	$45,000

Additional fees:
Board Chairperson	$35,000	$35,000
Audit Committee Chair	$20,000	$20,000
Audit Committee Member	$10,000	$10,000
Remuneration Chair	$15,000	$15,000
Remuneration Committee member	$7,500	$7,500
Nomination & Corporate Governance Committee Chair	$10,000	$10,000
Nomination & Corporate Governance Committee Member	$5,000	$5,000
The Company provides an initial, one-time equity award of stock options to each new Non-Executive Director upon his or her election to our Board of Directors. Under normal circumstances, initial share awards vest monthly over three years. The Company intends to provide an annual equity incentive award of stock options to each Non-Executive Director. Options awarded annually will usually vest upon the first anniversary of the date of grant.
Each Non-Executive Director will also be entitled to reimbursement of reasonable expenses and tax equalisation benefits.
On behalf of the Board

/s/ Ms. Kristine Peterson
Ms. Kristine Peterson Remuneration Committee Chair 2 April 2024

Annex B
IMMUNOCORE HOLDINGS PLC
ARTICLES OF ASSOCIATION
Adopted on  ~~9 February 2021~~   [•] 2024

COOLEY (UK) LLP,  ~~DASHWOOD, 69 OLD BROAD STREET~~  22 BISHOPSGATE, LONDON  ~~EC2M 1QS~~  EC2N
4BQ, UK T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

B-i

B-ii

B-iii

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

IMMUNOCORE HOLDINGS PLC

(Adopted on  ~~9 February 2021~~  [•] 2024)
1.	Exclusion of model articles (and any other prescribed regulations)
No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.
2.	Interpretation
2.1	In these Articles, unless the context otherwise requires:
Act: the Companies Act 2006;
address: includes any number or address used for the purposes of sending or receiving documents or information by electronic means;
Articles: these articles of association as altered from time to time and “Article” shall be construed accordingly;
Beneficial Ownership Limitation: 9.99% of any class of securities of the Company registered under the Exchange Act, which percentage may be increased or decreased on a holder-by-holder basis by a holder of Non-Voting Ordinary Shares to such other percentage as such holder may designate in writing (with any decrease to be effective upon at least sixty one days’ notice) to the Company, provided, however, that: (i) any such increase shall not exceed 19.9% of any class of securities of the Company registered under the Exchange Act; and (ii) any such increase or decrease shall only be applicable to such holder in relation to such securities. For the purpose of calculating the Beneficial Ownership Limitation, a holder may rely on the number of outstanding shares of the subject class as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing; (B) a more recent public announcement by the Company that is publicly filed; or (C) a more recent notice by the Company or the Company’s registrar to the holder setting forth the number of shares then outstanding. Upon the written request of a holder (which may be by email with confirmation), the Company shall, within five business days thereof, confirm in writing to such holder (which may be via email) the number of shares then outstanding;
Board: the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors;
business day: means any day other than Saturday, Sunday or other day on which commercial banks in New York and/or London are authorised or required by law to remain closed;
certificated shares: a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;
class meeting: has the meaning given to it in Article 11;
clear days: in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
Companies Acts: the Companies Acts as defined by section 2 of the Act, and includes the uncertificated securities rules and, where the context requires, every other statute (including orders, regulations or other subordinate legislation made under them) from time to time in force concerning companies and affecting the Company;

Company: Immunocore Holdings plc;
default shares: has the meaning given to it in Article 74.1;
Deferred Shares: the Company’s deferred shares with a nominal value of £0.0001 each as sub-divided or consolidated from time to time;
Depositary: the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document;
Director: a director for the time being of the Company;
elected shares: has the meaning given to it in Article 132.1(j);
electronic form: has the meaning given to it in section 1168 of the Act;
electronic general meeting: has the meaning given to it in Article 47.5;
electronic means: has the meaning given to it in section 1168 of the Act;
Exchange Act: collectively, the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;
FSMA: the Financial Services and Markets Act 2000;
hard copy form: has the meaning given to it in section 1168 of the Act;
hybrid general meeting: has the meaning given to it in Article 47.4;
Interested Director: has the meaning given to it in Article 118.1;
Listing: listing of the Company’s Ordinary Shares (including Ordinary Shares represented by American Depositary Shares) on Nasdaq;
member: a member of the Company, or where the context requires, a member of the Board or of any committee;
Nasdaq: the Nasdaq Stock Market LLC;
Non-Voting Ordinary Shares: the Company’s non-voting ordinary shares with a nominal value of £0.002 each as sub-divided or consolidated from time to time;
Non-Voting Ordinary Share Re-Designation Notice: has the meaning given to it in Article 6.8;
Office: the registered office from time to time of the Company;
Operator: Euroclear UK and Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the uncertificated securities rules;
Ordinary Shares: the Company’s ordinary shares with a nominal value of £0.002 each as sub-divided or consolidated from time to time;
paid up: paid up or credited as paid up;
participating class: a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system;
principal place: has the meaning given to it in Article 47.3;
proxy notification address: has the meaning given to it in Article 70.1(a);
proxy notification electronic address: has the meaning given in Article 70.1(b);
record date: has the meaning given to it in Article 134.1;
Register: the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 105;
Relevant Interest: has the meaning given to it in Article 119.4;

relevant system: a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the uncertificated securities rules or other applicable regulations;
Retiring Directors: has the meaning given to it in Article 83.1;
satellite place: has the meaning given to it in Article 47.3;
Seal: the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act;
SEC: the United States Securities and Exchange Commission;
Secretary: the secretary of Company for the time being;
section 793 notice: has the meaning given to it in Article 74.1;
Securities Act: the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder;
share: an Ordinary Share (including, where the context so requires (and save as set out in Article 6.7), a Non-Voting Ordinary Share);
Share Warrant: a warrant to bearer issued by the Company in respect of its shares;
uncertificated securities rules: any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision (including the Uncertificated Securities Regulations 2001 (SI 2001/3755) as amended or replaced from time to time and any subordinate legislation or rules made under them for the time being in force); and
uncertificated share: a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly.
2.2	Headings are used for convenience only and shall not affect the construction or interpretation of these Articles.
2.3	Unless the context otherwise requires, a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
2.4	Unless the context otherwise requires, words in the singular shall include the plural and vice versa.
2.5	A reference to one gender shall include a reference to the other genders.
2.6
A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment, and includes any subordinate legislation for the time being in force made under it.

2.7
Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word “company” shall include any body corporate.

2.8
A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9	A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.
2.10	A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.
2.11	A reference to a meeting:
(a)	shall mean a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting at which some or all of those persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Companies Acts and these Articles, and present, attend, participate, being present, attending, participating, presence, attendance and participation shall be construed accordingly; and
(b)	shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.
2.12
References to electronic facility mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting as determined by the Directors pursuant to Article 47.4 or 47.5, including without limitation online platforms, application technology and conference call systems.

3.	Form of resolution
Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.
4.	Limited liability
The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.
5.	Change of name
The Company may change its name by resolution of the Board.
6.	Shareholder rights
6.1
The Ordinary Shares shall rank pari passu as a single class. The Deferred Shares shall rank pari passu as a single class. The Non-Voting Ordinary Shares shall rank pari passu as a single class and pari passu with the Ordinary Shares save as set out in Article 6.7 below.

6.2
In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be distributed amongst all holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) in proportion to the number of shares held irrespective of the amount paid or credited as paid on any share.

6.3	Any:
(a)
consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity) as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board;

(b)	sale or transfer by the Company of all or substantially all of its assets (determined either for the Company alone or together with its subsidiaries on a consolidated basis); or
(c)
sale, transfer or issuance or series of sales, transfers and/or issues of shares by the Company or the holders thereof, as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board, shall be deemed to be a liquidation, dissolution and winding up of the Company for purposes of Article 6.2 (unless the Board determine otherwise), and the holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) shall be entitled to receive from the Company the amounts payable with respect to the Ordinary Shares and Non-Voting Ordinary Shares (if any) on a liquidation, dissolution or winding up of the Company under Article 6.2 in cancellation of their Ordinary Shares or Non-Voting Ordinary Shares (if any) upon the completion of any such transaction.

6.4
At a general meeting of the Company and at any separate class meeting of the holders of Ordinary Shares, where a holder of Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Ordinary Share held.

6.5
A holder of Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

6.6	Notwithstanding any other provision of these Articles, the special rights, privileges, restrictions and limitations attaching to the Deferred Shares are as follows:
(a)	the Deferred Shares shall not be entitled to any dividends or to any other right of participation in the income or profits of the Company;
(b)
on the return of assets on a winding-up of the Company, the Deferred Shares shall confer on the holders thereof an entitlement to receive out of the assets of the Company available for distribution amongst the members (subject to the rights of any new class of shares with preferred rights) the amount paid up or credited as paid up on the Deferred Shares held by them respectively after (but only after) payment shall have been made to the holders of the Ordinary Shares and Non-Voting Ordinary Shares (if any) of the amounts paid up or credited as paid up on such shares and the sum of £1,000,000 in respect of each Ordinary Share or Non-Voting Ordinary Share held by them respectively. The Deferred Shares shall confer on the holders thereof no further right to participate in the assets of the Company;

(c)
the Deferred Shares do not entitle the holder thereof to receive notice of or to attend, speak or vote at any general meeting of the Company, or be part of the quorum thereof as the holders of the Deferred Shares;

(d)
any reduction of capital involving the cancellation of the Deferred Shares for no consideration shall not be deemed to be a variation of the rights attaching to them nor a modification or abrogation of the rights or privileges attaching to the Deferred Shares;

(e)
the special rights conferred upon the holders of the Deferred Shares shall be deemed not to be modified, varied or abrogated by the creation or issue of further shares ranking pari passu with or in priority to the Deferred Shares;

(f)	the Deferred Shares shall not entitle the holder to receive a share certificate in respect of such shareholding, save as required by law;
(g)	no transfer of any Deferred Shares shall be permitted save as provided in Article 6.6(h);
(h)
the Company shall have irrecoverable authority from each holder of the Deferred Shares at any time to do all or any of the following without obtaining the sanction of the holder or holders of the Deferred Shares:

(i)
to appoint any person to execute on behalf of any holder of Deferred Shares a transfer of all or any of those shares and/or an agreement to transfer the same (without making any payment for them) to such person or persons as the Company may determine and to execute any other documents which such person may consider necessary or desirable to effect such transfer, in each case without obtaining the sanction of the holder(s) and without any payment being made in respect of such acquisition; and

(ii)
to purchase all or any of the Deferred Shares without obtaining the consent of the holders of those shares in consideration for an amount not exceeding £1.00 in respect of all the Deferred Shares then being purchased and:

(A)	for the purpose of any such purchase, to appoint any person to execute an instrument of transfer in respect of such shares to the Company on behalf of any holder of Deferred Shares; and
(B)	to cancel all or any of the Deferred Shares purchased.

6.7
The Non-Voting Ordinary Shares shall have the same rights and restrictions as the Ordinary Shares and shall otherwise rank pari passu in all respects with the Ordinary Shares and a holder of Non-Voting Ordinary Shares shall be subject to the same obligations and liabilities as a holder of Ordinary Shares save as set out below:

(a)
a holder of Non-Voting Ordinary Shares shall, in relation to the Non-Voting Ordinary Shares held by him or her, have no right to receive notice of, or to attend or vote at, any general meeting of shareholders save in relation to a variation of class rights of the Non-Voting Ordinary Shares. At any such general meeting of the Company in relation to a variation of class rights of the Non-Voting Ordinary Shares and at any separate class meeting of the holders of Non-Voting Ordinary Shares, where a holder of Non-Voting Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Non-Voting Ordinary Share held; and

(b)	the Non-Voting Ordinary Shares shall be re-designated as Ordinary Shares by the Company (acting by the Board, or a duly authorised committee or representative thereof):
(i)
upon delivery by a holder of Non-Voting Ordinary Shares to the Company of a Non-Voting Ordinary Share Re-Designation Notice (as defined in Article 6.8 below) and otherwise subject to the terms and conditions set out in Article 6.8; and/or

(ii)
automatically upon a transfer of a Non-Voting Ordinary Share by its holder to any person that is not an “affiliate” or “group member” with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act. For the avoidance of doubt, the automatic re-designation under this Article 6.7(b)(ii) shall only be in respect of the Non-Voting Ordinary Share(s) that is/are the subject of such transfer and not any other Non-Voting Ordinary Shares held by the holder.

6.8
A holder of Non-Voting Ordinary Shares may elect to have some or all of their Non-Voting Ordinary Shares re-designated as Ordinary Shares by providing a written notice (a “Non-Voting Ordinary Share Re-Designation Notice”) to the Company, specifying the number of Non-Voting Ordinary Shares it wishes to have re-designated as Ordinary Shares and including instructions as to whether the relevant Ordinary Shares are to be held in certificated or uncertificated form in accordance with Article 6.10(c) and in the case of Ordinary Shares to be held in uncertificated form the details of the relevant account of the holder of Non-Voting Ordinary Shares’ broker into which they are to be credited in accordance with Article 6.10(c)(ii), and being accompanied by the relevant share certificate(s) (or indemnity in respect of such share certificate or other evidence as the Company may require) in respect of the relevant Non-Voting Ordinary Shares, save that a holder of Non-Voting Ordinary Shares shall not be entitled to have any Non-Voting Ordinary Shares re-designated as Ordinary Shares where such re-designation would result in such holder thereof beneficially owning (for purposes of section 13(d) of the Exchange Act), when aggregated with “affiliates” and “group” members with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act, in excess of the Beneficial Ownership Limitation (and the Company shall be entitled to receive written confirmation from such holder of this fact prior to the re-designation as Ordinary Shares of the relevant Non-Voting Ordinary Shares).

6.9
Within three business days following delivery of a Non-Voting Ordinary Share Re-Designation Notice to the Company, and such documentation and/or confirmations as the Company may reasonably request as specifically provided for in Article 6.8, the relevant Non-Voting Ordinary Shares shall be re-designated as Ordinary Shares by the Board, or a duly authorised committee or representative thereof.

6.10	Following any re-designation of Non-Voting Ordinary Shares in accordance with Article 6.7(b)(i), the Company shall:
(a)	procure that the Register is updated to reflect the re-designation;
(b)
where less than all of the Non-Voting Ordinary Shares represented by any certificate delivered in accordance with Article 6.8 are re-designated as Ordinary Shares, issue and deliver to the holder a new certificate in respect of the balance of Non-Voting Ordinary Shares comprised in the surrendered certificate within fourteen days of the date of re-designation to such holder, by post to its address as shown in the Register, at his, her or its own risk and free of charge; and

(c)	either:
(i)
where the Ordinary Shares into which the Non-Voting Ordinary Shares are to be re-designated are to be held in certificated form, issue and deliver to the holder a new certificate in respect of the appropriate number of Ordinary Shares within fourteen days of the date of re-designation to such holder, by post to its address as shown in the Register, at his, her or its own risk and free of charge; or

(ii)
where the Ordinary Shares into which the Non-Voting Ordinary Shares are to be re-designated are to be held in uncertificated form, procure that the appropriate number of Ordinary Shares are credited to the relevant account of the holder of Non-Voting Ordinary Shares’ broker in the relevant system as specified in the Non-Voting Ordinary Share Re-Designation Notice within two business days of the date of re-designation.

6.11	Upon the re-designation of the Non-Voting Ordinary Shares as Ordinary Shares, such Ordinary Shares shall rank pari passu with the other Ordinary Shares of the Company in all respects.
7.	Power to attach rights to shares
Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.
8.	Allotment of shares and pre-emption
8.1
Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and upon such terms as the Board may decide. No share may be issued at a discount to the nominal value of such share.

8.2
The Board may, at any time after the allotment of any share but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented to be one or more participating securities, in each case upon and subject to such terms and conditions as the Board may think fit to impose.

8.3
Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to an aggregate nominal amount equal to the Section 551 Amount.

8.4
Under and within the terms of the said authority or otherwise in accordance with section 570 of the Act, the Directors shall be empowered during each prescribed period to allot equity securities (as defined by the Act) wholly for cash:

(a)	in connection with a rights issue; and
(b)	otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 561 Amount.
8.5
During each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other securities to be allotted after the expiry of such period.

8.6	For the purposes of this Article 8:
(a)
rights issue means an offer of equity securities (as defined by the Act) open for acceptance for a period fixed by the Board to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached to them but subject to such exclusions or other arrangements as the Board may deem necessary or expedient with regard to treasury shares, fractional entitlements or legal or practical problems under the laws of any territory or under the requirements of any recognised regulatory body or stock exchange in any territory;
(b)
prescribed period means any period (not exceeding five years on any occasion) for which the authority, in the case of Article 8.3, is conferred or renewed by ordinary or special resolution stating the Section 551 Amount and in the case of Article 8.4 is conferred or renewed by special resolution stating the Section 561 Amount;

(c)	Section 551 Amount means for any prescribed period, the amount stated in the relevant ordinary or special resolution;
(d)	Section 561 Amount means for any prescribed period, the amount stated in the relevant special resolution; and
(e)
the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

9.	Redeemable shares
Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.
10.	Pari passu issues
If new shares are created or issued which rank equally with any other existing shares, or the Company purchases any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.
11.	Variation of rights
11.1	Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated:
(a)	in such manner (if any) as may be provided by those rights;
(b)	with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares); or
(c)	with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.
11.2
The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

~~11.3~~	All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that ~~:~~
~~(a)~~
the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third in number of the  ~~nominal amount paid up on the~~   issued shares of the class (excluding any shares of that class held as treasury shares) ~~; and~~

~~(b)~~	~~if at any adjourned meeting of such holders such quorum as set out above is not present, at least one person holding shares of the class who is present in person or by proxy shall be a quorum~~ .
11.4	The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.

12.	Rights deemed not varied
Unless otherwise expressly provided by the rights attached to any class of shares, those rights shall be deemed not to be varied by the purchase by the Company of any of its own shares or the holding of such shares as treasury shares.
13.	Payment of commission
The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.
14.	Trusts not recognised
Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share.
15.	Uncertificated shares
15.1
Under and subject to the uncertificated securities rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

15.2
In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(a)	the holding of shares of that class in uncertificated form;
(b)	the transfer of title to shares of that class by means of a relevant system; or
(c)	any provision of the uncertificated securities rules,
and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.
15.3
Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

15.4
If, under these Articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Companies Acts, such entitlement shall include the right of the Board to:

(a)
require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires;

(b)
appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(c)
take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

15.5
Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

15.6
Unless the Board determines otherwise or the uncertificated securities rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

15.7
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

16.	Share certificates
16.1
Other than as provided in Article 6.6(f), every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his or her name.

16.2
The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

16.3
Where a member has transferred part only of the shares comprised in a certificate, he or she shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, he or she shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

16.4
A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

16.5
Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

17.	Replacement certificates
17.1
Any two or more certificates representing shares of any one class held by any member may at his or her request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

17.2	Any certificate representing shares of any one class held by any member may at his or her request be cancelled and two or more certificates for such shares may be issued instead.

17.3
If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity in respect of such share certificate only as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

17.4
The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders.

18.	Lien on shares not fully paid
The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.
19.	Enforcement of lien by sale
The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, in the case of a certificated share, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. In the case of an uncertificated share, the Board may require the Operator to convert the share into certificated form and after such conversion, authorise any person to sign the instrument of transfer of the share to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.
20.	Application of proceeds of sale
The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:
(a)
first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

(b)
second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale.

21.	Calls
21.1
Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

21.2
Each member shall (subject to the Company serving upon him or her at least fourteen clear days’ notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for his or her shares.

21.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.
21.4	A call may be revoked or postponed, in whole or in part, as the Board may decide.
21.5	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.
22.	Liability of joint holders
The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

23.	Interest on calls
If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.
24.	Sums treated as calls
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call.
25.	Power to differentiate
On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.
26.	Payment of calls in advance
The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him or her. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months’ notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.
27.	Notice if call or instalment not paid
If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than fourteen clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.
28.	Forfeiture for non-compliance
If the notice referred to in Article 27 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.
29.	Notice after forfeiture
When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.
30.	Forfeiture may be annulled
The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.
31.	Surrender
The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

32.	Sale of forfeited shares
32.1	A forfeited share shall become the property of the Company.
32.2	Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.
32.3
The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

33.	Effect of forfeiture
A member whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such member shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him or her to the Company in respect of such shares with interest (not exceeding the Bank of England base rate by two percentage points) from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
34.	Evidence of forfeiture
A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his or her title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.
35.	Form of transfer
35.1	Subject to these Articles:
(a)
each member may transfer all or any of his or her shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company; and

(b)
each member may transfer all or any of his or her shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

35.2	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.
36.	Right to refuse registration of transfer
36.1	The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:
(a)	it is for a share which is fully paid up;
(b)	it is for a share upon which the Company has no lien;
(c)	it is only for one class of share;

(d)	it is in favour of a single transferee or no more than four joint transferees;
(e)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (in each case if this is required); and
(f)
it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or her or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of that person to do so.

36.2
The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to, or for which depositary instruments representing such shares are admitted to, Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

36.3	Transfers of shares will not be registered in the circumstances referred to in Article 74.
36.4	The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system.
37.	Notice of refusal to register a transfer
If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.
38.	No fees on registration
No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.
39.	Other powers in relation to transfers
Nothing in these Articles shall prevent the Board:
(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or
(b)
(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 19.

40.	Transmission of shares on death
If a member dies, the survivors or survivor (where he or she was a joint holder), and his or her executors or administrators (where he or she was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by him or her.
41.	Election of person entitled by transmission
41.1
Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his or her title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him or her registered as a member. If he or she elects to become registered himself or herself, he or she shall notify the Company to that effect. If he or she elects to have some other person registered, he or she shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his or her death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within thirty days after proof cause the entitlement of that person to be noted in the Register.
41.2	A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:
(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or
(b)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person.
42.	Rights on transmission
Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or any separate meeting of the holders of any class of shares of the Company before he or she is registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within thirty days, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with.
43.	Destruction of documents
43.1	The Company may destroy any:
(a)	instrument of transfer, after six years from the date on which it is registered;
(b)	dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;
(c)	share certificate, after one year from the date on which it is cancelled;
(d)	instrument of proxy which has been used for the purpose of voting at any time after one year has elapsed from the date of use;
(e)	instrument of proxy which has not been used for the purpose of voting at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;
(f)	Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or
(g)	other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.
43.2	It shall be conclusively presumed in favour of the Company that every:
(a)	entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;
(b)	instrument of transfer so destroyed was duly registered;
(c)	share certificate so destroyed was duly cancelled; and

(d)	other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.
43.3
This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner.

43.4
References in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares.

44.	Sub-division
Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.
45.	Fractions
45.1
Where any difficulty arises in regard to any consolidation or division, the Board may settle such difficulty as they see fit. In particular, without limitation, the Directors may sell to any person (including the Company) the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members in proportion to their fractional entitlements or retain such net proceeds for the benefit of the Company and:

(a)
in the case of shares in certificated form, the Board may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect such transfer; and

(b)	in the case of shares in uncertificated form, the Board may:
(i)
to enable the Company to deal with the share in accordance with the provisions of this Article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)
after such conversion, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

45.2
The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

46.	Annual general meetings
An annual general meeting shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place, including partly or wholly by means of electronic facility or facilities, as may be determined by the Board.
47.	Convening and format of general meetings
47.1
All meetings other than annual general meetings shall be called general meetings. The Board or the chair of the Board may, whenever it, he or she thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting. For all other purposes, and unless expressly provided otherwise in these Articles, the procedures for giving notice (other than as to duration) of, the conduct of, and voting at annual general meetings and all other general meetings shall be the same. In the case of a general meeting called pursuant to a requisition under the Companies Acts, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the object of the meeting shall be discussed.

47.2
The Directors may make whatever arrangements they consider fit to allow those entitled to do so to attend and participate in any general meeting. The Directors shall determine in relation to each general meeting the means of attendance at and participation in the general meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so:

(a)	by simultaneous attendance and participation at a satellite place or places pursuant to Article 47.3; and/or
(b)	by means of electronic facility or facilities pursuant to Article 47.4 or Article 47.5,
(and for the avoidance of doubt, the Directors shall be under no obligation to offer or provide such satellite place or places or such electronic facility or facilities).
47.3
In the case of any general meeting and without prejudice to Article 47.4 and Article 47.5, the Directors may make arrangements for simultaneous attendance at and participation in the general meeting in more than one physical place anywhere in the world by persons entitled to attend the meeting. The members present in person or by proxy at a satellite place shall be counted in the quorum for, and be entitled to vote at, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at the principal place and any satellite place(s) (each as defined below) are able to:

(a)	participate in the business for which the meeting has been convened;
(b)	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and
(c)	be heard by all other persons so present in the same way.
The general meeting shall be deemed to take place at the place where the chair of the general meeting presides (the “principal place”, with any other location where that meeting takes place being referred in these Articles as a “satellite place”). The powers of the chair shall apply equally to each satellite place, including his or her power to adjourn the meeting as referred to in Article 56.
47.4
Without prejudice to Article 47.3 and Article 47.5, the Directors may determine in relation to any general meeting (including any general meeting that is being held at more than one physical place) to enable persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities determined by the Directors (any such general meeting being a “hybrid general meeting”). The members or their proxies present personally or by means of an electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending the general meeting by all means (including by means of an electronic facility or facilities) are able to:

(a)	participate in the business for which the general meeting has been convened;
(b)	hear all persons who speak at the general meeting; and
(c)	be heard by all other persons attending and participating in the general meeting.
47.5
Without prejudice to Article 47.3 and Article 47.4, the Directors may determine in relation to any general meeting to enable persons entitled to attend and participate to do so by means of electronic facility or facilities determined by the Directors with no member necessarily in physical attendance (any such general meeting being an “electronic general meeting”). The members or their proxies present by means of an electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending the general meeting who are not present together at the same place may, by means of an electronic facility or facilities, attend, speak and vote at it.

47.6
If a general meeting is held as a hybrid general meeting or an electronic general meeting, the Directors (and, at a general meeting, the chair) may (subject to the requirements of Companies Acts) make any arrangement and impose any requirement or restriction in connection with participation by such electronic facility or facilities, including any arrangement, requirement or restriction that is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic facility or facilities; and
(b)	proportionate to the achievement of those objectives.
In this respect, the Board may authorise any voting application, system or facility for hybrid general meetings or electronic general meetings as it sees fit.
47.7
If, at any hybrid general meeting or electronic general meeting, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement.

47.8	Nothing in these Articles:
(a)	shall preclude the holding and conducting of a general meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it; or
(b)	prevents a general meeting being held both physically and electronically.
48.	Notice of general meetings
A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts.
49.	Contents of notice of general meetings
49.1	Every notice calling a general meeting shall specify;
(a)	whether the meeting shall be a physical general meeting, a hybrid general meeting or an electronic general meeting;
(b)
in the case of a physical general meeting, the time, date and place (including any satellite place or places determined pursuant to Article 47.3, which shall be identified as such in the notice) of the meeting;

(c)
in the case of a hybrid general meeting, the time, date and place of the meeting (including any satellite place or places determined pursuant to Article 47.3, which shall be identified as such in the notice) and the electronic facility or facilities for the meeting, which electronic facility or facilities may vary from time to time and from meeting to meeting as the Board in its sole discretion sees fit; and

(d)
in the case of an electronic general meeting, the time, date and electronic facility or facilities for the meeting, which electronic facility or facilities may vary from time to time and from meeting to meeting as the Board in its sole discretion sees fit.

There shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he, she or it has more than one share) proxies to exercise all or any of his, her or its rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.
49.2
The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution.

49.3	In the case of an annual general meeting, the notice shall also specify the meeting as such.
49.4
For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a time, not more than forty-eight hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so.

50.	Omission to give notice and non-receipt of notice
The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.
51.	Postponement of general meeting
If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board, in its absolute discretion, considers that it is impracticable or unreasonable for any reason to hold a physical general meeting or hybrid general meeting at the declared place (or any of the declared places, in the case of a satellite meeting) and/or a hybrid general meeting or electronic general meeting by means of the electronic facility or facilities specified in the notice on the date or at the time stated in the notice calling the meeting, it may change the place (or any of the places, in the case of a satellite meeting) and/or electronic facility or facilities and/or postpone the time and/or date at which the meeting is to be held (or do any of the foregoing). The Board shall take reasonable steps to ensure that notice of the date, time and place of, and/or the electronic facility or facilities for, the rearranged meeting is given to any member trying to attend the meeting at the original time and at the original place (or places, in the case of a satellite meeting) and/or through the original electronic facility or facilities. Where a general meeting is so postponed, notice of the date, time and place of, and/or the electronic facility or facilities for, the rearranged meeting shall, if practicable, also be placed in at least two national newspapers published in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required, provided that it is the same as the business which might properly have been transacted at the meeting had it not been rearranged. If a meeting is rearranged in accordance with this Article 51, appointments of proxy will be valid if they are received as required by these Articles not less than forty-eight hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article.
52.	Quorum at general ~~meeting~~ meetings
No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present, a chair of the meeting can still be chosen and this will not be treated as part of the business of the meeting.  ~~Two members present in person or by proxy and entitled to attend and to vote on the business to be transacted shall be a quorum.~~  A quorum shall be present if both:
52.1
two qualifying persons are present at a meeting unless each is a qualifying person only because (i) he is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation or (ii) he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member; and

52.2
those qualifying persons present together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third of the number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted.

For the purposes of this Article 52, (A) a “qualifying person” is an individual who is a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting and (B) where a qualifying person is present as proxy of a member in relation to the meeting, only the shares in respect of which the proxy is authorised to exercise voting rights will be treated as held for the purposes of determining whether a quorum is present.

53.	Procedure if quorum not present
If a quorum is not present within fifteen minutes (or such longer interval as the chair in his or her absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day (not being less than ten clear days after the date of the original meeting), and at such time and place or places and/or by means of such electronic facility or facilities, as the chair (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting,  ~~one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned~~  the meeting shall  ~~state this~~  be dissolved.
54.	Chair of general meeting
The chair of the Board shall preside at every general meeting of the Company. If there is no such chair or if at any meeting he or she shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as chair, the deputy chair (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chair is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chair who has been in office as a Director the longest shall take the chair. If no chair or deputy chair shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he or she shall be chair if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chair of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chair of a meeting which are given by law.
55.	Entitlement to attend, speak and participate
55.1
A Director (and any other person invited by the chair to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not he or she is also a member.

55.2
In relation to a physical general meeting, the right of a member who is entitled to attend and participate to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

55.3
In relation to a hybrid general meeting or an electronic general meeting, the right of a member who is entitled to attend and participate to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

55.4
All persons seeking to attend and participate in a hybrid general meeting or an electronic general meeting by way of electronic facility or facilities shall be responsible for maintaining adequate facilities to enable them to do so. In no circumstances shall the inability of one or more members to access, or to continue to access, the electronic facility or facilities for participation in the meeting for all or part of the meeting affect the validity of the meeting or any business conducted at a hybrid general meeting or an electronic general meeting, provided that sufficient members are able to participate in the meeting as are required to constitute a quorum under Article 52.

56.	Adjournments
56.1
The chair may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal place and one or more satellite places, such other places) and/or from such electronic facility or facilities for attendance and participation to such other electronic facility or facilities as determined by the chair in his or her absolute discretion.

56.2
Without prejudice to any other power which the chair may have under these Articles or at common law, he or she may, without the need for the consent of the meeting and before or after it has started, interrupt or adjourn any meeting from time to time and from place to place (or places in the case of a meeting to which Article 47.3 applies) or from electronic facility or facilities to electronic facility or facilities, or for an indefinite period, if he or she is of the opinion that it has become necessary to do so in order:
(a)	to secure the proper and orderly conduct of the meeting; or
(b)	to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting; or
(c)	to ensure that the business of the meeting is properly disposed of.
56.3
If it appears to the chair that the facilities at the principal place or any satellite place or an electronic facility or facilities or security at any general meeting have become inadequate for the purposes referred to in Articles 47.3, 47.4 or 47.5 (as applicable) or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting.

56.4	All business conducted at a meeting up to the time of any adjournment shall, subject to Article 56.5, be valid.
56.5
The chair may specify that only the business conducted at the meeting up to a point in time which is earlier than the time of the adjournment is valid, if in his or her opinion, to do so would be more appropriate.

56.6	Meetings can be adjourned more than once, in accordance with the procedures set out in this Article 56.
57.	Notice of adjournment
If the meeting is adjourned indefinitely or for more than three months, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Subject to the provisions of the Companies Acts and the provisions of Article 53, if notice of an adjourned meeting is required in accordance with this Article 57, such notice shall be sent at least seven (7) clear days before the date of the adjourned meeting specifying the date, time and place or electronic facility of the adjourned meeting and the general nature of the business to be transacted. Except as provided in these Articles, there is no need to give notice of the adjourned meeting or of the business to be considered there.
58.	Business of adjourned meeting
No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.
59.	Security arrangements and orderly conduct
59.1
The Board may, for the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a physical general meeting or hybrid general meeting, ensuring the security of the meeting and ensuring the future orderly conduct of the meeting, from time to time make such arrangements as it shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements therefor. Any decision made under this Article 59.1 shall be final and the entitlement of any member or proxy to attend a general meeting at such place (or places, in the case of a meeting to which Article 47.3 applies) shall be subject to any such arrangements as may be for the time being approved by the Board.

59.2
The Board may direct that any person wishing to attend any general meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any general meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

59.3
The Board shall be entitled in its absolute discretion to authorise one or more persons (including the Directors, the Secretary or the chair) to refuse physical or electronic entry to, or eject (physically or electronically) from, any meeting any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions as are required pursuant to this Article, or who causes the meeting to become disorderly.

59.4
Subject to the Act (and without prejudice to any other powers vested in the chair of a meeting), the chair shall take such action or give such directions as he or she thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and in the case of a physical general meeting or a hybrid general meeting to ensure the security of the meeting and the safety of the people attending the meeting. The chair’s decision on points of order, matters of procedure on or matters arising incidentally from the business of the meeting shall be final, as shall be his or her determination as to whether any matter is of such a nature.

60.	Overflow meeting rooms
60.1
The Board may, in accordance with this Article, make arrangements for members and proxies who are entitled to attend and participate in a physical general meeting or a hybrid general meeting, but who cannot be seated in the main meeting room where the chair will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room.

60.2	Details of any arrangements for overflow rooms will be set out in the notice of the meeting but failure to do so will not invalidate the meeting.
60.3
The Board may make arrangements for members and proxies who are entitled to attend and participate in a physical general meeting or a hybrid general meeting or an adjourned general meeting, to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical general meeting and not also a hybrid general meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote as the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

61.	Amendment to resolutions
61.1
If an amendment to any resolution under consideration is proposed but is ruled out of order by the chair of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

61.2
In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chair of the meeting in his or her absolute discretion decides that it may be considered or voted on.

62.	Withdrawal and ruling amendments out of order
With the consent of the chair of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chair of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.
63.	Members’ resolutions
63.1
Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company’s next annual general meeting.

63.2	Expenses of complying with these rights shall be borne in accordance with the Companies Acts.

64.	Method of voting
64.1	Any resolution put to the vote of a general meeting must be decided exclusively on a poll.
64.2	At general meetings, resolutions shall be put to the vote by the chair of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.
65.	Objection to error in voting
No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chair of the meeting on such matters shall be final and conclusive.
66.	Voting procedure
66.1
Any poll on any question of adjournment shall be taken immediately. A poll on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means, or any combination thereof) and at such time and place, not more than thirty days from the date of the meeting or adjourned meeting, as the chair shall direct. The chair may appoint scrutineers who need not be members. It is not necessary to give notice of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice shall be given specifying the time, date and place at which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was due to be conducted.

66.2
Votes may be given in person or by proxy. A member entitled to more than one vote need not, if he, she or it votes, use all his, her or its votes or cast all the votes he, she or it uses in the same way.

66.3
No notice need be given of a poll not taken during the meeting if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice must be given specifying the time and place at which the poll is to be taken.

67.	Votes of members
67.1
Subject to Article 67.2, to the Companies Acts and to any special terms as to voting on which any shares may have been issued or may for the time being be held (including, without limitation, in respect of the Deferred Shares and the Non-Voting Ordinary Shares, Article 6) and to any suspension or abrogation of voting rights under these Articles, at any general meeting:

(a)
every member who is present in person or by duly appointed proxy or corporate representative has one vote for every share of which he, she or it is the holder or in respect of which his, her or its appointment as proxy or corporate representative has been made; and

(b)	a member, proxy or corporate representative entitled to more than one vote need not, if he, she or it votes, use all his, her or its votes or cast all the votes he, she or it uses the same way.
67.2
If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

67.3
Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.
67.4	In the case of equality of votes the chair of the meeting shall not be entitled to a casting vote.
68.	No right to vote where sums overdue on shares
No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him or her unless:
(a)
all calls or other sums presently due and payable by him or her in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

(b)	the Board determines otherwise.
69.	Voting by Proxy
69.1
Subject to Article 69.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his or her duly constituted attorney or, if the appointor is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign.

69.2
Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 69.1.

69.3	For the purposes of Articles 69.1 and 69.2, the Board may require such reasonable evidence it considers necessary to determine:
(a)	the identity of the member and the proxy; and
(b)	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.
69.4
A member may appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and to vote on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

69.5	A proxy need not be a member.
69.6
A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

69.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting.
69.8
The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for twelve months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for twelve months from the date of delivery unless otherwise specified by the Board.

69.9
Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

69.10
The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him, her or it by the member he, she or it represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he, she or it represents the vote or votes cast shall nevertheless be valid for all purposes.

70.	Receipt of proxy
70.1	An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 69.3 shall:
(a)
subject to Articles 70.1(c) and (d), in the case of an instrument of proxy in hard copy form, delivered to the Office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a “proxy notification address”) not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote or by such later time as is specified in the notice or instrument;

(b)	subject to Articles 70.1(c) and (d), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a “proxy notification electronic address”):
(i)	in the notice calling the meeting;
(ii)	in an instrument of proxy sent out by the Company in relation to the meeting;
(iii)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or
(iv)	on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept, it shall be received at such proxy notification electronic address not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote or by such later time as is specified in any of the methods of notice in (i) to (iv) above.
(c)
in the case of a poll taken more than forty-eight hours after it is demanded, delivered or received at a proxy notification address or a proxy notification electronic address and not less than twenty-four hours before the time appointed for the holding of the adjourned meeting; or

(d)
in the case of a poll which is not taken at the meeting but is taken forty-eight hours or less thereafter, or in the case of an adjourned meeting to be held forty-eight hours or less after the time fixed for holding the original meeting, received:

(i)	at a proxy notification address or a proxy notification electronic address in accordance with Articles 70.1(a) or (b);
(ii)	by the chair of the meeting or the secretary or any Director at the meeting, as the case may be, at the original meeting; or
(iii)	at a proxy notification address or a proxy notification electronic address by such time as the chair of the meeting may direct at the meeting.
In calculating the periods in this Article, no account shall be taken of any part of a day that is not a working day.
70.2
The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 69.3 has not been received in accordance with the requirements of this Article.

70.3
Subject to Article 70.2, if the proxy appointment and any of the information required under Article 69.3 is not received in the manner set out in Article 70.1, the appointee shall not be entitled to vote in respect of the shares in question.

70.4	Without limiting the foregoing, in relation to any uncertificated shares, the Board may from time to time:
(a)	permit appointments of a proxy by means of a communication sent in electronic form in the form of an uncertificated proxy instruction; and
(b)	permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means.
The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.
71.	Revocation of proxy
A vote given shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting at which the vote was given.
72.	Availability of appointments of proxy
72.1
The Directors may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate class meeting, either in blank or nominating in the alternative any one or more of the Directors or any other person.

72.2
If for the purpose of any meeting, appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

73.	Corporate representatives
73.1
A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.

73.2
Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member.

73.3
The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly.

73.4
A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to them before permitting him or her to exercise his or her powers.

73.5
A vote given by a corporate representative shall be valid notwithstanding that he, she or it is no longer authorised to represent the member unless notice of the revocation of appointment was delivered in writing to the Company at such place or address and by such time as is specified in Article 71 for the revocation of the appointment of a proxy.

74.	Failure to disclose interests in shares
74.1
If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

(a)
the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

(b)	where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):
(i)
any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 133, to receive shares instead of that dividend; and

(ii)
no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself or herself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

(c)
For the purposes of ensuring Article 74.1(b)(ii) can apply to all shares held by the member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

74.2	Where the sanctions under Article 74.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 74.1(b) shall become payable):
(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or
(b)
at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

74.3
Where, on the basis of information obtained from a member in respect of any share held by him or her, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 74.1.

74.4	For the purposes of this Article:
(a)
a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	interested shall be construed as it is for the purpose of section 793 of the Act;
(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:
(i)	to his, her or it having failed or refused to give all of any part of it; and
(ii)	to his, her or it having given information which he or she knows to be false in a material particular or having recklessly given information which is false in a material particular;
(d)	prescribed period means fourteen days;

(e)	excepted transfer means, in relation to any shares held by a member:
(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or
(ii)
a transfer in consequence of a sale made through Nasdaq or any other recognised investment exchange (as defined in section 285 of the FSMA) or any other stock exchange on which the Company’s shares or depositary instruments representing such shares are normally traded; or

(iii)
a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

74.5	Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act.
75.	Power of sale of shares of untraced members
75.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:
(a)
during the period of twelve years before the date of sending of the notice referred to in Article 75.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his or her address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of twelve years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)
on or after expiry of the said period of twelve years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his or her address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register;

(c)
during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(d)	the Company has given notice to Nasdaq or the SEC of its intention to make such sale, if shares of the class concerned, or depositary instruments representing such shares, are listed on Nasdaq.
75.2	To give effect to any sale of shares under this Article:
(a)
in the case of a share in certificated form, the Board may authorise any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer. The Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares.

(b)	in the case of a share in uncertificated form, the Directors may:
(i)
to enable the Company to deal with the share in accordance with the provisions of this Article 75, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)
after such conversion authorise any person to execute an instrument of transfer of the shares to the purchase or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

75.3
The buyer shall not be bound to see to the application of the purchase monies, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If the shares are in uncertificated form, in accordance with the uncertificated securities rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form.

75.4
If during the period of twelve years referred to in Article 75.1, or during any period ending on the date when all the requirements of Articles 75.1(a) to 75.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 75.1(b) to 75.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

76.	Application of proceeds of sale of shares of untraced members
The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 75 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.
77.	Number of Directors
Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be at least two and not more than fifteen.
78.	Power of company to appoint Directors
Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.
79.	Power of Board to appoint Directors
Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.
80.	Eligibility of new Directors
80.1	No person, other than a retiring Director (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:
(a)	he or she is recommended by the Board; or
(b)
at least seven but not more than forty-two clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of his or her intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if he or she were so appointed or re-appointed, be required to be included in the Company’s register of Directors and a notice executed by that person of his or her willingness to be appointed or re-appointed, is lodged at the Office.

80.2	A Director need not be a member of the Company.

81.	Classes and Retirement of Directors
81.1
Following the Listing, the Directors shall be divided into three classes designated as “Class I”, “Class II” and “Class III”, respectively. The Board is authorised to assign (i) members of the Board already in office to such classes at the time the classification becomes effective and (ii) members of the Board who are so appointed following the Listing to such classes at the time of such appointment.

81.2
At the first annual general meeting of the Company following the Listing, each Director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment.

81.3
At the second annual general meeting of the Company following the Listing, each Director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment.

81.4
At the third annual general meeting of the Company following the Listing, each Director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third anniversary of such annual general meeting of the Company, at which stage such Director shall retire from office but shall be eligible for further re-appointment.

81.5
At each succeeding annual general meeting of the Company following the third annual general meeting of the Company after the Listing, Directors shall be elected to serve for a term of three years to succeed the Directors of the class whose terms expire at such annual general meeting.

81.6	Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.
82.	Deemed re-appointment
82.1
A Director who retires at an annual general meeting shall (unless he or she is removed from office or his or her office is vacated in accordance with these Articles) retain office until the close of the meeting at which he or she retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his or her place or the resolution to re-appoint him or her is put to the meeting and lost.

82.2
If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his or her place or unless the resolution to re-appoint him or her is put to the meeting and lost.

83.	Procedure if insufficient Directors appointed
83.1	If:
(a)
at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 77, all retiring Directors who stood for re-appointment at that meeting (Retiring Directors) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

83.2
The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 83.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 77, the provisions of this Article shall also apply to that meeting.

84.	Removal of Directors
In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a Director before the expiry of his or her period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his or her place.
85.	Vacation of office by Director
85.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:
(a)
the Director resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(b)
the Director offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(c)
the Director is requested to resign by all of the other Directors by notice in writing addressed to him or her at his or her address as shown in the register of Directors (without prejudice to any claim for damages which he or she may have for breach of any contract between him or her and the Company);

(d)
the Director ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law or by the rules of any applicable stock exchange from being a Director;

(e)	the Director becomes bankrupt or makes an arrangement or composition with his or her creditors generally;
(f)
a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that he or she has become physically or mentally incapable of acting as a Director and may remain so for more than three months, or he or she is or has been suffering from mental or physical ill health and the Board resolves that his or her office be vacated; or

(g)
the Director is absent (whether or not any alternate Director appointed by him or her attends), without the permission of the Board, from Board meetings for six consecutive months and a notice is served on him or her personally, or at his or her residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he or she shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

85.2	If the office of a Director is vacated for any reason, he or she shall cease to be a member of any committee or sub-committee of the Board.
86.	Resolution as to vacancy conclusive
A resolution of the Board declaring a Director to have vacated office under the terms of Article 85 shall be conclusive as to the fact and ground of vacation stated in the resolution.
87.	Appointment of alternate Directors
87.1
Each Director may appoint any person (including another Director) to be his or her alternate and may at his or her discretion remove an alternate Director so appointed. Any appointment or removal of an alternate Director must be by written notice delivered to the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting or in any other manner approved by the Board. The appointment requires the approval of the Board unless it has been previously approved or the appointee is another Director.

87.2	An alternate Director must provide the particulars, and sign any form for public filing required by the Companies Acts relating to his or her appointment.
88.	Alternate Directors’ participation in Board meetings
88.1
Every alternate Director is (subject to his or her giving to the Company an address within the United Kingdom at which notices may be served on him or her (and, if applicable, an address in relation to which electronic communications may be received by him or her)) entitled to receive notice of all meetings of the Board and all committees of the Board of which his or her appointor is a member and, in his or her appointor’s absence, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his or her appointor. Each person acting as an alternate Director shall have a separate vote at Board meetings for each Director for whom he or she acts as alternate Director in addition to his or her own vote if he or she is also a Director, but he or she shall count as only one for the purpose of determining whether a quorum is present.

88.2
Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of his or her appointment provides otherwise, be as effective as signature by his or her appointor.

89.	Alternate Director responsible for own acts
Each person acting as an alternate Director will be an officer of the Company, will alone be responsible to the Company for his or her own acts and defaults and will not be deemed to be the agent of the Director appointing him or her.
90.	Interests of alternate Director
An alternate Director is entitled to contract and be interested in and benefit from contracts or arrangements with the Company, to be repaid expenses and to be indemnified to the same extent as if he or she were a Director. However, he or she is not entitled to receive from the Company any fees for his or her services as alternate, except such part (if any) of the fee payable to his or her appointor as such appointor may by written notice to the Company direct.
91.	Revocation of alternate Director
An alternate Director will cease to be an alternate Director:
(a)	if his or her appointor revokes his or her appointment; or
(b)	if he or she resigns his or her office by notice in writing to the Company; or
(c)
if his or her appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his or her retirement shall remain in force; or

(d)	if any event happens in relation to him or her which, if he or she were a Director otherwise appointed, would cause him or her to vacate his or her office.
92.	Directors’ fees
Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Board. However, the aggregate of all fees payable to the Directors (other than amounts payable under any other provision of these Articles) must not exceed $2,500,000 a year or such higher amount as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.
93.	Expenses
Each Director may be paid his or her reasonable travelling, hotel and other expenses properly incurred by him or her in or about the performance of his or her duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him or her for the purposes of the Company or for the purpose of enabling him or her to perform his or her duties as an officer of the Company or to enable him or her to avoid incurring any such expenditure.
94.	Additional remuneration
If by arrangement with the Board any Director shall perform or render any special duties or services outside his or her ordinary duties as a Director and not in his or her capacity as a holder of employment or executive office, he or she may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine.
95.	Remuneration of executive Directors
The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him or her for his or her services as Director under these Articles.
96.	Pensions and other benefits
96.1
The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

(a)	the Company;
(b)	any company which is or was a holding company or a subsidiary undertaking of the Company;
(c)	any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or
(d)	a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company, and, in each case, for any member of his or her family (including a spouse or former spouse) and any person who is or was dependent on him or her.
96.2
The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 96.1 above. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his or her own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

97.	Powers of the Board
97.1
Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

97.2
No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

98.	Powers of Directors if less than minimum number
If the number of Directors is less than the minimum prescribed in Article 77 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his or her appointment unless he or she is reappointed during the annual general meeting.
99.	Powers of executive Directors
The Board or any committee authorised by the Board may:
(a)
delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.
100.	Delegation to committees
100.1
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors; and
(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.
100.2
The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

101.	Local management
101.1
The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

101.2
The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article 101 may be made, on such terms and conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board, and the Board may remove any person so appointed and may annul or vary all or any of such powers, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it.

101.3
Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

102.	Power of attorney
The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.
103.	Exercise of voting power
The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a Director or other officer or employee of such company or in favour of the payment of remuneration to the Directors, officers or employees of such company).
104.	Provision for employees on cessation of business
The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of Directors, former Directors or shadow Directors.
105.	Overseas registers
Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.
106.	Borrowing powers
Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to:
(a)	borrow money;
(b)	indemnify and guarantee;
(c)	mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;
(d)	create and issue debentures and other securities; and
(e)	give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
107.	Board meetings
107.1	The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.
107.2	A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director.
108.	Notice of Board meetings
108.1
Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or given in writing or by electronic means to him or her at his or her last known address or any other address given by him or her to the Company for that purpose.

108.2
A Director may waive the requirement that notice be given to him or her of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

109.	Quorum
109.1
The quorum necessary for the transaction of business shall be at least two persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

109.2
If a Director ceases to be a Director at a Board meeting, he or she can continue to be present and to act as a Director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110.	Chair
110.1
The Board may appoint one or more of its body as chair or joint chair and one or more of its body as deputy chair of its meetings and may determine the period for which he or she is or they are to hold office and may at any time remove him or her or them from office.

110.2
If no such chair or deputy chair is elected, or if at any meeting neither a chair nor a deputy chair is present within ten minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chair of such meeting. In the event two or more joint chairmen or, in the absence of a chair, two or more deputy chairs being present, the joint chair or deputy chair to act as chair of the meeting shall be decided by those Directors present.

111.	Voting
Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of that meeting shall have a second or casting vote (unless he or she is not entitled to vote on the resolution in question).
112.	Participation by telephone or other form of communication
112.1
Any Director or his or her alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting.

112.2	A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote.
112.3
A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

113.	Resolution in writing
113.1
A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

113.2	Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.
114.	Proceedings of committees
All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.
115.	Minutes of proceedings
115.1	The Board shall keep minutes of all meetings of members, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.
115.2
Any such minutes, if purporting to be signed by the chair of the meeting at which the proceedings were held or by the chair of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof.

116.	Validity of proceedings
All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his or her office.
117.	Transactions or other arrangements with the company
117.1
Subject to the Companies Acts and provided he or she has declared the nature and extent of his or her interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;
(b)
act by himself or herself or through his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director;

(c)
be or become a Director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

(d)
hold any office or place of profit with the Company (except as auditor) in conjunction with his or her office of Director for such period and upon such terms, including as to remuneration as the Board may decide.

117.2
A Director shall not, save as he or she may otherwise agree, be accountable to the Company for any benefit which he or she derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duty under section 176 of the Act.

118.	Authorisation of Directors’ conflicts of interest
118.1
The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching his or her duty under the Act to avoid conflicts of interest.

118.2
A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his or her interest in a conflict of interest as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

118.3	Any authorisation under this Article will be effective only if:
(a)
to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

(b)	any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and
(c)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director’s and any other interested Director’s vote is not counted.
118.4
Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)
provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

(c)	impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;
(d)
provide that, where the Interested Director obtains, or has obtained (through his or her involvement in the conflict of interest and otherwise than through his or her position as a Director) information that is confidential to a third party, he or she will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and

(e)
permit the Interested Director to absent himself or herself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

118.5
Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself or herself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

118.6
The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

118.7
A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he or she derives from or in connection with a relationship involving a conflict of interest which has been authorised by the Directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

118.8
If he or she has disclosed to the Board the nature and extent of his or her interest to the extent required by the Companies Acts, a Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he or she derives from or in connection with:

(a)	being a party to, or otherwise interested in, any transaction or arrangement with:
(i)	the Company or in which the Company is interested; or
(ii)	a body corporate in which the Company is interested;
(b)
acting (otherwise than as auditor) alone or through his or her organisation in a professional capacity for the Company (and he or she or that organisation is entitled to remuneration for professional services as if he or she were not a Director); or

(c)	being a director or other officer of, or employed by, or otherwise interested in any other body corporate in which the Company is interested.
118.9	A Director’s receipt of any remuneration or other benefit referred to in Articles 118.7 or 118.8 does not constitute an infringement of his or her duty under the Companies Acts.
118.10	A transaction or arrangement referred to in Articles 118.7 or 118.8 is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article.
119.	Directors’ permitted interests
119.1
A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which he or she has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following:

(a)
giving him or her any security, guarantee or indemnity for any money or any liability which he, she or any other person, has lent or obligations he or she or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

(b)
giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

(c)
a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he or she is a holder of shares, debentures or other securities, or if he or she takes part in the underwriting or sub-underwriting of the offer;

(d)
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives him or her benefits which are also generally given to employees to whom the arrangement relates;

(e)
any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a member of that company). This does not apply if he or she knows that he or she has a Relevant Interest;

(f)	a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and
(g)
a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates.

119.2
A Director cannot vote or be counted in the quorum on a resolution relating to his or her own appointment or the settlement or variation of the terms of his or her appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

119.3
Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his or her own appointment or the settlement or variation of the terms or the termination of his or her own appointment or the appointment of another Director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

119.4
A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) he or she is to his or her knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate Director, an interest of his or her appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise. Where a company in which a Director has a Relevant Interest is interested in a contract, he or she also shall be deemed interested in that contract.

119.5
If a question arises at a Board meeting about whether a Director (other than the chair of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he or she can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chair of the meeting. The chair’s ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director’s interests have not been fairly disclosed to the Directors. If the question arises about the chair of the meeting, the question must be directed to the Directors. The chair cannot vote on the question but can be counted in the quorum. The Directors’ resolution about the chair is final and conclusive, unless the nature and extent of the chair’s interests have not been fairly disclosed to the Directors.

120.	General
For the purposes of Articles 117 to 119 inclusive (which shall apply equally to alternate Directors):
120.1	An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.
120.2	A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract.
120.3	A conflict of interest includes a conflict of interest and duty and a conflict of duties.
120.4
Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 117 to 119 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 117 to 119.

121.	Power to authenticate documents
Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
122.	Use of seals
122.1	The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.
122.2
Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

122.3
The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires.

122.4
The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

123.	Declaration of dividends
Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.
124.	Interim dividends
124.1
Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

124.2
If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

124.3
The Board may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

125.	Calculation and currency of dividends
Except as provided otherwise by the rights attached to shares, all dividends:
(a)	shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;
(b)
shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

(c)	may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.
126.	Amounts due on shares can be deducted from dividends
The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.
127.	Dividends not in cash
The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:
(a)	issue fractional certificates (or ignore fractions);
(b)
fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the person entitled to the dividend.
128.	No interest on dividends
Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.
129.	Method of payment
129.1
The Company may pay any dividend, interest or other sum payable in respect of a share wholly or partly in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

129.2
The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.
129.3
Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

129.4	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share.
129.5
The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

129.6	In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify recipients, that:
(a)
one or more of the means described in this Article 129 will be used for payment and a recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Directors;

(b)	one or more of such means will be used for the payment unless a recipient elects otherwise in the manner prescribed by the Directors; or
(c)	one or more of such means will be used for the payment and that recipients will not be able to elect otherwise, the Board may for this purpose decide that different methods of payment may apply to different recipients or groups of recipients.
129.7
All cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money and the Company will not be responsible for a payment which is lost, rejected or delayed. The Company can rely on a receipt for a dividend or other money paid in relation to a share from any one of the joint recipients on behalf of all of them. The Company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made using a relevant system or inter-bank transfer or other electronic means.

129.8
Subject to the rights attaching to any shares, any dividends or other monies payable on or in respect of a share may be declared or paid in such currency or currencies and using such exchange rate or such date for determining the value or currency conversions as the Directors may determine.

130.	Uncashed dividends
If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he or she notifies the Company of an address to be used for the purpose. If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

131.	Unclaimed dividends
All dividends, interest or other sums payable and unclaimed for twelve months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for twelve years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.
132.	Scrip dividends
132.1
Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of shares (excluding any member holding shares as treasury shares) the right to elect to be issued with shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)
the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)
the entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the shares or depositary instruments representing such shares, on Nasdaq (or any other publication of a recognised investment exchange showing quotations for the Company’s shares), for the day on which the shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company’s auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)
no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

(d)
the Board shall, after determining the basis of allotment, notify the holders of shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of shares who have previously given election mandates in accordance with this Article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(e)
the Board may on any occasion decide that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as they shall in their absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or stock exchange in, any territory;

(f)
the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

(g)
the Board may exclude from any offer or make other arrangements in relation to any holders of shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(h)
unless the Board decides otherwise or the rules of a relevant system require otherwise, any new shares which a holder has elected to receive instead of cash in respect of some or all of his or her dividend will be:

(i)	shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and
(ii)	shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend;
(i)
the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any shares shall be binding on every successor in title to the holder;

(j)
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which an election has been duly made (elected shares) and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(k)
the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of shares under this Article;

(l)
the additional shares so allotted shall rank pari passu in all respects with each other and with the fully paid shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date;

(m)
the Board may terminate, suspend, or amend any offer of the right to elect to receive shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme; and

(n)
the Board may do all acts and things which they consider necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned.

133.	Capitalisation of reserves
133.1	The Board may, with the authority of an ordinary resolution of the Company:
(a)
subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

(b)
appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)
the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)
the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)
in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)
resolve that any shares so allotted to any member in respect of a holding by him or her of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)
make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:
(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or
(ii)
the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and
(f)	generally do all acts and things required to give effect to such resolution.
133.2
Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Act) or any similar scheme under which participation is extended to non-executive Directors or consultants providing services to the Company or any of its subsidiaries:

(a)
the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the Board may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 133.1(a) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly;

(b)
the Company has granted (or assumed liability to satisfy) rights to subscribe for shares (whether in the form of stock options, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights or otherwise) then the Board may, in connection with the issue of shares, capitalise any such profits or other sum as is mentioned in Article 133.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be issued in connection with such rights to subscribe and apply such amount in paying up such balance and allot shares fully paid accordingly; and
(c)	the provisions of Article 133.1(a) to (f) shall apply with the necessary alterations to this Article 133.2.
134.	Record dates
134.1
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

134.2
In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

135.	Inspection of records
No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he or she is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.
136.	Account to be sent to members
136.1
In respect of each financial year, a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report shall be sent or supplied to:

(a)	every member (whether or not entitled to receive notices of general meetings);
(b)	every holder of debentures (whether or not entitled to receive notice of general meetings); and
(c)	every other person who is entitle to receive notice of general meetings, not less than twenty-one clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.
136.2	This Article does not require copies of the documents to which it applies to be sent or supplied to:
(a)	a member or holder of debentures of whose address the Company is unaware; or
(b)	more than one of the joint holders of shares or debentures.
136.3
The Board may determine that persons entitled to receive a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than twenty-one days before the day that the relevant copies are being sent.

136.4
Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 136.1.

137.	Service of Notices
137.1	The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:
(a)	personally;
(b)	by sending it through the postal system addressed to the member at his, her or its registered address or by leaving it at that address addressed to the member;
(c)	through a relevant system, where the notice or document relates to uncertificated shares;
(d)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;
(e)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article; or
(f)	by any other means authorised in writing by the member.
137.2	In the case of joint holders of a share:
(a)
service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

(b)
anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

137.3
Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has (i) notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to him, her or it; or (ii) given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him, her or it, he, she or it shall be entitled to have notices served, sent or supplied to him or her at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

137.4
If on three consecutive occasions any notice, document or other information has been sent to any member at his, her or its registered address or his, her or its address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

137.5	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.
138.	Hard copy form
Any document, information or notice is validly sent or supplied by the Company in hard copy form if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:
(a)	to an address specified for the purpose by the intended recipient;
(b)	if the intended recipient is a company, to its registered office;

(c)	to the address shown in the Company’s Register;
(d)	to any address to which any provision of the Companies Acts authorises it to be sent or supplied; or
(e)	if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient.
139.	Electronic form
Any document, information or notice is validly sent or supplied by the Company in electronic form:
(a)	to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or
(b)	to a company that is deemed to have so agreed by the Companies Acts.
140.	Electronic means
Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:
(a)	to an address specified for the purpose by the intended recipient (generally or specifically); or
(b)	where the intended recipient is a company, to an address deemed by the Companies Acts to have been so specified.
141.	Website
Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:
(a)
the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him or her in that manner, or he or she is taken to have so agreed under Schedule 5 of the Act, and in either case he or she has not revoked that agreement;

(b)	the Company has notified the intended recipient of:
(i)	the presence of the document, information or notice on the website;
(ii)	the address of the website;
(iii)	the place on the website where it may be accessed;
(iv)	how to access the document, information or notice; and
(v)
any other information prescribed by the Companies Acts or any other provisions of law including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)
the document, information or notice is available on the website throughout the period specified by any applicable provision of the Companies Acts or, if no such period is specified, the period of twenty-eight days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person.

142.	Sending or supplying any document, information or notice by any other means
Any document, information or notice that is sent or supplied otherwise than in hard copy form or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.
143.	Presence at meeting evidence in itself of receipt of notice
A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

144.	Notice on person entitled by transmission
The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred. This shall apply whether or not the Company has notice of the death or bankruptcy or other event.
145.	Record date for service
Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.
146.	Evidence of service
146.1
Any notice, document or other information, addressed to a member at his, her or its registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

146.2
Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

146.3
Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends such notice, document or other information in hard copy form by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

146.4
Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

146.5
Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

147.	Notice when post not available
If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.
148.	Validation of documents in electronic form
148.1	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must:
(a)
incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Board may approve; or

(b)	be accompanied by such other evidence as the Board may require in order to be satisfied that the document is genuine.
148.2
The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 49 and 70.

149.	Winding up
If the Company is wound up and subject to the rights and restrictions attached to any share or classes of shares, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction(s), vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, she or it may with the like sanction determine. Where the liquidator divides or transfers any assets in pursuance of the powers in this Article 149, no member shall be compelled to accept any assets upon which there is a liability.
150.	Indemnity and insurance
150.1	In this Article:
(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;
(b)
a relevant officer means any Director or other officer or former Director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he or she is also a Director or other officer), to the extent he or she acts in his or her capacity as auditor); and

(c)
relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company.

150.2	Subject to Article 150.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:
(a)
each relevant officer shall be indemnified out of the Company’s assets against all relevant loss and in relation to the Company’s (or any associated company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act), including any liability incurred by him or her in defending any civil or criminal proceedings, in which judgment is given in his or her favour or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part or in connection with any application in which the court grants him or her, in his or her capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

(b)
the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him or her in connection with any proceedings or application referred to in Article 150.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

150.3	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.
150.4	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.
150.5
Where a relevant officer is indemnified against a liability in accordance with this Article, the indemnity extends to each cost, charge, loss, expense and liability incurred by him or her in relation to that liability.

151.	Exclusive jurisdiction
151.1
Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall be the exclusive forum for the resolution of:

(a)	any derivative action or proceeding brought on behalf of the Company;
(b)	any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company;
(c)	any action or proceeding asserting a claim arising out of any provision of the Companies Acts or these Articles; or
(d)	any action or proceeding asserting a claim or otherwise related to the affairs of the Company.
151.2
Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

151.3	Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this Article 151.

IMMUNOCORE

The Chairman of Immunocore Holdings plc invites you to attend the Annual General Meeting of the Company to be held at **the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ** on **23 May 2024** at **2.30 pm London Time (9.30 am Eastern Daylight Time)**.

If you would prefer to participate online, please visit: **meetnow.global/IHCAGM2024**.
For further information on online participation, please see overleaf.

MR SAM SAMPLE
DESIGNATION (IF ANY)
MR JOINT HOLDER 1
ADD1
ADD2
ADD3
ADD4

000001

SG350

Shareholder Reference Number

C1234567890

Please detach this portion before posting this proxy form.

Form of Proxy - Annual General Meeting to be held on 23 May 2024

Cast your Proxy online**...It's fast, easy and secure!**

www.investorcentre.co.uk/eproxy **Control Number:** 919020 **SRN:** C1234567890 **PIN:** 1234

You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown above and agree to certain terms and conditions.

View the Annual Report online: **https://ir.immunocore.com/financials-filings/annual-reports**

Register at **www.investorcentre.co.uk** - manage your shareholding online, the easy way!

To be effective, all proxy appointments must be lodged with the Company's Registrars at:
Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 21 May 2024 at 2.30 pm London Time (9.30 am Eastern Daylight Time).

Explanatory Notes:

1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes).
2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 703 0387 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope.
3. The 'Abstain' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Abstain' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.
4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.
5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via a designated voting platform www.proxymity.io. or CREST system, (CREST messages must be received by the issuer's agent, ID number 3RA50 not later than 48 hours before the time appointed for holding the meeting) any such messages must be received by the issuer's agent prior to the specified deadline within the relevant system. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the relevant designated voting platform) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent via a designated voting platform in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 703 0387 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service.
7. Any alterations made to this form should be initialled.
8. The completion and return of this form will not preclude a member from attending the meeting and voting in person.

Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

All Named Holders

MR A SAMPLE
<Designation>
ADDITIONAL HOLDER 1
ADDITIONAL HOLDER 2
ADDITIONAL HOLDER 3
ADDITIONAL HOLDER 4

00000XXX/000000/000000 12WZFB D01

ATTENDING THE AGM BY ELECTRONIC MEANS

This year we will be conducting a hybrid meeting, giving you the opportunity to attend the meeting in-person or to participate online, using your smartphone, tablet or computer.

If you choose to participate online you will be able to view a live webcast of the meeting, ask questions and submit your votes in real time.

Visit: meetnow.global/IHCAGM2024

This link will be active from 2:15pm BST (9.15am EDT) on 23rd May 2024.

You will need your Shareholder Reference Number and PIN shown below to login to the meeting.

Shareholder Reference Number: C0000000000
PIN: 1245

Note: For best Web Browser experience, please use the latest version of Chrome, Firefox, Edge or Safari. Internet Explorer is not supported.

Form of Proxy

Please complete this box only if you wish to appoint a third party proxy other than the Chairman.
Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).

*

C1234567890

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Immunocore Holdings plc to be held at **the offices of Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ** on **23 May 2024** at **2.30 pm**, and at any adjourned meeting.

*** For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).**

☐ Please mark here to indicate that this proxy appointment is one of multiple appointments being made.

Please use a **black** pen. Mark with an **X** inside the box as shown in this example. ☒

Ordinary Resolutions

I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Signature

Date

DD / MM / YY

In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).

WKF2128 03 IHC

00000XXX/000000/000000 12WZFB D01